Filed Pursuant to Rule 424(b)(2)
Registration No. 333-232144

Underlying Supplement to the Prospectus dated August 1, 2019 and the Prospectus Supplement dated August 1, 2019

BARCLAYS BANK PLC GLOBAL MEDIUM-TERM NOTES, SERIES A UNIVERSAL WARRANTS

Barclays Bank PLC may, from time to time, offer and sell certain debt securities (the “notes”), as part of our Global Medium-Term Notes, Series A, and our universal warrants (the “warrants” and together with the notes, the “securities”), linked to one or more indices or exchange-traded funds.

This prospectus supplement, which we refer to as an “underlying supplement,” describes potential indices and exchange-traded funds to which the securities may be linked. This underlying supplement supplements the disclosure in any pricing supplement that may reference it, any applicable product supplement, the accompanying prospectus supplement and prospectus. A pricing supplement will describe terms that apply to specific issuances of the securities and may include updates or other modifications to the description of any relevant index or exchange-traded fund contained in this underlying supplement. You should read this underlying supplement, the related prospectus supplement dated August 1, 2019, the related prospectus dated August 1, 2019, any applicable product supplement and the applicable pricing supplement carefully before you invest. If the applicable pricing supplement is inconsistent with this underlying supplement, the applicable pricing supplement will control. Information that we indicate in this underlying supplement will or may be provided in a pricing supplement may instead be provided in a product supplement or a free writing prospectus.

This underlying supplement describes only select indices and exchange-traded funds to which the applicable securities may be linked. We do not guarantee that we will offer securities linked to any of the indices or exchange-traded funds described herein. In addition, we may offer securities linked to one or more indices or exchange-traded funds that are not described herein. In such an event, we will describe any such additional indices or exchange-traded funds in the applicable pricing supplement or in any applicable product supplement.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page US-1 of this underlying supplement and on page S-7 of the accompanying prospectus supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to subscribe for the securities as our agent. We may also issue securities to any agent as principal for its own account at prices to be agreed upon at the time of subscription. The agents may resell any securities they subscribe for as principal for their own accounts at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may also use this underlying supplement, the prospectus, the prospectus supplement, the applicable pricing supplement and any applicable product supplement in connection with offers and sales of the securities in market-making.

August 1, 2019

UNDERLYING SUPPLEMENT

PROSPECTUS SUPPLEMENT

Page

SUMMARY	S-1
RISK FACTORS	S-7
U.K. BAIL-IN POWER	S-38
TERMS OF THE NOTES	S-41
INTEREST MECHANICS	S-50
TERMS OF THE WARRANTS	S-53
REFERENCE ASSETS	S-60
BENEFIT PLAN INVESTOR CONSIDERATIONS	S-97
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	S-99
USE OF PROCEEDS AND HEDGING	S-108
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	S-109
VALIDITY OF SECURITIES	S-129

i

PROSPECTUS

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Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this underlying supplement, the prospectus supplement, the prospectus, the pricing supplement and any applicable product supplement and the offer or sale of the securities in certain other jurisdictions may be restricted by law. Persons who come into possession of this underlying supplement, the prospectus supplement, the prospectus, the pricing supplement and any applicable product supplement or any security must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the securities.

THE SECURITIES

The notes are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the senior debt indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York Mellon, as trustee, from time to time. The warrants are part of a series of warrants entitled “Universal Warrants” (the “universal warrants”) that we may issue under either the warrant indenture to be entered into between Barclays Bank PLC and The Bank of New York Mellon, as trustee, or a warrant agreement to be entered into between Barclays Bank PLC and the applicable warrant agent, from time to time.

RISK FACTORS

You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration with your advisors of the suitability of the securities in light of your particular financial circumstances and the other information included or incorporated by reference in this underlying supplement, the applicable pricing supplement, the prospectus supplement, the prospectus and any applicable product supplement. See “Risk Factors” beginning on page S-7 of the accompanying prospectus supplement for risks relating to the securities. In addition, the applicable pricing supplement will set forth additional risks relating to the particular issuance of securities including any additional risks related to any index or exchange-traded fund to which your securities are linked.

INDICES

THE BARCLAYS TRAILBLAZER SECTORS 5 INDEX

Overview

The Barclays Trailblazer Sectors 5 Index (the “Trailblazer Index”) is a rules-based proprietary index created and owned by Barclays Bank PLC. The Trailblazer Index is operated by Barclays Index Administration, an independent index administration function within Barclays Bank PLC (in such capacity, the “Trailblazer Index Sponsor”). The Trailblazer Index Sponsor has appointed a third party, Bloomberg Index Services Limited (formerly known as Barclays Risk Analytics and Index Solutions Limited) (together with any successor thereto, the “Trailblazer Index Calculation Agent”), to calculate and maintain the Trailblazer Index. While the Trailblazer Index Sponsor is responsible for the operation of the Trailblazer Index, certain aspects have thus been outsourced to the Trailblazer Index Calculation Agent. The Trailblazer Index is reported by Bloomberg under the ticker symbol “BXIITBZ5.”

The Trailblazer Index was launched on July 5, 2016. The Trailblazer Index tracks a dynamic notional portfolio selected from a universe of 13 exchange-traded funds that provide exposure to U.S. equity sectors or fixed-income assets (each, an “Index Component” and collectively, the “Index Components”), while targeting a portfolio volatility of 5.00% (the “Target Volatility”). On a daily basis, the notional financing cost described below is deducted from each Index Component and an index fee of 0.85% per annum is deducted from the Trailblazer Index.

The portfolio tracked by the Trailblazer Index is determined by in part drawing upon certain concepts from the “modern portfolio theory” approach to asset allocation. Generally, modern portfolio theory holds that an optimal investment portfolio is one that maximizes expected return for any given level of risk, where “risk” is measured by the expected volatility of the portfolio. The Trailblazer Index draws upon these ideas, in some cases with modifications, by seeking to track a portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, subject to certain weighting constraints and other conditions described below, without the portfolio volatility exceeding the Target Volatility of 5.00%.

The “Index Portfolio” on any Index Business Day (as defined below) is the hypothetical investment portfolio of Index Components and cash used to calculate the return of the Trailblazer Index on that Index Business Day. The Index Portfolio on each Index Business Day will be the Index Portfolio from the immediately preceding Index Business Day, except on an Index Business Day on which the Trailblazer Index is rebalanced. On an Index Business Day on which the Trailblazer Index is rebalanced, the Index Portfolio will consist of the Rebalance Portfolio (as defined below) as of the immediately preceding Index Business Day and, if the aggregate weight of the Rebalance Portfolio does not equal 100.00%, a cash position that will earn no return.

The Trailblazer Index is not rebalanced according to a predetermined schedule. Instead, the Trailblazer Index is monitored daily and rebalanced only when a rebalancing has been triggered. As described in more detail under “Index Portfolio Rebalancing” below, the Trailblazer Index will be rebalanced on any Index Business Day if the composition of the Index Portfolio on the immediately preceding Index Business Day is not within specified tolerances of the composition of the Optimized Portfolio (as defined below) on the immediately preceding Index Business Day or if the volatility of the Index Portfolio or any Index Component as of the immediately preceding Index Business Day falls outside specified parameters.

The Optimized Portfolio and the Rebalance Portfolio are determined on the same basis, except that the Rebalance Portfolio includes an additional constraint to prevent an increase or decrease of more than 25 percentage points in the weight of any Index Component in connection with a rebalancing.

•	The Optimized Portfolio on any Index Business Day is the portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, without the Portfolio Volatility (as defined under “Portfolio Volatility” below) of that portfolio exceeding the Target Volatility of 5.00%, where the weight of each Index Component and the aggregate weight of that portfolio are each greater than or equal to 0.00% and less than or equal to 100.00%. The Optimized Portfolio is never used to calculate the level of the Trailblazer Index but instead is used to determine whether a rebalancing of the Trailblazer Index has been triggered.

•	The Rebalance Portfolio on any Index Business Day is, like the Optimized Portfolio, the portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%, where the weight of each Index Component and the aggregate weight of that portfolio are each greater than or equal to 0.00% and less than or equal to 100.00%, but with the further constraint that the weight of each Index Component in the Rebalance Portfolio must be within 25 percentage points of the weight of that Index Component in the existing Index Portfolio on that Index Business Day. The Rebalance Portfolio reflects the portfolio of Index Components that will be included in the Index Portfolio upon a rebalancing.

To determine the compositions of the Optimized Portfolio and the Rebalance Portfolio, the Trailblazer Index must determine which hypothetical investment portfolio constructed from the Index Components with an expected risk represented by the Target Volatility of 5.00% has the highest expected return on the relevant Index Business Day, subject to the relevant constraints set forth above. Modern portfolio theory prescribes a method for constructing an optimal investment portfolio assuming that the expected returns and risk of the available assets, and the expected degree of correlation among their returns, are known, but modern portfolio theory does not prescribe how to determine expected returns, risk or correlation. Therefore, any investment methodology that seeks to implement concepts drawn from modern portfolio theory must employ its own method of determining expected returns, risk and correlation.

The expected risk (i.e., volatility) of a portfolio depends on the expected volatility of each of the assets included in that portfolio and on the expected degree of correlation among the returns of those assets. Therefore, to determine the expected volatility of any portfolio, the Trailblazer Index requires measures of both the expected volatility of each Index Component and the expected degrees of correlation among their returns. The Trailblazer Index approximates the expected volatility of the Index Components, and the expected degree of correlation among their returns, by referencing historical volatility and correlation. These historical measures are based on the daily returns of the Index Components and are determined using calculations that give greater weight to more recent returns, as described under “Index Component Volatility and Correlation” below.

The expected return of any portfolio reflects the expected returns of the assets that make up that portfolio and can be calculated as the weighted average of the expected returns of those assets. Therefore, the Trailblazer Index also requires a measurement of the expected returns of the Index Components in order to determine the expected return of any portfolio constructed from the Index Components.

For this purpose, the Trailblazer Index operates under the assumption that taking on greater risk (i.e., volatility) provides for potentially greater returns than taking on less risk. Specifically, the Trailblazer Index assumes that there is a relationship between expected volatility and expected returns and that this relationship is the same for each of the Index Components. In other words, the Trailblazer Index assumes that the risk-adjusted returns of the Index Components are the same. By assuming a direct relationship between expected volatility and expected return, the Trailblazer Index is able to use expected volatility as a proxy for expected return. For this purpose, the Trailblazer Index approximates the expected volatility of the Index Components by referencing historical volatility.

Accordingly, for purposes of the Trailblazer Index, and given the assumptions described above, the portfolio with the highest expected return that satisfies the relevant constraints will be the portfolio with the highest weighted-average Index Component volatility (because volatility is used as a proxy for expected return), without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%.

The Trailblazer Index is an excess return index. Accordingly, each Index Component is calculated on an excess-return basis, which means that the value of each Index Component for purposes of the Trailblazer Index reflects the reinvestment of distributions and the deduction of a notional financing cost equal to the Cash Rate. The “Cash Rate” accrues at the rate equal to the ICE LIBOR USD 3 Month rate (Bloomberg Code: US0003M Index). LIBOR (the London Interbank Offered Rate) reflects the rate at which banks lend the specified currency to each other for the relevant period in the London interbank market.

The Trailblazer Index is calculated based on the value of the Index Components and cash included in the Index Portfolio, after taking into account the notional exposure of the Trailblazer Index to the Index Portfolio, as described below, minus the index fee of 0.85% per annum. The amount deducted as a result of the index fee is not affected by the composition of the Index Portfolio or the notional exposure of the Trailblazer Index to the Index Portfolio.

Accordingly, the index fee is not reduced when a portion of the Index Portfolio is allocated to the cash position or when the Trailblazer Index is partially uninvested.

In addition to targeting the Target Volatility in the rebalancing process described above, the Trailblazer Index also adjusts its notional exposure to the Index Portfolio in an attempt to maintain a volatility for the Trailblazer Index approximately equal to the Target Volatility of 5.00%, subject to a maximum exposure of 150.00% and a minimum exposure of 0.00%. We refer to the notional exposure that the Trailblazer Index has to the performance of the Index Portfolio on any Index Business Day as the “Capped Participation” on that Index Business Day. If the Capped Participation is less than 100.00% on any Index Business Day, the difference will be notionally uninvested and will earn no return. For more details, see “Capped Participation” below.

The Trailblazer Index Sponsor publishes the level of the Trailblazer Index (the “Index Level”) on each Index Business Day as soon as reasonably practical following its calculation, subject to Index Market Disruption Events and Index Adjustment Events, both as described below.

An “Index Business Day” is any day on which the New York Stock Exchange is open for trading during its regular trading session, notwithstanding the New York Stock Exchange closing prior to its scheduled weekday closing time.

The Trailblazer Index is a “notional” or “synthetic” portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Trailblazer Index merely references certain assets, the performance of which will be used in determining the composition of the Trailblazer Index and calculating the Trailblazer Index in accordance with the Trailblazer Index methodology.

Barclays Trailblazer Sectors 5 Index Components

The table below sets forth the Index Components and, for each Index Component, the asset class, the ticker symbol, the Trailblazer Index currently tracked by that Index Component (each, an “Underlying Index” and, collectively, the “Underlying Indices”), the Excess Return Index Component Base Date and the Index Component Base Date. For additional information about each Index Component, see “Background on the Index Components” below.

Asset Class	Index Component	Ticker	Underlying Index	Excess Return Index Component Base Date	Index Component Base Date
Equity Sectors	Materials Select Sector SPDR® Fund	XLB UP	Materials Select Sector Index	12/22/1998	12/22/1998
	Energy Select Sector SPDR® Fund	XLE UP	Energy Select Sector Index	12/22/1998	12/22/1998
	Financial Select Sector SPDR® Fund	XLF UP	Financial Select Sector Index	12/22/1998	12/22/1998
	Industrial Select Sector SPDR® Fund	XLI UP	Industrial Select Sector Index	12/22/1998	12/22/1998
	Technology Select Sector SPDR® Fund	XLK UP	Technology Select Sector Index	12/22/1998	12/22/1998
	Consumer Staples Select Sector SPDR® Fund	XLP UP	Consumer Staples Select Sector Index	12/22/1998	12/22/1998
	Utilities Select Sector SPDR® Fund	XLU UP	Utilities Select Sector Index	12/22/1998	12/22/1998
	Health Care Select Sector SPDR® Fund	XLV UP	Health Care Select Sector Index	12/22/1998	12/22/1998
	Consumer Discretionary Select Sector SPDR® Fund	XLY UP	Consumer Discretionary Select Sector Index	12/22/1998	12/22/1998
	iShares® U.S. Real Estate ETF	IYR UP	Dow Jones U.S. Real Estate Index	6/19/2000	6/19/2000
Fixed Income	iShares® 20+ Year Treasury Bond ETF	TLT UQ	ICE U.S. Treasury 20+ Year Bond Index	2/28/1994	7/26/2002
	iShares® MBS ETF	MBB UQ	Bloomberg Barclays U.S. MBS Index	12/30/1988	3/16/2007
	iShares® iBoxx $ High Yield Corporate Bond ETF	HYG UP	Markit iBoxx USD Liquid High Yield Index	12/19/2001	4/11/2007

Excess Return Index Component Levels

The Trailblazer Index is an excess return index. Accordingly, the value of each Index Component for purposes of the Trailblazer Index reflects the price of that Index Component, plus the reinvestment of that Index Component’s distributions, minus a notional financing cost equal to the Cash Rate, which is the ICE LIBOR USD 3 Month rate. We refer to this value, with respect to each Index Component, as the “Excess Return Index Component Level” of that Index Component.

The Excess Return Index Component Level of each Index Component was set equal to 100.0000 on the Excess Return Index Component Base Date for that Index Component. In order to calculate the Excess Return Index Component Level on any subsequent Index Business Day, the Trailblazer Index Sponsor must first calculate the Total Return Index Component Level (i.e., the value of the Index Component with distributions reinvested, as defined below) on that Index Business Day. The Trailblazer Index Sponsor then calculates the Excess Return Index Component Level on that Index Business Day by adjusting the Excess Return Index Component Level on the immediately preceding Index Business Day to reflect (a) the return of the Total Return Index Component Level from the immediately preceding Index Business Day to the current Index Business Day and (b) the deduction of the notional financing cost equal to the Cash Rate that has accrued since the immediately preceding Index Business Day, calculated based on the number of calendar days from but excluding the immediately preceding Index Business Day to and including the current Index Business Day divided by 360. If the Cash Rate is not available on any Index Business Day, the latest available Cash Rate will be used.

The “Total Return Index Component Level” of each Index Component was set equal to 100.0000 on the Index Component Base Date for that Index Component. On any subsequent Scheduled Trading Day, the Trailblazer Index Sponsor calculates the Total Return Index Component Level of an Index Component by adjusting the Total Return Index Component Level of that Index Component on the immediately preceding Scheduled Trading Day to reflect the return of the Valuation Price of that Index Component from the immediately preceding Scheduled Trading Day to the current Scheduled Trading Day, where any distribution receivable from that Index Component is hypothetically reinvested in additional units of that Index Component on the Index Business Day immediately preceding the relevant ex-distribution date. If the Valuation Price of an Index Component is not available on any ex-distribution date, the relevant distribution will be hypothetically reinvested on the immediately following Scheduled Trading Day on which the Valuation Price of that Index Component is available. If the Total Return Index Component Level is not available on the immediately preceding Scheduled Trading Day, the most recent available Total Return Index Component Level will be used for purposes of calculating the Total Return Index Component Level. In the event of a share split, the Valuation Price of the relevant Index Component will be adjusted to account for the impact of that share split for purposes of calculating the Total Return Index Component Level.

The “Valuation Price” means, with respect to an Index Component on any Scheduled Trading Day, the official closing price or value of that Index Component on the primary exchange or quotation system on which that Index Component is traded on that Scheduled Trading Day, as determined by the Trailblazer Index Sponsor. If an Index Component does not have an official closing price or value available on the primary exchange or quotation system on any Scheduled Trading Day, the most recent available Valuation Price will be used on that Scheduled Trading Day. If there is a change in the primary exchange or quotation system, the new primary exchange or quotation system will be used from the first Scheduled Trading Day when there is one previous Valuation Price available from that primary exchange or quotation system.

The Valuation Price for each Index Component will be determined by the Trailblazer Index Sponsor by reference to the Data Source. The “Data Source” is Bloomberg, provided that, if the Trailblazer Index Sponsor is not able to find the relevant information from Bloomberg, the Data Source will be FactSet; provided further that, if the Trailblazer Index Sponsor is not able to find the relevant information from FactSet, the Trailblazer Index Sponsor will look for alternative information sources, including company websites, exchange notices or any other alternative generally available information sources, and any such information source will constitute the Data Source for the purposes of the Trailblazer Index.

“Scheduled Trading Day” means, with respect to an Index Component, any day on which the relevant Exchange and, if applicable, each Related Exchange for that Index Component is scheduled to be open for trading for its regular trading sessions.

“Exchange” with respect to an Index Component, the principal exchange on which that Index Component is listed for trading.

“Related Exchange” means, in respect of an Index Component, each exchange or quotation system where trading has a material effect (as determined by the Trailblazer Index Sponsor) on the overall market for futures or options contracts relating to that Index Component or any Underlying Asset of that Index Component.

“Underlying Asset” means, with respect to an Index Component, each share, bond, commodity, futures or options contract or other asset and/or component securities composing that Index Component.

Cash Level

If the Index Portfolio’s exposure to the Index Components is not 100.00%, the Index Portfolio will allocate exposure to a cash position so that the total exposure to the Index Components and the cash position will be 100.00%. The value of the cash position is represented by the “Cash Level,” which is equal to 100.0000 on each Index Business Day. Accordingly, the cash position will earn no return.

Index Component Volatility and Correlation

The historical volatility of an Index Component as of an Index Business Day is calculated based on an exponentially weighted average of the daily returns of the Excess Return Index Component Level of that Index Component over the historical period from the Excess Return Index Component Base Date of that Index Component to the current Index Business Day, which we refer to as the “Look-Back Period.” Similarly, the historical correlation of any two Index Components as of an Index Business Day is calculated based on an exponentially weighted average of the products of the daily returns of the Excess Return Index Component Levels of those Index Components, adjusted for the volatility of each Index Component, over the shorter of the Look-Back Periods for the two Index Components. For this purpose, the historical volatility of each Index Component is a statistical measurement of the degree of variability of the exponentially weighted daily returns of the Excess Return Index Component Level of that Index Component over the Look-Back Period, and the historical correlation among the Index Components is a statistical measurement of the degree to which the exponentially weighted daily returns of the Index Components moved together during the Look-Back Period and whether they moved in the same or opposite direction. Limited by the available price history of each Index Component, the daily return of an Index Component on any day prior to and including the Excess Return Index Component Base Date for such Index Component set forth in the table above is assumed to be zero for purposes of any calculation derived from such daily return.

An exponentially weighted average is a type of weighted average that gives exponentially greater weight to more recent daily returns, as illustrated in the chart below. As a result, more recent daily returns will have a greater effect on the measured historical volatility and correlation than less recent daily returns. The degree to which more recent daily returns have a greater effect than less recent daily returns is dictated by the “half-life” used in the calculation of historical volatility or correlation. For example, if the half-life is 63, in calculating the historical volatility or correlation, the aggregate weight assigned to the most recent 63 daily returns will be 50.00%, and the aggregate weight assigned to all prior daily returns will be 50.00%. In addition, the aggregate weight assigned to each subsequent group of 63 daily returns, including daily returns on days prior to and including the Excess Return Index Component Base Date, will be half of the aggregate weight assigned to the preceding group of 63 daily returns, as illustrated in the chart below.

The chart below illustrates the effect of the exponential weighting described above for a half-life of 63 over the most recent 252 daily returns, which represents the final year of the Look-Back Period. For each daily return shown, the chart indicates the percentage weight that will be given to that daily return in calculating the exponentially weighted average of the relevant Index Component’s daily returns over the Look-Back Period. For example, the most recent daily return has a weight of approximately 1.094% in calculating the exponentially weighted average. The next most recent daily return has a slightly smaller percentage weight than the percentage weight given to the most recent daily return, and each subsequent earlier daily return has a progressively smaller percentage weight. As the chart illustrates, the most recent daily returns have a significantly greater weight than less recent daily returns in determining the exponentially weighted average.

On each Index Business Day, the Trailblazer Index Sponsor calculates the volatility of each Index Component with half-lives of 21 and 63 and the correlation for each pair of Index Components with half-lives of 63, 126 and

252. We refer to the volatility of an Index Component calculated with respect to each half-life as an “Index Component Volatility Measure,” and we refer to the correlation of two Index Components calculated with respect to each half-life as an “Index Component Correlation Measure.”

Portfolio Volatility

The historical volatility of a portfolio on any Index Business Day is determined based on the weight and historical volatility of each of the Index Components that make up that portfolio on that Index Business Day, as well as the degree of historical correlation among those Index Components. A portfolio with a lower degree of correlation among its assets will have a lower volatility than a portfolio with a higher degree of correlation among its assets if the volatilities and weights of the individual assets are the same. This is because the daily returns of assets with a lower degree of correlation will offset each other to a greater extent than the daily returns of assets with a higher degree of correlation, resulting in less variability in portfolio returns for a portfolio composed of assets with a lower degree of correlation and more variability in portfolio returns for a portfolio composed of assets with a higher degree of correlation.

On each Index Business Day, the Trailblazer Index Sponsor calculates the volatility of each relevant portfolio (e.g., the Index Portfolio and the portfolios referenced in determining whether and how the Trailblazer Index will be rebalanced) using each combination of Index Component Volatility Measures and Index Component Correlation Measures, resulting in six different measures of the volatility of that portfolio (each, a “Portfolio Volatility Measure”). For example, the volatility of a portfolio calculated using Index Component Volatility Measures with a half-life of 21 and Index Component Correlation Measures with a half-life of 63 represents one of the six Portfolio Volatility Measures for that portfolio. Referencing the highest of six measures of portfolio volatility allows the Trailblazer Index to better capture any recent increases in the volatility or correlation of the Index Components and lessen the impact of any recent decreases in the volatility or correlation of the Index Components. We refer to the highest of the Portfolio Volatility Measures of a portfolio as the “Portfolio Volatility” of that portfolio.

Valuation and Composition of the Index Portfolio

The value of the Index Portfolio (the “Index Portfolio Level”) reflects the value of the Index Components and cash notionally included in the Index Portfolio on that Index Business Day. The Index Portfolio Level was set equal to 100.0000 on December 20, 2002 (the “Index Portfolio Base Date”). On any subsequent Index Business Day, the Index Portfolio Level is equal to:

•	the sum of the products, for each Index Component, of the number of units of that Index Component notionally included in the Index Portfolio on that Index Business Day (the “Index Component Units” of that Index Component) and the Excess Return Index Component Level of that Index Component on that Index Business Day; plus

•	the product of the number of units of cash notionally included in the Index Portfolio on that Index Business Day (the “Cash Units”) and the Cash Level.

The Index Component Units of each Index Component and the Cash Units notionally included in the Index Portfolio on each Index Business Day will be the Index Component Units of that Index Component and the Cash Units, respectively, notionally included in Index Portfolio on the immediately preceding Index Business Day, except on an Index Business Day on which the Trailblazer Index is rebalanced (each, an “Index Rebalancing Date”). On an Index Rebalancing Date, the Index Component Units of each Index Component will be set to reflect the composition of the Rebalance Portfolio on the immediately preceding Index Business Day (the “Index Selection Date”) and, if the aggregate weight of the Rebalance Portfolio does not equal 100.00%, the Index Portfolio will allocate exposure to Cash Units so that the aggregate weight of the Index Components and the cash position will be 100.00%:

•	the Index Component Units of each Index Component notionally included in the Index Portfolio on an Index Rebalancing Date will be equal to the product of (a) the weight of that Index Component in the Rebalance Portfolio on the corresponding Index Selection Date and (b) the quotient of the Index Portfolio Level on that Index Selection Date divided by the Excess Return Index Component Level of that Index Component on that Index Selection Date; and

•	the Cash Units notionally included in the Index Portfolio on an Index Rebalancing Date will be equal to (a) the Cash Units on the immediately preceding Index Business Day, plus (b) the number of units of cash corresponding to the value of the units of any Index Component removed from the Index Portfolio on that Index Rebalancing Date, minus (c) the number of units of cash corresponding to the value of the units of any Index Component added to the Index Portfolio on that Index Rebalancing Date.

For this purpose, the number of units of cash corresponding to the value of the units of any Index Component added to or removed from the Index Portfolio will equal, for each such Index Component, the quotient of (a) the product of the number of units of that Index Component being added to or removed from the Index Portfolio and the Excess Return Index Component Level of that Index Component as of that Index Rebalancing Date, divided by (b) the Cash Level that Index Rebalancing Date.

The weight of any Index Component notionally included in the Index Portfolio on any Index Business Day (the “Effective Weight” of that Index Component) is equal to the quotient of (a) the product of the Index Component Units of that Index Component as of that Index Business Day and the Excess Return Index Component Level of that Index Component on that Index Business Day, divided by (b) the Index Portfolio Level on that Index Business Day.

Index Portfolio Rebalancing

The Trailblazer Index is not rebalanced according to a predetermined schedule. Instead, the Trailblazer Index is rebalanced only when a rebalancing has been triggered. A rebalancing will be triggered and the Trailblazer Index will be rebalanced on any Index Business Day if the composition of the Index Portfolio on the immediately preceding Index Business Day is not within specified tolerances of the composition of the Optimized Portfolio on the immediately preceding Index Business Day or if the volatility of the Index Portfolio or any Index Component as of the immediately preceding Index Business Day falls outside specified parameters.

More specifically, the Trailblazer Index will be rebalanced on any Index Business Day if any of the following occurs:

•	the sum of the Effective Weights of the Index Components representing U.S. equity sectors in the Index Portfolio on the immediately preceding Index Business Day is above or below the sum of the weights of those Index Components in the Optimized Portfolio on the immediately preceding Index Business Day by 10.00% or more;

•	the sum of the Effective Weights of the Index Components representing fixed-income assets in the Index Portfolio on the immediately preceding Index Business Day is above or below the sum of the weights of those Index Components in the Optimized Portfolio on the immediately preceding Index Business Day by 10.00% or more;

•	the Portfolio Volatility of the Index Portfolio on the immediately preceding Index Business Day is above the Target Volatility of 5.00% by more than 1.00%; or

•	either of the Index Component Volatility Measures of any Index Component on the immediately preceding Index Business Day is more than 5.00% above or below the corresponding Index Component Volatility of that Index Component on the Index Business Day immediately preceding the Trailblazer Index Business day on which the Trailblazer Index was last rebalanced.

Optimized Portfolio and Rebalance Portfolio

The Optimized Portfolio and the Rebalance Portfolio are determined on the same basis, except that the Rebalance Portfolio includes an additional constraint to prevent an increase or decrease of more than 25 percentage points in the weight of any Index Component in connection with a rebalancing:

•	the “Optimized Portfolio” on any Index Business Day is the portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%, where the weight of each Index Component and the aggregate weight of that portfolio are each greater than or equal to 0.00% and less than or equal to 100.00%; and

•	the “Rebalance Portfolio” on any Index Business Day is, like the Optimized Portfolio, the portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%, where the weight of each Index Component and the aggregate weight of that portfolio are each greater than or equal to 0.00% and less than or equal to 100.00%, but with the further constraint that the weight of each Index Component in the Rebalance Portfolio must be within 25 percentage points of the Effective Weight of that Index Component on that Index Business Day.

The expected return of any portfolio reflects the expected returns of the assets that make up that portfolio and can be calculated as the weighted average of the expected returns of those assets. As described above, the Trailblazer Index uses expected volatility as a proxy for expected return, and the Trailblazer Index approximates the expected volatility of the Index Components by referencing historical volatility.

Accordingly, for purposes of the Trailblazer Index, and given the assumptions described above, the portfolio with the highest expected return that satisfies the relevant constraints will be the portfolio with the highest weighted-average Index Component volatility (because volatility is used as a proxy for expected return), without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%. The Trailblazer Index Sponsor calculates the weighted-average volatility of the Index Components in any given portfolio on any Index Business Day as the sum of the products, for each Index Component, of (a) the weight of that Index Component in that portfolio and (b) the greater of the Index Component Volatility Measures of that Index Component on that Index Business Day.

Capped Participation

The Trailblazer Index adjusts its notional exposure to the Index Portfolio (also referred to as the Capped Participation of the Trailblazer Index to the Index Portfolio) in an attempt to maintain a volatility for the Trailblazer Index approximately equal to the Target Volatility of 5.00%, subject to a maximum exposure of 150.00% and a minimum exposure of 0.00%. If the Capped Participation is less than 100.00% on any Index Business Day, the difference will be notionally uninvested and will earn no return. For this purpose, the volatility of the Index Portfolio is calculated based on an exponentially weighted average of the daily returns of the Index Portfolio over the historical period from the Index Portfolio Base Date to the current Index Business Day, calculated with a half-life of 21 (the “Index Portfolio Volatility”).

The Trailblazer Index will adjust its Capped Participation on any given Index Business Day only if the change in the exposure from the immediately preceding Index Business Day would exceed a “volatility buffer” of 10.00%. Accordingly, the Trailblazer Index Sponsor calculates the Indicated Participation on each Index Business Day and compares it to the Capped Participation on the immediately preceding Index Business Day. If the Indicated Participation on the current Index Business Day is more than 10.00% above or below the Capped Participation on the immediately preceding Index Business Day, the Capped Participation on the current Index Business Day will equal that Indicated Participation (subject to a maximum of 150.00% and a minimum of 0.00%, as described in the previous paragraph); otherwise, the Capped Participation on the current Index Business Day will equal the Capped Participation on the immediately preceding Index Business Day. For example, if the Capped Participation is 50.00% on any given Index Business Day, the Trailblazer Index will not adjust the Capped Participation on any subsequent Index Business Day until the Indicated Participation is greater than 60.00% or be less than 40.00%.

The “Indicated Participation” on each Index Business Day will equal the Target Volatility of 5.00% divided by the Index Portfolio Volatility measured as of the immediately preceding Index Business Day. The Indicated Participation will be less than 100.00% when the Index Portfolio Volatility on the immediately preceding Index Business Day is greater than 5.00% and greater than 100.00% when Index Portfolio Volatility on the immediately preceding Index Business Day is less than 5.00%.

For example, in respect of any Index Business Day, if the Index Portfolio Volatility determined with respect to the immediately preceding Index Business Day is 10.00%, the Indicated Participation on the current Index Business Day will be 50.00% (5.00% divided by 10.00%). If the Indicated Participation is used as the Capped Participation on the current Index Business Day, this would mean that if the Index Portfolio appreciates by 2.00% on the immediately following Index Business Day, the Trailblazer Index would appreciate only by 1.00%, and if the Index Portfolio depreciates by 2.00% on the immediately following Index Business Day, the Trailblazer Index would depreciate only by 1.00% (in each case, less the index fee). In addition, in respect of any Index Business Day, if the Index Portfolio Volatility determined with respect to the immediately preceding Index Business Day is 3.00%, the

Indicated Participation on the current Index Business Day will be 166.70% (5.00% divided by 3.00%). Since any Capped Participation is subject to a maximum of 150.00%, an Indicated Participation of 166.70% will differ from the Capped Participation as of the immediately preceding Index Business day by more than 10.00%. As a result, the Capped Participation on the current Index Business Day will be equal to the Indicated Participation, subject to a maximum of 150.00% and a minimum of 0.00%. Therefore, the Capped Participation will be 150.00%. This would mean that if the Index Portfolio appreciates by 2.00% on the immediately following Index Business Day, the Trailblazer Index would appreciate by 3.00%, and if the Index Portfolio depreciates by 2.00% on the immediately following Index Business Day, the Trailblazer Index would depreciate by 3.00% (in each case, less the index fee).

Barclays Trailblazer Sectors 5 Index Calculation

The Index Level was set equal to 100.0000 on December 31, 2003 (the “Index Base Date”). Subject to Index Market Disruption Events and Index Adjustment Events, on any subsequent Index Business Day, the Trailblazer Index Sponsor calculates the Index Level by adjusting the Index Level on the immediately preceding Index Business Day to reflect (a) the return of the Index Portfolio from the immediately preceding Index Business Day, scaled by the Capped Participation as of the immediately preceding Index Business Day and (b) the deduction of the index fee that has accrued since the immediately preceding Index Business Day, as set forth in the following formula:

where:

•	is the Index Level on the current Index Business Day;

•	is the Index Level on the immediately preceding Index Business Day;

•	is the Index Portfolio Level on the current Index Business Day;

•	is the Index Portfolio Level on the immediately preceding Index Business Day;

•	is the Capped Participation as of the immediately preceding Index Business Day;

•	Index Fee is 0.85%; and

•	is the number of calendar days from but excluding the immediately preceding Index Business Day to and including the current Index Business Day.

Background on the Index Components

Included below is a brief description of each of the Index Components. This information has been obtained from publicly available sources, without independent verification. The sponsor of each Index Component is required to file information specified by the SEC periodically. Information with respect to each Index Component provided to or filed with the SEC under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers set forth below with respect to that Index Component through the SEC’s website at http://www.sec.gov. We have not independently verified the accuracy or completeness of such information.

•	The Materials Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the materials sector, as represented by the S&P 500® Materials Select Sector Index. The S&P 500® Materials Select Sector Index includes companies from the following industries: chemicals; metals and mining; paper and forest products; containers and packaging; and construction materials. The SEC file numbers with respect to the Materials Select Sector SPDR® Fund are 333–57791 and 811–08837.

•	The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the energy sector, as represented by the S&P 500® Energy Select Sector Index. The S&P 500® Energy Select Sector Index includes companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The SEC file numbers with respect to the Energy Select Sector SPDR® Fund are 333–57791 and 811–08837.

•	The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the financial services sector, as represented by the S&P 500® Financial Select Sector Index. The S&P 500® Financial Select Sector Index includes companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“REITs”); consumer finance; and thrifts and mortgage finance. The SEC file numbers with respect to the Financial Select Sector SPDR® Fund are 333–57791 and 811–08837.

•	The Industrial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the industrial sector, as represented by the S&P 500® Industrial Select Sector Index. The S&P 500® Industrial Select Sector Index includes companies from the following industries: aerospace and defense; industrial conglomerates; marine; transportation infrastructure; machinery; road and rail; air freight and logistics; commercial services and supplies; professional services; electrical equipment; construction and engineering; trading companies and distributors; airlines; and building products. The SEC file numbers with respect to the Industrial Select Sector SPDR® Fund are 333–57791 and 811–08837.

•	The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the technology sector, as represented by the S&P 500® Technology Select Sector Index. The S&P 500® Technology Select Sector Index includes companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The SEC file numbers with respect to the Technology Select Sector SPDR® Fund are 333–57791 and 811–08837.

•	The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the consumer staples sector, as represented by the S&P 500® Consumer Staples Select Sector Index. The S&P 500® Consumer Staples Select Sector Index includes companies from the following industries: food and staples retailing; household products; food products; beverages; tobacco; and personal products. The SEC file numbers with respect to the Consumer Staples Select Sector SPDR® Fund are 333–57791 and 811–08837.

•	The Utilities Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the utilities sector, as represented by the S&P 500® Utilities Select Sector Index. The S&P 500® Utilities Select Sector Index includes companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The SEC file numbers with respect to the Utilities Select Sector SPDR® Fund are 333–57791 and 811–08837.

•	The Health Care Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the health care sector, as represented by the S&P 500® Health Care Select Sector Index. The S&P 500® Health Care Select Sector Index includes companies from the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. The SEC file numbers with respect to the Health Care Select Sector SPDR® Fund are 333–57791 and 811–08837.

•	The Consumer Discretionary Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the consumer discretionary sector, as represented by the S&P 500® Consumer Discretionary Select Sector Index. The S&P 500® Consumer Discretionary Select Sector Index includes companies from the following industries: retail (specialty, multiline, internet and direct marketing);

hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; leisure products; and diversified consumer services. The SEC file numbers with respect to the Consumer Discretionary Select Sector SPDR® Fund are 333–57791 and 811–08837.

•	The iShares® U.S. Real Estate ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the real estate sector, which is currently the Dow Jones U.S. Real Estate Index. The Dow Jones U.S. Real Estate Index measures the performance of the real estate industry of the U.S. equity market, including real estate holding and developing and real estate investment trusts subsectors. The SEC file numbers with respect to the iShares® U.S. Real Estate ETF are 333–92935 and 811–09729.

•	The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. treasury bonds with remaining maturities greater than twenty years, which is currently the ICE U.S. Treasury 20+ Year Bond Index. The ICE U.S. Treasury 20+ Year Bond Index measures the performance of public obligations of the U.S. Treasury and includes publicly issued U.S. treasury securities that have a remaining maturity of greater than 20 years, have $300 million or more of outstanding face value (excluding amounts held by the Federal Reserve), are fixed rate and denominated in U.S. dollars. The SEC file numbers with respect to the iShares® 20+ Year Treasury Bond ETF are 333–92935 and 811–09729.

•	The iShares® MBS ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of investment-grade mortgage-backed pass-through securities issued and/or guaranteed by U.S. government agencies, which is currently the Bloomberg Barclays U.S. MBS Index. The Bloomberg Barclays U.S. MBS Index tracks agency mortgage backed pass-through securities (both fixed-rate and hybrid adjustable-rate mortgage) guaranteed by Ginnie Mae (GNMA), Fannie Mae (FNMA), and Freddie Mac (FHLMC). The SEC file numbers with respect to the iShares® MBS ETF are 333–92935 and 811–09729.

•	The iShares® iBoxx $ High Yield Corporate Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index consisting of liquid, U.S. dollar-denominated, high yield corporate bonds, which is currently the Markit iBoxx USD Liquid High Yield Index. The Markit iBoxx USD Liquid High Yield Index is designed to reflect the performance of U.S. dollar denominated high yield corporate debt through a broad coverage of the U.S. dollar high yield liquid bond universe. The SEC file numbers with respect to the iShares® iBoxx $ High Yield Corporate Bond ETF are 333–92935 and 811–09729.

Modifications to the Trailblazer Index

Index Market Disruption Events

If an Index Market Disruption Event occurs or is continuing on any Index Business Day and that Index Market Disruption Event materially affects the Trailblazer Index, the Trailblazer Index Sponsor may:

•	defer or suspend publication of the Index Level and any other information relating to the Trailblazer Index until it determines that no Index Market Disruption Event is continuing;

•	if that Index Business Day is an Index Selection Date, postpone that Index Selection Date to the next Index Business Day on which it determines that such Index Market Disruption Event is not continuing. As a result, the related Index Rebalancing Date will also be postponed and will occur on the first Index Business Day following the postponed Index Selection Date;

•	if that Index Business Day is an Index Rebalancing Date, postpone that Index Rebalancing Date to the next Index Business Day on which it determines that such Index Market Disruption Event is not continuing; or

•	discontinue supporting the Trailblazer Index or terminate the calculation and publication of the Index Level, if the Trailblazer Index Sponsor determines that the measures provided in the three bullets above produce results that are not consistent with the objectives of the Trailblazer Index.

An “Index Market Disruption Event” means the occurrence of one or more of the following events if the Trailblazer Index Sponsor determines that such event is material with respect to any Index Component:

•	a suspension, absence or limitation of trading in (1) that Index Component in its primary market, as determined by the Trailblazer Index Sponsor, or (2) futures or options contracts relating to that Index Component in the primary market for those contracts, as determined by the Trailblazer Index Sponsor, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that market or, if the relevant valuation time is not the close of the regular trading session in that market, the relevant valuation time;

•	any event that disrupts or impairs, as determined by the Trailblazer Index Sponsor, the ability of market participants in general to (1) effect transactions in, or obtain market values for, that Index Component in its primary market, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to that Index Component in the primary market for those contracts, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that market or, if the relevant valuation time is not the close of the regular trading session in that market, the relevant valuation time;

•	the closure on any Scheduled Trading Day of the primary market for that Index Component prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on that primary market on that Scheduled Trading Day and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that Scheduled Trading Day for that primary market;

•	any Scheduled Trading Day on which (1) the primary market for that Index Component or (2) the exchanges or quotation systems, if any, on which futures or options contracts relating to that Index Component are traded, fail to open for trading during their respective regular trading sessions;

•	a General Banking Moratorium; or

•	an event that makes it impossible or not reasonably practicable on any Index Business Day for the Trailblazer Index Sponsor to obtain the price of that Index Component, or any other price, level or rate required for the purposes of calculating the level of the Trailblazer Index in a manner acceptable to the Trailblazer Index Sponsor.

The following events will not be Index Market Disruption Events:

•	a limitation on the hours or number of days of trading in the relevant market or relevant exchange only if the limitation results from an announced change in the regular business hours of the relevant market or relevant exchange (not on a temporary basis); or

•	a decision to permanently discontinue trading in futures or options contracts relating to any Index Component.

For this purpose, an absence of trading on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in an Index Component in its primary market, or in futures or options contracts relating to an Index Component, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to that Index Component or those contracts, as applicable, or

•	a disparity in bid and ask quotes relating to that Index Component or those contracts, as applicable,

will constitute a suspension or material limitation of trading.

“General Banking Moratorium” means the declaration of a general moratorium in respect of banking activities in London or New York.

Index Adjustment Events

If an Index Adjustment Event occurs on any Index Business Day and that Index Adjustment Event materially affects the Trailblazer Index, the Trailblazer Index Sponsor may, acting in a manner consistent with the objectives of the Trailblazer Index:

•	make such determinations and/or adjustments as the Trailblazer Index Sponsor considers necessary in order to maintain the objectives of the Trailblazer Index, in relation to (a) the methodology used to calculate the Trailblazer Index or (b) the Index Level;

•	select a successor Index Component to replace the Index Component affected by the Index Adjustment Event that is substantially similar to the affected Index Component;

•	defer or suspend publication of the Index Level and any other information relating to the Trailblazer Index until it determines that no Index Adjustment Event is continuing;

•	if the Index Business Day on which the Index Adjustment Event occurs or is continuing is an Index Selection Date, postpone that Index Selection Date to the next Index Business Day on which it determines that such Index Adjustment Event is not continuing. As a result, the Index Rebalancing Date will also be postponed and will occur on the first Index Business Day following the new Index Selection Date;

•	if the Index Business Day on which the Index Adjustment Event occurs or is continuing is an Index Rebalancing Date, postpone that Index Rebalancing Date to the next Index Business Day on which it determines that such Index Adjustment Event is not continuing; or

•	discontinue supporting the Trailblazer Index or terminate the calculation and publication of the Index Level, if the Trailblazer Index Sponsor determines that the measures provided in the five bullets above are not feasible or would produce results that are not consistent with the objectives of the Trailblazer Index.

Any of the following will be an “Index Adjustment Event”:

•	the Trailblazer Index Sponsor determines, at any time, that an Index Force Majeure Event occurs or is continuing;

•	the Trailblazer Index Sponsor determines, at any time, that there has been (or there is pending) a change in taxation (a) generally affecting commercial banks organized and subject to tax in the United Kingdom (including, but not limited to, any tax generally imposed on commercial banks organized and subject to tax in the United Kingdom), or (b) generally affecting market participants who hold positions in any of the Index Components or Underlying Assets, as the case may be; or

•	a change (including termination or disappearance of an Index Component) will have been made to any of the Index Components or there will have occurred any other event that would make the calculation of the Trailblazer Index impossible or infeasible, technically or otherwise, or that makes the Trailblazer Index non-representative of market prices of the Index Components or undermines the objectives of the Trailblazer Index.

An “Index Force Majeure Event” means any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Trailblazer Index Sponsor and that the Trailblazer Index Sponsor determines affects the Trailblazer Index, any Index Component or, if applicable, any Underlying Asset, the methodology on which the Trailblazer Index is based or the Trailblazer Index Sponsor’s ability to calculate and publish the Trailblazer Index.

Modifications to the Trailblazer Index Methodology or the Trailblazer Index; Termination of the Trailblazer Index

While the Trailblazer Index Sponsor currently employs the methodology described above, no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances will not arise that would, in its view, necessitate a modification or change of that methodology (including the information or inputs on which the Trailblazer Index is based) or termination of the Trailblazer Index. Consequently, the Trailblazer Index Sponsor reserves the right to modify or change that methodology, consistent with the objectives of the Trailblazer Index.

The Trailblazer Index Sponsor assumes no obligation to implement any modification or change to the methodology described above as a result of any market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of, or any other events affecting, the Trailblazer Index or any Index Component).

Notwithstanding anything to the contrary under “Index Sponsor” below, the Trailblazer Index Sponsor may, at any time and in its sole discretion, terminate the calculation and/or publication of the Index Level without regard to any other factors.

If the Trailblazer Index is modified, changed or terminated, the Trailblazer Index Sponsor will publish any modifications or changes or an announcement of that termination, as applicable.

Index Sponsor

All determinations, modifications, changes or suspensions made by the Trailblazer Index Sponsor (a) will be made by it acting in its sole discretion, by reference to such factors as the Trailblazer Index Sponsor deems appropriate, and consistent with the objectives of the Trailblazer Index and (b) will be final, conclusive and binding in the absence of manifest error, and no person shall be entitled to make any claim against the Trailblazer Index Sponsor or its affiliates regarding any such determination, modification, change or suspension.

The Trailblazer Index Sponsor reserves the right to make adjustments to correct errors contained in previously published information and to publish the corrected information, including but not limited to, Index Levels, but is under no obligation to do so.

Barclays Bank PLC may terminate the appointment of, and replace, the Trailblazer Index Sponsor with a successor index sponsor. Following termination of the appointment of the Trailblazer Index Sponsor, Barclays Bank PLC will publish an announcement of that termination and the identity of the successor index sponsor as soon as reasonably practicable.

Disclaimers

Neither Barclays Bank PLC nor the Trailblazer Index Sponsor guarantees the accuracy and/or completeness of the Trailblazer Index, any data included therein, or any data on which it is based, and neither Barclays Bank PLC nor the Trailblazer Index Sponsor will have any liability for any errors, omissions, or interruptions therein.

Neither Barclays Bank PLC nor the Trailblazer Index Sponsor makes any warranty, express or implied, as to the results to be obtained from the use of the Trailblazer Index. Barclays Bank PLC and the Trailblazer Index Sponsor make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Trailblazer Index or any data included therein. Without limiting any of the foregoing, in no event will Barclays Bank PLC or the Trailblazer Index Sponsor have any liability for any lost revenues or profits (whether direct or indirect) or for any special, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

None of Barclays Bank PLC, the Trailblazer Index Sponsor, any of their respective affiliates or subsidiaries and any of the respective directors, officers, employees, representatives, delegates or agents of any of the foregoing entities will have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Trailblazer Index or publication of the levels of the Trailblazer Index (or failure to publish such value) and any use to which any person may put the Trailblazer Index or the levels of the Trailblazer Index. In addition, although the Trailblazer Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the levels of the Trailblazer Index, the Trailblazer Index Sponsor is under no obligation to do so, and Barclays Bank PLC and the Trailblazer Index Sponsor will have no liability in respect of any errors or omissions.

Bloomberg Index Services Limited is the official index calculation and maintenance agent of the Trailblazer Index, an index owned and administered by Barclays Bank PLC. Bloomberg Index Services Limited does not guarantee the timeliness, accurateness, or completeness of the Trailblazer Index calculations or any data or information relating to the Trailblazer Index. Bloomberg Index Services Limited makes no warranty, express or implied, as to the Trailblazer Index or any data or values relating thereto or results to be obtained therefrom, and expressly disclaims all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg Index Services Limited, its affiliates, and all of their respective partners, employees, subcontractors, agents, suppliers and vendors (collectively, the “protected parties”) shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of a protected party or otherwise, arising in connection with the calculation of the Trailblazer Index or any data or values included therein or in connection therewith and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages.

Nothing in the disclaimers above will exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

THE DAX® INDEX (PRICE RETURN)

All information contained in this underlying supplement regarding the DAX® Index (Price Return) (the “DAX® Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Deutsche Börse AG (“Deutsche Börse”). The DAX® is calculated, maintained and published by Deutsche Börse. Deutsche Börse has no obligation to continue to publish, and may discontinue publication of, the DAX® Index. The DAX® Index is reported by Bloomberg L.P. under the ticker symbol “DAXK.”

The DAX® Index is a free float-adjusted market capitalization-weighted index that consists of 30 of the largest and most actively traded companies listed on the FWB® Frankfurt Stock Exchange. These companies are selected from the continuously traded companies in the Prime Standard segment that meet certain selection criteria. To be listed in the Prime Standard, a company must meet minimum statutory requirements, which include the regular publication of financial reports, and must satisfy additional transparency requirements. The reference date of the DAX® Index is December 30, 1987.

The DAX® Index is capital-weighted, meaning the weight of any individual issue is proportionate to its respective share in the overall capitalization of all index component issuers. The weight of any single company is capped at 10% of the DAX® Index capitalization, measured quarterly. Weighting is based exclusively on the free float portion of the issued share capital of any class of shares involved. Both the number of shares included in the issued share capital and the free-float factor are updated on one day each quarter (we refer to this date as the “chaining date” and to the process by which these updates are made as “chaining”). The DAX® Index is a price index, which measures the actual price performance and is adjusted only for income from subscription rights and special distributions.

Methodology of the DAX® Index

The Working Committee for Equity Indices and the Management Board of Deutsche Börse

The Working Committee for Equity Indices (the “Committee”) advises Deutsche Börse on all issues related to the DAX® Index, recommending changes to the composition of the DAX® Index on the basis of the various principles and regulations. The Committee acts as an advisory body based on the basic principles mentioned and the rules of the guidelines. In this capacity, it can recommend any necessary adjustments to the rulebook.

The Committee consists of Deutsche Börse employees and representatives of leading national and international financial institutions. The Committee’s meetings usually take place not later than the sixth trading day in March, June, September and December. Extraordinary meetings may also be convened.

The selection of companies in the DAX® Index is based on the quantitative criteria of order book volume and free-float market capitalization. The reporting date for collecting data is the last trading day of the month for which the ranking list is created. The ranking list is created and published monthly by Deutsche Börse. On the basis of the ranking list, the Committee issues a recommendation of whether a company should be replaced and if so, which company should replace it.

Free Float

Free float refers to the freely tradable shares of a company that are not held in fixed ownership. The following rules apply to determine the free float:

1. All shareholdings of an owner which, on an accumulated basis, account for at least 5% of a company’s share capital attributed to a class of shares are considered to be non-free float. Shareholdings of an owner also include shareholdings:

•	held by the family of the owner as defined by section §19 of the Market Abuse Regulation (“MAR”);

•	for which a pooling has been arranged in which the owner has an interest;

•	managed or kept in safe custody by a third party for account of the owner;

•	held by a company which the owner controls as defined by section 290(2) of the German Commercial Code (“HGB”); and

•	subject to a statutory or contractual qualifying period of at least six months.

This does not include shareholdings of:

•	asset managers and trust companies;

•	funds and pension funds; and

•	investment companies or foreign investment companies in their respective special fund assets insofar as they are held as part of short-term investment strategies and the size of a shareholding does not exceed 25% of a company’s share capital. This does not apply to shareholdings held by venture capital companies, government funds or shareholdings held by their financial agencies, or supranational funds.

In this context, shares for which the acquirer has at the time of purchase clearly and publicly stated that strategic goals are being pursued and that the intention is to influence the company policies and ongoing business of the company in the long-term are not considered a short-term investment. In addition, shares having been acquired through a public purchase offer will not be considered a short-term investment.

2. Shares of an owner that are subject to a statutory or contractual qualifying period of at least six months with regard to their disposal and shares held by the issuing company (treasury shares) are — irrespective of the size of a shareholding — always considered fixed holdings.

3. In the case of an ongoing takeover, shares that are under the control of the overtaking companies via derivatives will also be considered for the determination of the stock’s free float. The derivatives need to be subject to registration and correspondingly registered according to legislation in WpHG and the German Securities Acquisition and Takeover Act (“WpÜG”). The various criteria in nos. 1 to 3 are also fully applied to classes of shares that are subject to restrictions of ownership. For the purpose of the determination of the free float as described above, each ISIN under which shares are traded is considered a separate share class.

If Deutsche Börse determines and publishes a company’s free float within the framework of a scheduled chaining, this free-float factor will only be changed or corrected at the next scheduled chaining date. This is also the case if Deutsche Börse learns of facts or circumstances following the determination of the free float that would have resulted in the determination of a different free-float factor had they been known at the time of the determination.

DAX® Index Composition

Selection Criteria

The basic criteria for including companies in the DAX® Index are:

•	an existing listing in the Prime Standard segment (i.e. there is no public information on the existence of an application for revocation pursuant to Section 46 of the Exchange Rules for the FWB® Frankfurt Stock Exchange (the “FWB Exchange Rules”), which provides for revocation of admission of securities to the regulated market (General Standard) upon application by the issuer);

•	continuous trading on Deutsche Börse’s electronic trading system Xetra®;

•	a minimum free float of 10%;

•	legal headquarters or operating headquarters in Germany; and

•	a minimum period since first listing of at least 30 trading days

There is expanded criteria for foreign companies, under which foreign companies must:

•	have a registered office in Germany (other than the registered office this can also be an operating headquarter); or

•	have their focus of trading volume on Xetra® and their legal headquarters in the European Union (“EU”) or in a European Free Trade Association (“EFTA”) country.

A company focuses its trading volume on Xetra® if at least 33% of its total turnover within the EU or the EFTA has been transacted via the FWB® Frankfurt Stock Exchange over the last 12 months. The total turnover includes the turnover of all stock listings belonging to a company that arise due to trading on regulated exchanges and multilateral trading facilities.

Companies that satisfied the prerequisites listed above are selected for inclusion in the DAX® Index based on the quantitative criteria of order book volume and free-float market capitalization. The reporting date for collecting data is the last trading day of the month for which the ranking list is created. The ranking list is created and published monthly by Deutsche Börse.

Creating the Ranking List

To create the ranking list, the parameters relevant for the allocation of a rank — order book volume and free-float market capitalization — are recorded and the basis criteria are checked on the recording date (last trading day of the month).

A volume-weighted average price (“VWAP”) over 20 trading days (20-trading day VWAP) is used to calculate the free-float market capitalization. This is calculated as the average value of daily VWAPs based on Xetra® prices of the last 20 trading days in a class. The 20-trading day VWAP on the last trading day of a month is used to create the ranking list.

The order book volume is the sum of the daily turnover of a class over a period of twelve months. The following special provisions apply:

•	if the order book volumes of a company are not available for the whole twelve-month period due to the time of its commencement of trading or its initial listing on one of the transparency standards, the order book volumes of the first 20 trading days are taken away and the remainder of the relevant data is linearly projected for twelve months. This procedure, however, is only applicable to companies that have been traded for at least 30 days as per the reporting date, taking order book volumes of at least ten days into account for projection purposes;

•	if the transparency standard is changed (Scale segment, General and Prime Standard), the order book volumes from the original transparency standard are taken into account; and

•	in the case of a merger of two companies, the order book volumes of both companies are aggregated, provided that both companies were listed on the Frankfurt Stock Exchange prior to the merger. A requirement for aggregating order book volumes is that the company or companies that no longer exist are no longer listed separately on one of the transparency standards (Prime, General, Standard, Scale segment or Basic Board) on the FWB® Frankfurt Stock Exchange. The order book volumes are aggregated retroactively at this point for the allocation of a rank.

Inclusion in the Ranking List

All of the share classes listed on Prime Standard on Xetra® are listed on the ranking list for the DAX® Index. A ranking is given to the share classes that meet the selection criteria outlined above. Companies that are first listed on Xetra® have additionally to be listed for a minimum of at least 30 trading days. Classes that do not meet the above criteria given are listed on the ranking list but do not receive a ranking. Each ISIN under which shares in a company are traded is considered a separate class in this regard. If a company has several share classes, only the largest and most liquid share class is given a ranking, as measured by a combined metric of market capitalization and order book volume. If the share classes are evaluated equally based on the metric created above, the most liquid share class is given a ranking.

If subscription rights issued as part of a capital increase are of value on the date of creating the ranking list, the market capitalization shown on the ranking list will be determined in consideration of the capital increase. In this case, an acceptance ratio of 100% is assumed. If the share capital at the end of the subscription period differs from this, the market capitalization will be adjusted accordingly.

Exclusion from Ranking

1. A company can be removed from the DAX® Index immediately if its index weight based on its current free-float market capitalization exceeds 10% and its annualized 30-day volatility (annualized volatility of the share price over the last 30 days) exceeds 250%. The relevant figures are published by Deutsche Börse on a daily basis. A company that is excluded from the DAX® Index due to a violation of the volatility criterion will be considered for a ranking only if its 30-day volatility falls below 150% at the time of ranking and on any of the 14 trading days prior to this date. Re-inclusion in the ranking is also possible only for the company’s class which was excluded from the DAX® Index. Beginning in September 2019, this volatility criteria will no longer apply.

2. If a foreign company does not meet the trading criteria on Xetra® on the monthly ranking list, the company will not be ranked. A foreign company will only be ranked once it meets the trading criteria on Xetra® again.

3. To ensure the position of the DAX® Index as a leading equity index, Deutsche Börse reserves the right to exclude certain companies from being ranked on the ranking list after consultation with the Committee. An appropriate reason for such an exclusion may be, for example, the fact that it is a foreign company with the holding’s headquarters in Germany but the focus of its business activity is abroad.

Adjustments to Index Composition

The index composition of the DAX® Index is reviewed quarterly based on the Fast Exit and Fast Entry rules. The index composition of the DAX® Index is reviewed every September based on the Regular Exit and Regular Entry rules.

The purpose of the review on the basis of the Fast Exit and Fast Entry rules is to account for significant changes in rankings. These changes may occur when companies no longer possess the required size (free-float market capitalization) or liquidity (order book volume), which may arise due to large issues (e.g., major changes in the free-float or a steep price drop) and should be taken into consideration promptly in the index.

The selection of companies in the DAX® Index is based on the quantitative criteria of free-float market capitalization and order book volume. The currently valid ranking list always forms the basis for the application of the rules outlined below. The four rules are applied successively.

•	Fast Exit: a company is replaced if it has a worse rank than the “candidate rank” in one of the two criteria of free-float market capitalization or order book volume (e.g., greater than 45 in the free-float market capitalization criterion or greater than 45 in the order book volume criterion in the DAX® Index ranks). It is replaced by the company with the highest free-float market capitalization that has the corresponding ranking positions for both criteria in the “alternate candidate rank.” If there are no companies that meet these conditions, the successor is determined by relaxing the order book volume criterion twice gradually, each time by five ranks (e.g., 35/40 then 35/45 in the DAX® Index ranks). If there is still no company that meets the criteria, the company with a free-float market capitalization rank of equal to or less than a DAX® Index rank of 35 that has the highest turnover is determined as the successor.

•	Fast Entry: a company is included if it has the same or better rank than the “candidate rank” in both the free-float market capitalization and order book volume criteria (e.g., smaller than or equal to rank 25 for the free-float market capitalization criterion and smaller than or equal to rank 25 in the order book volume criterion in the DAX® Index ranks). The company with the lowest free-float market capitalization that is ranked worse than the “alternate candidate rank” in one of the criteria is excluded (e.g., greater than 35 in one of the two criteria in the DAX® Index ranks). If there are no companies in the selection index that meet these criteria, the company with the lowest free-float market capitalization is removed from the selection index.

•	Regular Exit: a company may be replaced if it has a worse rank than the “candidate rank” in one of the two criteria of free-float market capitalization or order book volume (for example, greater than 40 in the free-

float market capitalization criterion or greater than 40 in the order book volume criterion in the DAX® Index ranks). It may be replaced by the company with the highest free-float market capitalization that has the corresponding ranking positions for both criteria in the “alternate candidate rank.” If no successor can be determined, no change takes place.

•	Regular Entry: a company may be included if it has the same or better rank than the “candidate rank” in both the free-float market capitalization and order book volume criteria (e.g., a smaller than or equal to rank 30 for the free-float market capitalization criterion and smaller than or equal to rank 30 in the order book volume criterion in the DAX® Index ranks). The company with the lowest free-float market capitalization that is ranked worse than the “alternate candidate rank” in one of the criteria may be excluded (e.g., greater than 35 in one of the two criteria in the DAX® Index ranks). If no alternate candidate can be determined, no exchange takes place.

In principle, the following applies to all four rules: If several companies fulfill the criteria, the best/ worst candidate in terms of free-float market capitalization is included/replaced.

In exceptional cases, for example, takeovers announced at short notice or significant changes in the free float, Deutsche Börse AG may deviate from rules 1-4 mentioned above. The Committee can be consulted as an advisory council. Furthermore, Deutsche Börse AG may also decide to undertake a market consultation.

Decisions regarding changes to the composition of the DAX® Index are published after 10 p.m. CET on the third trading day in March, June, September and December.

Actions in Case of Shortfalls or Surpluses

It may be the case that there is a shortfall in the DAX® Index during the index review. This may occur when a company no longer meets the basic criteria. An example would be a company publicly announcing the discontinuation of the Prime Standard listing. Remaining in the DAX® Index is, therefore, no longer justified, however this will only take effect in the next regular review. In this case, the company would be removed during the regular review before the application of the four rules above. Consequently there would be a shortfall in the selection index.

If a shortfall exists in the DAX® Index, this shortfall is treated as a Fast Exit. Consequently, the Fast Exit rule of the DAX® Index is applied. In this case, the company which caused the shortfall is considered the Fast Exit candidate. A company that, in turn, could be accepted into the DAX® Index is found using the Fast Exit rule.

The DAX® Index is restored to the fixed number of companies before the four rules are applied (Fast Exit, Fast Entry, Regular Exit, Regular Entry). The aim of this is to ensure that the DAX® Index contains the designated number of companies before the review of the DAX® Index is performed.

Extraordinary Index Review

Notwithstanding the rules on ordinary adjustment, extraordinary changes to the composition must be made if the events described below take place. A successor is selected based on the currently applicable, i.e., most recently published ranking list and the rules for an ordinary adjustment. The changes in principle take place after the announcement with a notice period of two trading days.

Insolvency of Companies

•	Companies for which insolvency proceedings are not initiated for lack of assets, or which are currently in liquidation, are immediately removed from the DAX® Index.

•	In contrast, companies that have filed an application for the opening of insolvency proceedings are only removed from the DAX® Index in the course of the next quarterly review of the index composition. This also holds true once the insolvency proceedings begin.

Breach of the Basis Criteria

•	Companies no longer meeting the basis criteria necessary in order to remain in the DAX® Index (e.g., regarding the minimum free float, a Scale segment, General or Prime Standard listing or continuous trading) are removed from the DAX® Index as Deutsche Börse becomes aware of this. This is done based on the “fast exit” rule. Deutsche Börse communicates this decision and replaces the relevant company, usually two full trading days after the announcement. In justified cases (e.g., in the event of the inclusion of the successor company in the DAX® Index), the replacement can be delayed by up to ten trading days. Where non-compliance with these rules on a future date is already certain, the relevant company may be replaced as early as on the next chaining date.

•	Companies that no longer meet the additional requirements for foreign companies will not be immediately removed from the DAX® Index, but will be reviewed during the next quarterly review.

Breach of the Volatility Criteria

•	A company can be removed immediately if its DAX® Index weight based on its current free-float market capitalization exceeds 10% and its annualized 30-day volatility exceeds 250%. The relevant figures are published by Deutsche Börse on a daily basis. Beginning in September 2019, this volatility criteria will no longer apply.

Conversion of Preferred Shares into Ordinary Shares

•	If the ordinary shares are already included in the DAX® Index, then no chaining is carried out. The number or shares remains unchanged until the next chaining date.

•	If preferred shares are already included in the DAX® Index, then the ordinary shares are included in the DAX® Index, taking the place of the preferred shares. The number of ordinary shares and the free-float factor are adopted from the class of the preferred shares, and are subject to adjustment only on the next regular chaining date. If the conversion occurs in the ratio 1:1, no further amendments will be carried out. In all other cases, the mathematical price difference will be balanced by the Ci factor described under “Index Calculation” below.

Extraordinary Free Float Adjustments

•	If the free-float factor of a company included in the DAX® Index changes by more than 10 percentage points during the period between two regular chaining dates due to a corporate measure (e.g., subscription right or changes in share capital), the free-float factor will be updated extraordinarily. Deutsche Börse will announce the new free-float factor at least two trading days before the change becomes effective.

•	Free float adjustments resulting from ongoing acquisitions (acquisitions as defined by the WpÜG) will be made extraordinarily in the DAX® Index after the initial announcement and the final announcement at the end of the offer period. DAX® Index changes will be announced two trading days before the change becomes effective. Shares held in fixed ownership will remain unchanged until further information, i.e., according to the WpHG or other official sources, is available.

•	The extraordinary adjustment in each case will be carried out as described above, with the only difference that the index composition will not be changed and only the free-float factor of the affected company will be updated.

Adjustments in the Case of Mergers and Acquisitions

Two possible scenarios may occur in this context:

•	If the absorbing or emerging company meets the basis criteria for inclusion in the DAX® Index, then as soon as the free float of the absorbed company falls below 10%, the company is removed from the DAX® Index. The absorbed company is replaced by the absorbing or emerging company on the same date.

•	If the absorbing company is already included in the DAX® Index or does not meet the basis criteria for inclusion in the DAX® Index, then as soon as the free float of the absorbed company falls below 10%, the company is removed from the DAX® Index. On the same date, the absorbed company is replaced by a new company.

Conversion into Tendered Shares

The conversion of tendered shares is subject to the following process during the period between the first offer and the closing of the transaction:

•	If the company being taken over is a component in the DAX® Index, the company’s shares in the DAX® Index will be replaced by the tendered shares without chaining if the acceptance rate is at least 50% (according to section 23 WpUG). The number of shares and the free-float factor are assumed by the replaced shares and modified during the next regular chaining. A requirement for this replacement is that the tendered shares, as well as the shares that the tendered shares will be converted into, fulfill the basis criteria to remain in the DAX® Index and the new or acquiring company is not included in the DAX® Index.

•	In the event that the transaction is reversed, the tendered shares will be removed from the DAX® Index and reverted into the company’s original shares in the DAX® Index.

DAX® Index Calculation

The DAX® Index is weighted by market capitalization; however, only freely available and tradable shares (“free float”) are taken into account. The DAX® Index is a price index, which measures the actual price performance and is only adjusted for income from subscription rights and special distributions.

The Index Formula

The DAX® Index is conceived according to the Laspeyres formula set out below:

whereby:

cit	=	Adjustment factor of company i at time t

ffiT	=	Free-float factor of share class i at time T

n	=	Number of shares in the DAX® Index

pi0	=	Closing price of share i on the trading day before the first inclusion in the DAX® Index

piT	=	Price of share i at time t

qi0	=	Number of shares of company i on the trading day before the first inclusion in the DAX® Index

qiT	=	Number of shares of company i at time T

t	=	Calculation time of the DAX® Index

KT	=	The chaining factor valid as of chaining date T

T	=	Date of the last chaining

The DAX® Index calculation can be reproduced in simplified terms by using the expression Fi:

•	Multiply the current price by the respective Fi weighting factor;

•	Take the sum of these products; and

•	Divide this by the base value (A) which remains constant until a modification in the DAX® Index composition occurs.

The Fi factors provide information on the number of shares required from each company to track the portfolio of the DAX® Index.

Calculation Frequency

DAX® Index calculation is performed on every trading day of FWB® Frankfurt Stock Exchange, using prices traded on Deutsche Börse’s electronic trading system Xetra®, whereby the last determined prices are used. The DAX® Index is calculated once a day, at the close of trading. The DAX® Index is distributed as soon as current prices are available for all companies included in the DAX® Index (but no later than 9:06 a.m.). If no opening prices for individual companies are available, the respective closing prices of the previous day are used instead to calculate the DAX® Index.

In the event of a suspension during trading hours, the last price determined before such a suspension is used for all subsequent computations. If such suspension occurs before the start of trading, the closing price of the previous day is taken instead. The “official” closing index level is calculated using the respective closing prices (or last prices) established on Xetra®.

Adjustments and Corrections

The DAX® Index is only adjusted for income from subscription rights and special distributions.

The working committee of Deutsche Börse reserves the right to correct any incorrect index values with immediate effect after becoming aware of such incorrect index values. A historical correction is usually applied as of the start of the calculation of the current business day. Deutsche Börse will inform the general public of any such corrections immediately.

Licensing Agreement with Deutsche Börse

These securities are neither sponsored nor promoted, distributed or in any other manner supported by Deutsche Börse. Deutsche Börse does not give any explicit or implicit warranty or representation, neither regarding the results deriving from the use of the DAX® Index, its underlying data and/or the index trademark nor regarding the closing value of the DAX® Index at a certain point in time or on a certain date nor in any other respect. The DAX® Index and its underlying data are calculated and published by Deutsche Börse. Nevertheless, as far as admissible under statutory law Deutsche Börse will not be liable vis-a-vis third parties for potential errors in the DAX® Index or its underlying data. Moreover, there is no obligation for Deutsche Börse vis-a-vis third parties, including investors, to point out potential errors in the DAX® Index. Neither the publication of the DAX® Index by Deutsche Börse nor the granting of any right to use the DAX® Index, its underlying data as well as the index trademark for the utilization in connection with these securities or other securities or financial products, which derived from the DAX® Index, represents a recommendation by Deutsche Börse for a capital investment or contains in any manner a warranty or opinion by Deutsche Börse with respect to the attractiveness on an investment in this product. In its capacity as sole owner of all rights to the DAX® Index, its underlying data, and the index trademark Deutsche Börse has solely granted to the issuer of these securities the utilization of the index data and the index trademark as well as any reference to the index data and the index trademark in connection with these securities.

THE DOW JONES INDUSTRIAL AVERAGE®

All information contained in this underlying supplement regarding the Dow Jones Industrial Average®, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Dow Jones Industrial Average® is calculated, published and disseminated by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial Average®. The Dow Jones Industrial Average® is reported by Bloomberg L.P. under the ticker symbol “INDU.”

The Dow Jones Industrial Average® is a price-weighted index that seeks to measure of the performance of 30 U.S. blue-chip companies. The Dow Jones Industrial Average® covers all industries with the exception of transportation and utilities.

The Dow Jones Industrial Average® is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average® is the sum of the primary exchange prices of each of the 30 component stocks included in the Dow Jones Industrial Average® divided by a divisor. The divisor used to calculate the price-weighted average of the Dow Jones Industrial Average® is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of stock splits and other corporate actions. While this methodology reflects current practice in calculating the Dow Jones Industrial Average®, no assurance can be given that S&P Dow Jones will not modify or change this methodology in a manner that may affect the amounts payable on the securities at maturity.

Index Construction and Maintenance

The Dow Jones Industrial Average® is maintained by a committee, which is currently composed of three representatives of S&P Dow Jones and two representatives of The Wall Street Journal (the “Averages Committee”). The Averages Committee meets at least semi-annually. At each meeting, the Averages Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the Dow Jones Industrial Average® to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Averages Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index universe consists of securities in the S&P 500® Index, excluding stocks classified under Global Industry Classification Standard (GICS®) code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Companies should be incorporated and headquartered in the United States. In addition, a plurality of revenues should be derived from the United States. Maintaining adequate sector representation within the Dow Jones Industrial Average® is also a consideration in the selection process for the Dow Jones Industrial Average®. Changes to the Dow Jones Industrial Average® are made on an as-needed basis. There is no annual or semi-annual reconstruction. Rather, changes in response to corporate actions and market developments can be made at any time.

Corporate Actions.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Corporation Action	Adjustment Made to the Index	Divisor Adjustment?

Spin-off	The price of the parent company is adjusted to the price of the parent company minus (the price of the spun-off company/share exchange ratio). Any potential impacts on index constituents are evaluated by the Averaging Committee on a case by case basis.	Yes

Rights Offering	The price is adjusted according to the terms of the rights offering.	Yes

Stock dividend, stock split, reverse stock split	The price is adjusted according to the terms of the stock split or dividend.	Yes

Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	No impact.	No

Special dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Constituent Change	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will be replaced on the effective date of the drop.	Yes

License Agreement

The Dow Jones Industrial Average® is a product of S&P Dow Jones, and has been licensed for use by Barclays Bank PLC. Dow Jones®, DJIA®, Dow Jones Industrial Average®, and The Dow® are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Dow Jones Industrial Average® to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the Dow Jones Industrial Average® is the licensing of the Dow Jones Industrial Average® and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The Dow Jones Industrial Average® is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the Dow Jones Industrial Average®. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Dow Jones Industrial Average® will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the Dow Jones Industrial Average® is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones Industrial Average®. It is possible that this trading activity will affect the value of the Dow Jones Industrial Average® and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN

COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE EURO STOXX® SELECT DIVIDEND 30 INDEX

All information contained in this underlying supplement regarding the EURO STOXX® Select Dividend 30 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited. The EURO STOXX® Select Dividend 30 Index was created and is calculated, maintained and published by STOXX Limited, a wholly owned subsidiary of Deutsche Börse AG. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX® Select Dividend 30 Index. The EURO STOXX® Select Dividend 30 Index is reported by Bloomberg L.P. under the ticker symbol “SD3E.”

The EURO STOXX® Select Dividend 30 Index is a “net dividend yield”-weighted index composed of 30 of the highest dividend-paying stocks selected from the components of the EURO STOXX® Index, which provides a broad representation of the developed markets in the Eurozone. See “Indices — The STOXX Benchmark Indices” in this underlying supplement for additional information about the EURO STOXX® Index. The component stocks of EURO STOXX® Select Dividend 30 Index are traded on the major exchange of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX® Select Dividend 30 Index. Although the EURO STOXX® Select Dividend 30 Index measures the performance of high dividend-yielding companies, it is a price return index and, therefore, the return on the EURO STOXX® Select Dividend 30 Index will not include any dividends paid on the securities that make up the EURO STOXX® Select Dividend 30 Index.

EURO STOXX® Select Dividend 30 Index Composition and Maintenance

Components of the EURO STOXX® Index and their secondary share lines are eligible for inclusion in the selection list for the EURO STOXX® Select Dividend 30 Index. Companies are screened for the following criteria: indicated annualized dividend (applies for components and non-components), non-negative dividend growth rate over the past five years (applies for non-components only), dividend payments in four out of five calendar years (applies for non-components only), non-negative payout ratio (applies for components and non-components), payout ratio of less than or equal to 60% (applies for non-components only) and a minimum average daily traded value over the preceding 3-months of approximately 11.11 million euros (applies for non-components). For companies that have more than one share line, the line with the higher dividend yield is chosen.

All companies on the selection list are ranked according to the ratio of their net dividend yield to the greater of the net dividend yield of the STOXX total market index for the country for that company and the net dividend yield of the STOXX total market index for the Eurozone. All current companies ranked from 1 to 60 in the selection list will remain in EURO STOXX® Select Dividend 30 Index. If fewer than 30 companies are included, the highest ranked non-components are added until 30 companies are included.

The composition of the EURO STOXX® Select Dividend 30 Index is reviewed annually in March. The EURO STOXX® Select Dividend 30 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect a STOXX Benchmark Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect. To maintain the number of components constant, a removed company is replaced by the highest-ranked non-component on the selection list. The selection list is updated on a quarterly basis according to the review component selection process.

If STOXX Limited becomes aware of dividend data changes for a component of the EURO STOXX® Select Dividend 30 Index, the following adjustments may occur. The timing of the index adjustment depends on the changes in the dividend data. If the company cancels one of its dividends, the company will be removed from the EURO STOXX® Select Dividend 30 Index, and the replacement will be announced immediately. If the company lowers its dividend, the company will remain in the EURO STOXX® Select Dividend 30 Index until the next selection list is available. If the company is ranked 60 or above on this selection list, it is retained. If it is ranked 61 or below on the selection list, it is removed and replaced by the highest-ranked non- component on that selection list.

EURO STOXX® Select Dividend 30 Index Calculation

The EURO STOXX® Select Dividend 30 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX® Select Dividend 30 Index value can be expressed as follows:

Index =	total “units” of the EURO STOXX® Select Dividend 30 Index
divisor

The “total ‘units’ of the EURO STOXX® Select Dividend 30 Index” is equal to the sum of the products, for each component stock, of the price, weighting factor and weighting cap factor as of the time that the STOXX EURO STOXX® Select Dividend 30 Index is being calculated.

The weighting factor for each component stock is equal to the ratio of (a) the net dividend of the issuer of that component stock divided by the closing price of that component stock (the “net dividend yield”) to (b) the sum of the net dividend yields of all component stocks.

The weighting cap factor limits the weight of each component stock within the EURO STOXX® Select Dividend 30 Index to a maximum of 15% at the time of each review. In addition, the EURO STOXX® Select Dividend 30 Index applies a weighting cap factor for each component stock of (1,000,000,000 × initial weight of that component / closing price of that component stock), rounded to the nearest integer.

The EURO STOXX® Select Dividend 30 Index is also subject to a divisor, which is adjusted to maintain the continuity of the EURO STOXX® Select Dividend 30 Index values across changes due to corporate actions. A summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, which is also applicable to the EURO STOXX® Select Dividend 30 Index, is set forth under “Indices — The STOXX Benchmark Indices — STOXX Benchmark Index Calculation” in this underlying supplement.

License Agreement

We have entered into a non-exclusive license agreement with STOXX Limited whereby we, in exchange for a fee, are permitted to use the EURO STOXX® Select Dividend 30 Index in connection with the securities. STOXX Limited and its licensors (the “Licensors”) have no relationship to Barclays Bank PLC, other than the licensing of indices and the related trademarks for use in connection with the securities.

STOXX Limited and its Licensors do not:

•	sponsor, endorse, sell or promote the securities;

•	recommend that any person invest in the securities or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of securities.

•	have any responsibility or liability for the administration, management or marketing of the securities; or

•	consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX® Select Dividend 30 Index or have any obligation to do so.

STOXX Limited and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX Limited and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

•	the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the EURO STOXX® Select Dividend 30 Index and the data included in the EURO STOXX® Select Dividend 30 Index;

•	the accuracy or completeness of the EURO STOXX® Select Dividend 30 Index and its data; or

•	the merchantability and the fitness for a particular purpose or use of the EURO STOXX® Select Dividend 30 Index and its data;

•	STOXX Limited and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX® Select Dividend 30 Index or its data; and

•	under no circumstances will STOXX Limited or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX Limited or its Licensors knows that they might occur.

The licensing agreement between Barclays Bank PLC and STOXX Limited is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

THE FTSE® 100 INDEX

All information in this underlying supplement regarding the FTSE® 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE”). FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSE® 100 Index. The FTSE® 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

The FTSE® 100 Index is an index calculated, published and disseminated by FTSE, a wholly owned subsidiary of London Stock Exchange Group plc (the “LSEG”). The FTSE® 100 Index measures the composite price performance of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange (the “LSE”). Publication of the FTSE® 100 Index began in January 1984.

Composition of the FTSE® 100 Index

The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE that were selected by excluding certain stocks that have low liquidity, public float accuracy, and reliability of prices, or size or have limited voting right by unrestricted shareholders or foreign ownership restrictions. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. Where there are multiple lines of listed equity capital in a company, all are included and priced separately, provided that the secondary line’s full market capitalization (i.e. before the application of any investability weightings) is greater than 25% of the full market capitalization of the company’s principal line and the secondary line satisfies the eligibility rules and screens in its own right in all respects. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

Companies are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. Companies already included in the FTSE® 100 Index have a five-year grandfathering period to comply or they will be removed from the FTSE® 100 Index in September 2022.

The FTSE® 100 Index is overseen and reviewed quarterly by the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee (the “Index Steering Committee”) in order to maintain continuity in the level. The Index Steering Committee undertakes the reviews of the FTSE® 100 Index and ensures that constituent changes and index calculations are made in accordance with the ground rules of the FTSE® 100 Index. The FTSE® 100 Index is reviewed on a quarterly basis in March, June, September and December. Each review is based on data from the close of business on the Tuesday before the first Friday of the review month. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiry of the ICE Futures Europe futures and options contracts.

The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the FTSE® 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE® 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. A constant number of constituents will be maintained for the FTSE® 100 Index. Where a greater number of companies qualify to be inserted in the index than those qualifying to be deleted, the lowest ranking constituents presently included in the index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

Companies that are large enough to be constituents of the FTSE® 100 Index but do not pass the liquidity test are excluded. They will remain ineligible until the next annual review in June when they will be re-tested against all eligibility screens.

Calculation of the FTSE® 100 Index

The FTSE® 100 Index is an arithmetic weighted index where the weights are the market capitalization of each company. The index is calculated by summing the free float adjusted market values (or capitalizations) of all companies within the index divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the index constituents divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the index constituents. In order to prevent discontinuities in the index in the event of a corporate action or change in constituents, it is necessary to make an adjustment to the prices used to calculate the index to ensure that the change in index between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. This ensures that the index values remain comparable over time and that changes in the index level properly reflect the change in value of a portfolio of index constituents with weights the same as in the index.

License Agreement

We have entered into a non-exclusive license agreement with FTSE whereby we, in exchange for a fee, are permitted to use the FTSE 100 Index in connection with certain securities, including the notes and warrants. We are not affiliated with FTSE®; the only relationship between FTSE and us is any licensing of the use of FTSE’s indices and trademarks relating to them.

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE Russell or by the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as (i) to the results to be obtained from the use of the FTSE 100 Index (the “Index”), (ii) the figure at which the said Index stands at any particular time on the particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the securities. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Barclays Bank PLC or to its clients. The Index is calculated by FTSE or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) be under any obligation to advise any person of any error therein.

“FTSE®”, “FT-SE®” and “Footsie®” are trademarks of LSEG and are used by FTSE under license. “All-World”, “All-Share” and “All-Small” are trademarks of FTSE.

THE FTSE CHINA 50 INDEX

All information contained in this underlying supplement regarding the FTSE China 50 Index, including, without limitation, their make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by FTSE Russell. The FTSE China 50 Index is calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue publication of, the FTSE China 50 Index. The FTSE China 50 Index is reported by Bloomberg L.P. under the ticker symbol “XINOI.”

The FTSE China 50 Index is designed to represent the performance of the Chinese companies that are listed on the Stock Exchange of Hong Kong Ltd (“HKSE”).

Composition of the FTSE China 50 Index

The FTSE China 50 Index is currently based on the 50 largest and most liquid Chinese stocks (called “H” shares, “Red Chip” shares and “P Chip” shares), listed and trading on HKSE. “H” shares are securities of companies incorporated in the People’s Republic of China and traded on the HKSE. “Red Chip” shares are securities of companies incorporated outside of the People’s Republic of China that trade on HKSE and that which are substantially owned directly or indirectly by Mainland Chinese state entities with the majority of their revenue or assets derived from Mainland China. “P Chip” shares are securities of companies (other than a Red Chip company) incorporated outside of the People’s Republic of China and traded on HKSE, but are controlled by Mainland Chinese companies and individuals, with the establishment and origins of the companies in Mainland China and with a majority of their revenue or assets derived from Mainland China.

Standards for Admission and Exclusion

Currently, only H shares, P Chip shares and Red Chip shares are eligible for inclusion in the FTSE China 50 Index. Each constituent must also be a constituent of the FTSE All-World Index, a market-capitalization weighted index representing the performance of large- and mid-capitalization developed and emerging markets stocks covering 90-95% of the investable market capitalization globally. Companies whose business is that of holding equity and other investments (e.g., Investment Trusts) are not eligible for inclusion.

Securities must be sufficiently liquid to be traded; therefore, the following criteria, among others, are used to ensure that illiquid securities are excluded:

Price. There must be an accurate and reliable price for the purposes of determining the market value of a company.

Liquidity. Each security will be tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume as part of the FTSE All-World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test. For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days. Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month. Any period of suspension will not be included in the test. The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months.

New Issues. New issues which do not have a twelve month trading record must have a minimum three month trading record when reviewed. They must turnover at least 0.05% of their free float adjusted shares based on their median daily trading volume each month, on a pro rata basis since listing. When testing liquidity the free float weight as at the last date in the testing period will be used for the calculation for the whole of that period.

Trading Screen. Existing and non-constituent securities, which have not traded on 60 or more trading days during the past year (up to and including the review cut-off date), will not be eligible for index inclusion. Regular/ad-hoc market holidays and unscheduled market closures will not count towards the total; otherwise, the reason(s) for a security’s non-trading will not be considered. All standard trading days will be incorporated within the calculation (Friday and Sundays as appropriate). Ad-hoc non-standard trading days will not be incorporated within the calculation. If a security does not have a full year of trading, the 60 day period will be pro-rated according to the number of available trading days passed since its listing. Where a pro-rata calculation is necessary, the number of available trading days on the underlying market during the previous year up to and including the review cut-off date will be used as the basis of the calculation. A security that has been removed from the FTSE China 50 Index as a result of this screen will only be re-considered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility, it will be treated as a new issue.

The FTSE China 50 Index is subject to the oversight of an advisory committee, the FTSE Russell Asia Pacific Regional Equity Advisory Committee. The FTSE Russell Asia Pacific Regional Equity Advisory Committee is responsible for undertaking the periodic review of the FTSE China 50 Index ground rules and for considering changes of the ground rules.

Calculation of the FTSE China 50 Index

The FTSE China 50 Index is calculated using a free float index calculation methodology of the FTSE Group. The FTSE China 50 Index is calculated using the following formula:

where “N” is the number of securities in the FTSE China 50 Index, “pi” is the latest trade price of the component security “i,” “ei” is the exchange rate required to convert the security’s home currency into the FTSE China 50 Index’s base currency, “si” is the number of shares of the security in issue, “f” is the free float factor published by FTSE, to be applied to such security to allow amendments to its weighting, “ci” is the capping factor published by FTSE Russell at the most recent quarterly review of the FTSE China 50 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE China 50 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE China 50 Index. The capping factor serves to limit the weight of any individual company to no more than 9% of the FTSE China 50 Index and to limit the aggregate weight of all companies that have a weight greater than 4.5% to no more than 38% of the FTSE China 50 Index.

The FTSE China 50 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. FTSE Russell excludes from free floating shares: (i) shares held by public companies or by non-listed subsidiaries of public companies; (ii) shares held by directors, senior executives and managers of the company and/or their families, direct relations or affiliated companies; (iii) shares held within employee share plans; (iv) government holdings; (v) shares subject to foreign ownership limits; (vi) shares held by strategic investors; (vii) shares subject to lock-in clauses (for the duration of the lock-up); (viii) shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted; (ix) shares that are non-negotiable which are held by companies that have not converted these shares following the A Share reform and (x) non-tradable A Shares subject to a lock-in (until the lock-in expires and the shares are freely tradable on the exchange).

Free float is calculated using available published information rounded up to 12 decimal places. Companies with a free float of 5% or below are excluded from the FTSE China 50 Index. In June, a constituent’s free float will be updated regardless of size. No buffers are applied.

Foreign ownership limits, if any, are applied after calculating the free float restriction. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied.

The FTSE China 50 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE China 50 Index. The constituents will be reviewed using data from the close of business on the Monday following the third Friday in February, May, August and November. Where there is a market holiday in either China or Hong Kong on the Monday following the third Friday, the close of business on the last trading day prior to the Monday after the third Friday, where both markets are open, will be used. Implementation of any changes takes place at the close of trading on the third Friday in March, June, September and

December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE China 50 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

License Agreement

We have entered into a non-exclusive license agreement with FTSE Russell whereby we, in exchange for a fee, are permitted to use the FTSE China 50 Index in connection with certain securities, including the notes and warrants. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is any licensing of the use of FTSE Russell’s indices and trademarks relating to them.

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE Russell or by the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the FTSE China 50 Index (the “Index”), (ii) the figure at which the said Index stands at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the securities. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Barclays Bank PLC or to its clients. The Index is calculated by FTSE Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) be under any obligation to advise any person of any error therein.

All rights in the Index vest in FTSE Russell. “FTSE®” is a trademark of LSEG and is used by FTSE Russell under license.

THE HANG SENG INDICES

All information contained in this underlying supplement regarding the Hang Seng® Index and the Hang Seng China Enterprises Index (together, the “Hang Seng Indices”), including, without limitation, their make-up, method of calculation and changes in their component securities, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited (formerly HSI Services Limited) (“HSI”), a wholly owned subsidiary of Hang Seng Bank. The Hang Seng Indices are calculated, maintained and published by HSI. HSI has no obligation to continue to publish, and may discontinue publication of, either of the Hang Seng Indices.

The Hang Seng® Index

The Hang Seng® Index is a free float adjusted market capitalization weighted index of selection of companies from The Stock Exchange of Hong Kong Ltd. (the “HKSE”). The components of the index are divided into four sub-indices: commerce and industry, finance, utilities, and properties. The index was developed with a base level of 100 as of July 31, 1964 and is designed to be an indicator of the performance of the Hong Kong stock market. The Hang Seng® Index is reported by Bloomberg L.P. under the ticker symbol “HSI.”

Standards for Listing and Maintenance

Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng® Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index only if the company has no unlisted share capital.

To be eligible for selection, a company:

•	must be among those companies that constitute the top 90% of the total market capitalization of all eligible shares listed on the HKSE (market capitalization is expressed as an average of the past 12 months);

•	must be among those companies that constitute the top 90% of the total turnover of all eligible shares listed on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods over the past 24 months);

•	must not be the subject of a high shareholder concentration notice from the Hong Kong Securities and Futures Commission; and

•	should normally have a listing history of at least 24 months on the HKSE or meet the requirements of the following guidelines: for newly listed large-cap stocks, the minimum listing time required for inclusion in the stock universe for the Hang Seng® Index review is as follows:

Average Market Capitalization Ranking at Time of Review	Minimum Listing History
Top 5	3 Months
6-15	6 Months
16-20	12 Months
21-25	18 Months
Below 25	24 Months

Companies meeting all eligibility requirements will be considered for inclusion and their candidacy will be assessed on the following criteria:

•	the market value and turnover ranking of the company;

•	the representation of the sub-sectors within the Hang Seng® Index directly reflecting that of the market; and

•	the financial performance of the company.

The number of constituents is fixed at 50.

Should a company that is scheduled to be added as a constituent but the Securities and Futures Commission subsequently issued a high shareholding concentration notice on the company before the scheduled addition date, it generally will not be added to the Hang Seng® Index. The companies that are included in the Securities and Futures Commission “High Shareholding Concentration Announcements” can be reconsidered for regaining their eligibility for constituency in the Hang Seng® Index if the company issues a voluntary announcement entitled “Resolving of High Shareholding Concentration” to state that the high shareholding concentration issue has been resolved, with proper disclosure on the actions taken and the updated shareholding status. The company will be eligible for reconsideration to regain their constituency in the next index review following an observation period of 12 months after the voluntary disclosure.

Whether to remove a suspended constituent from the Hang Seng® Index and replace it with an appropriate candidate will be determined in the regular index review. Should a suspended constituent be removed from the Hang Seng® Index, its last traded price may be adjusted down to the system lowest price, i.e. $0.0001 in the security’s price currency, or an official residual price (if available) for index calculation on the trading day preceding the effective date of the constituent changes.

The Hang Seng China Enterprises Index

The Hang Seng China Enterprises Index (the “HSCEI”) was launched on August 8, 1994 as a free float adjusted market-capitalization weighted index and consist of stocks listed on the Main Board of the Stock Exchange of Hong Kong, including H-shares, Red-chips and P-chips. With the launch of the 200-stock Hang Seng Composite Index (the “HSCI”) on October 3, 2001, the HSCEI became part of the Hang Seng Composite Index Series (the “HSCI Series”). The HSCEI serves as a benchmark that reflects the overall performance of Mainland securities listed in Hong Kong. The HSCEI is reported by Bloomberg L.P. under the ticker symbol “HSCEI.”

Eligibility Criteria

Universe of Stocks for Selection. Mainland securities primarily listed on the Main Board of the HKSE are eligible to be included in the HSCEI, excluding stocks that are secondary listings, preference shares, debt securities, mutual funds and other derivatives. A Mainland security is defined as a Hong Kong-listed security that has at least 50% of its sales revenue (or profit or assets, if relevant) derived from Mainland China. Mainland securities include H-shares, Red-chips and P-chips. H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of Chinese Mainland companies. Red-chips are Mainland securities with a minimum of 30% of its shareholdings held by a Mainland entity or entities (including state-owned organizations and provincial or municipal authorities of Mainland China). P-chips are Mainland securities that are not classified as an H-share or Red-chip.

Listing History Requirement. To be eligible for inclusion in the HSCEI, a stock must be listed for at least one month by the review cut-off date.

Turnover Requirements. To be eligible for inclusion in the HSCEI, a stock must meet certain turnover requirements based on the HSCEI’s calculation of its “turnover velocity.” Turnover velocity is calculated by dividing the median of the daily traded shares during a specific calendar month by the free float adjusted issued shares at the end of that month. The turnover requirements are as follows:

1.	Existing Constituents. For stocks already included in the HSCEI, in order to meet the turnover requirement, a stock must meet the following criteria:

a.	A minimum turnover velocity of 0.1% for at least 10 out of the past 12 months;

b.	If a constituent fails to meet the turnover requirement in (a) above, a supplementary turnover test will be applied for those months in which turnover velocity is less than 0.1%:

▪	calculate the monthly aggregate turnover of the constituent

▪	if the monthly aggregate turnover is in the top 90th percentile of the total market, the constituent passes the monthly turnover test for that month

c.	The constituent will be regarded as meeting the turnover requirement if 1(a) is fulfilled after applying 1(b) as a supplementary test.

2.	New Constituents: For stocks not then-currently included in the HSCEI, in order to meet the turnover requirement, a stock must meet the following criteria:

a.	A minimum turnover velocity of 0.1% for at least 10 out of the past 12 months; and

b.	A minimum turnover velocity of 0.1% in each of the latest three months.

3.	Constituents with less than 1 year trading history. For a stock with a trading history of less than 12 months or a stock that has transferred from the Growth Enterprise Market to the Main Board in the past 12 months before the data review cut-off date, the following requirements replace those in #1 and #2 above.

a.	For stocks with a trading history of less than 6 months, a minimum turnover velocity of 0.1% for all trading months.

b.	For stocks with a trading history of greater than or equal to 6 months:

▪	Cannot have more than one month in which it has failed to attain a turnover velocity of at least 0.1%; and

▪	For new constituents, must attain a minimum turnover velocity of 0.1% for the latest three months.

c.	For existing constituents, the supplementary turnover test as described in 1(a) above also applies.

Additional Eligibility Criteria for Red-chips and P-chips (Applicable to New Constituents only)

1.	Listing History Requirements

a.	Depending on the stock’s “market value rank” among the universe of eligible securities, additional listing history requirements are required as follows:

Market Value Rank	Listing History Requirement
Top 10	1 year
11 – 20	2 years
Below 20	3 years

2.	Price Volatility Requirements

a.	The past one-month, three-month and 12-month historical price volatility (i.e. standard deviation of the daily logarithmic return for the past one, three and 12 months to the data cut-off date) of a stock must not be greater than three times the historical price volatility of the HSCEI for the respective period.

b.	The stock will not be eligible if its trading has been suspended for a complete month in the past month before the review cut-off date.

3.	Financial Requirements. The following parameters recorded in the annual reports of a stock should be greater than zero for three consecutive fiscal years:

a.	Net profit attributable to equity holders of the company

b.	Net cash generated from operating activities

c.	Cash dividends

Constituent Selection

The HSCEI is reviewed quarterly with data cut-off dates as of the end of March, June, September and December each year. The number of constituent stocks is fixed at 50. Between the June 2019 and December 2019 rebalancings, the number of constituent stocks under each share type will change according to the following schedule:

Rebalancing Date
	June 17, 2019	September 9, 2019	December 9, 2019 onwards
H-share constituents	Minimum of 35	Minimum of 30	No maximum/minimum
Red-chip and P-chip constituents	Maximum of 15	Maximum of 20	No maximum/minimum
Total	50	50	50

From the eligible stocks (including H-shares, Red-chips and P-chips), final selections are made using the following methodology:

(1)	all eligible stocks are ranked by (i) full market capitalization, in terms of average month-end market capitalization in the past 12 months and (ii) free float adjusted market capitalization, in terms of 12-month average market capitalization after free float adjustment;

(2)	the combined market capitalization ranking for each eligible stock is determined as the weighted average of the full market capitalization ranking and the free float adjusted market capitalization ranking, where each rank has a 50% weight; and

(3)	the 50 stocks that have the highest combined market capitalization ranking are selected as the constituents of the HSCEI, subject to the following buffer zone rule. Existing constituents ranked 61st or lower will be removed from the HSCEI while non-constituent stocks ranked 40th or above will be included. In case the number of incoming stocks is greater than the number of outgoing constituents, constituents with the lowest combined market capitalization rank will be removed from the HSCEI in order to maintain the number of constituents at 50. If the number of incoming stocks is smaller than the number of outgoing constituents, stocks with the highest combined market capitalization rank will be added to the HSCEI in order to maintain the number of constituents at 50.

(4)	in the case that the weighted average calculated in (2) of two stocks is identical, a higher rank will be assigned to the stock with the greater full market capitalization.

In the June and September 2019 rebalancings, the maximum number of constituent changes will be limited to five. This limit will not be applicable from the December 2019 rebalancing onwards.

Effective dates of constituent changes will be the next trading day after the first Friday of March, June, September and December. If that Friday falls on a public holiday, it will be postponed to the next Friday, subject to the final decision made by Hang Seng Indexes Company Limited. Under normal circumstances, five trading days’ notice will be given for any constituent changes before the effective dates.

Whether to remove a suspended constituent from the HSCEI and replace it with an appropriate candidate will be determined in the regular index review. Should a suspended constituent be removed from the HSCEI, its last traded price may be adjusted down to the system lowest price, i.e. $0.0001 in the security’s price currency, or an official residual price (if available) for index calculation on the trading day preceding the effective date of the constituent changes.

Calculation of the Hang Seng Indices

The Hang Seng Indices are calculated using a free float adjusted market capitalization weighted methodology with a 10% cap on individual stock weightings.

The formula for the index calculation is shown below:

current index	=	current aggregate free float adjusted market capitalization of constituents	×	yesterday’s closing index
yesterday’s aggregate free float adjusted market capitalization of constituents

=	S(Pt × IS × FAF × CF)	×	yesterday’s closing index
S(Pt-1 × IS × FAF × CF)

where:

Pt	: current price at day t;
Pt-1	: closing price at day t-1;
IS	: number of issued shares (in the case of H-share constituents, only the H-share portion is taken into calculation);
FAF	: free float adjusted factor, which is between 0 and 1; and
CF	: capping factor, which is between 0 and 1.

Free float Adjustments. Shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) that control more than or equal to 5% of the shareholdings would be considered as non-free float and are excluded from the index calculation. These include strategic holdings (holdings by governments and affiliated entities or any other entities that hold substantial shares in the company would be considered as non-free float unless otherwise proved), directors’ and management holdings (holdings by directors, members of the board committee, principal officers or founding members), corporate cross holdings (holdings by publicly traded companies or private firms or institutions) and lock-up shares (shareholdings with a publicly disclosed lock-up arrangement). Lock-up shares with trading restrictions are classified as non-free float, regardless of the shareholding percentage.

The free float adjusted factor represents the proportion of shares that is free floated as a percentage of the issued shares. The free float adjusted factor is rounded up to the nearest 1% if it is less than 10%; otherwise, it is rounded to the nearest 5%. For companies with more than one class of shares, the free float adjusted factor is calculated separately for each class of shares.

Cap Factor. A cap factor (“CF”) is calculated quarterly, such that no individual constituent in an index will have a weighting exceeding a cap level of 10% on the index capping date.

Index Rebalancing. The update of the issued shares, adjustment of the free float adjusted factor and calculation of the cap factor are undertaken quarterly. In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations. Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or free float adjusted factor is substantially different from the production data. The HSCEI will also be recapped in the event of constituent changes if the newly added component weighs higher than the index cap level.

License Agreement

We have entered into a non-exclusive license agreement with HSI and Hang Seng Data Services Limited whereby we, in exchange for a fee, are permitted to use the Hang Seng Indices in connection with certain securities, including the notes and warrants. We are not affiliated with HIS or Hang Seng Data Services Limited; the only relationship between HSI and Hang Seng Data Services Limited, on the one hand, and us, on the other hand, is any licensing of the use of their indices and trademarks relating to them.

THE HANG SENG INDICES ARE PUBLISHED AND COMPILED BY HSI PURSUANT TO A LICENSE FROM HANG SENG DATA SERVICES LIMITED. THE MARK AND NAME ‘HANG SENG INDEX’ AND ‘HANG SENG CHINA ENTERPRISES INDEX’ ARE PROPRIETARY TO HANG SENG DATA SERVICES LIMITED. HSI AND HANG SENG DATA SERVICES LIMITED HAVE AGREED TO THE USE OF, AND REFERENCE TO, THE HANG SENG INDICES BY BARCLAYS BANK PLC IN CONNECTION WITH THE SECURITIES, BUT NEITHER HSI NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON (I) THE ACCURACY OR COMPLETENESS OF THE HANG SENG INDICES AND THEIR COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (II) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HANG SENG INDICES OR ANY COMPONENT OR DATA COMPRISED IN THE HANG SENG INDICES; OR (III) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HANG SENG INDICES OR ANY COMPONENT OR DATA COMPRISED IN THE HANG SENG INDICES FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HANG SENG INDICES IS GIVEN OR MAY BE IMPLIED. THE PROCESS AND BASIS OF COMPUTATION AND COMPILATION OF THE HANG SENG INDICES AND ANY OF THE RELATED FORMULA OR FORMULAE, CONSTITUENT STOCKS AND FACTORS MAY AT ANY TIME BE CHANGED OR ALTERED BY HSI WITHOUT NOTICE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI OR HANG SENG DATA SERVICES LIMITED (I) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HANG SENG INDICES BY BARCLAYS BANK PLC IN CONNECTION WITH THE SECURITIES; OR (II) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI IN THE COMPUTATION OF THE HANG SENG INDICES; OR (III) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HANG SENG INDICES WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (IV) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE SECURITIES IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE SECURITIES. ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE SECURITIES DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HSI AND HANG SENG DATA SERVICES LIMITED. FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI-CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HSI AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.

THE MSCI INDICES

All information contained in this underlying supplement regarding the MSCI EAFE® Index, the MSCI Emerging Markets Index, the MSCI EMU Index, the MSCI Europe Index, the MSCI Japan Index, the MSCI ACWI Index and the MSCI ACWI ex USA Index (each, an “MSCI Index” and together, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

The MSCI EAFE® Index

The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of certain developed markets excluding the United States and Canada. The MSCI EAFE® Index currently consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE® Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI EAFE® Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of global emerging markets. The MSCI Emerging Markets Index currently consists of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. As of June 2018, the MSCI Emerging Markets Index includes shares traded on mainland Chinese exchanges, referred to as A-shares. The MSCI Emerging Markets Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

The MSCI EMU Index

The MSCI EMU Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets in the European Economic and Monetary Union (the “EMU”). The MSCI EMU Index currently consists of the following 10 developed market country indices: Austria, Belgium, Finland, France, Germany, Ireland, Italy, the Netherlands, Portugal and Spain. The MSCI EMU Index covers approximately 85% of the free float-adjusted market capitalization in the EMU. The euro price return version of the MSCI EMU Index is reported by Bloomberg L.P. under the ticker symbol “MXEM.”

The MSCI Europe Index

The MSCI Europe Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the European equity market. The MSCI Europe Index currently consists of the following 15 developed market European country indices: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The MSCI Europe Index covers approximately 85% of the free float-adjusted market capitalization in Europe. The euro price return version of the MSCI Europe Index is reported by Bloomberg L.P. under the ticker symbol “MXEU.”

The MSCI Japan Index

The MSCI Japan Index is a free float adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Japanese equity market. The MSCI Japan Index covers approximately 85% of the free float-adjusted market capitalization in Japan. The Japanese yen price return version of the MSCI Japan Index is reported by Bloomberg L.P. under the ticker symbol “MXJP.”

The MSCI ACWI Index

The MSCI ACWI Index is a free float adjusted market capitalization index that is designed to measure the performance of the large- and mid-cap segments of global emerging markets and certain developed markets. The MSCI ACWI Index currently consists of the following 23 developed market country indices and 26 emerging market country indices: developed market countries include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States; emerging market countries include Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. The MSCI ACWI Index covers approximately 85% of global investable equities. The U.S. dollar price return version of the MSCI ACWI Index is reported by Bloomberg L.P. under the ticker symbol “MXWD.”

The MSCI ACWI ex USA Index

The MSCI ACWI ex USA Index is a free float-adjusted market capitalization index that is designed to measure the performance of the large- and mid-cap segments of global emerging markets and certain developed markets excluding the United States. The MSCI ACWI ex USA Index currently consists of the following 22 developed market country indices and 26 emerging market country indices: developed market countries include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom; emerging market countries include Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. The MSCI ACWI ex USA Index covers approximately 85% of global investable equities, excluding the United States. The U.S. dollar price return version of the MSCI ACWI ex USA Index is reported by Bloomberg L.P. under the ticker symbol “MXWDU.”

The MSCI USA Investable Market Real Estate Index

The MSCI USA Investable Market Real Estate Index is a free float adjusted market capitalization index that is designed to measure the performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equity market. All securities in the MSCI USA Investable Market Real Estate Index are classified in the real estate sector as per the Global Industry Classification Standard (“GICS®”). The GICS real estate sector is composed of equity real estate investment trusts (known as REITs), which includes specialized REITs, and real estate management and development companies. The U.S. dollar price return version of the MSCI USA Investable Market Real Estate Index is reported by Bloomberg L.P. under the ticker symbol “MXUSMRE.”

Constructing the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process that, with respect to the MSCI Indices, involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market and (iv) applying Index Continuity Rules for the Standard Index.

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: All listed equity securities, including real estate investment trusts and certain income trusts listed in Canada, are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies, and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange-traded funds (“ETFs”), equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Stapled securities are considered eligible if each of the underlying components exhibit characteristics of equity securities.

(ii)	Country Classification of Eligible Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as Developed Markets (“DM”),

Emerging Markets (“EM”) or Frontier Markets (“FM”). Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

(i)	Identifying Eligible Listings: A security may have a listing that trades in the country where it is classified (a “local listing”) and/or a listing that trades in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe as determined by MSCI.

(ii)	Applying Investability Screens: Some of the investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the investable equity universe in each market are as follows:

(a)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the equity universe sorted in descending order by full market capitalization.

(b)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by the annualized traded value ratio (“ATVR”) and the frequency of trading. In addition to the ATVR and frequency of trading requirements, securities in the MSCI China equity universe will not be eligible for inclusion in the market investable equity universe if the securities are suspended on the price cutoff date of the index review or have been suspended for 50 consecutive days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region.

(d)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s foreign inclusion factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(e)	The Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non-index constituents are not subject to the Minimum Length of Trading Requirement and may be included in a market investable equity universe and the Standard Index outside of a Quarterly or semi-annual index review.

(f)	The Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit (“FOL”) to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices, with the following free float-adjusted market capitalization market coverage target ranges:

(i)	Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

(ii)	Standard Index (Large + Mid): 85% ± 5%

(iii)	Large Cap Index: 70% ± 5%

(iv)	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

(v)	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization among the securities included in the market investable equity universe are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent index reviews, if after the application of the index maintenance methodology a Standard Index contains less than five securities in a Developed Market or three securities in an Emerging Market, then the remaining securities are selected for inclusion by multiplying market capitalization of such securities by a factor of 1.5.

Constructing and Calculating the Individual Global Investable Market Indices

After companies are allocated to their respective Size-Segments and securities are reviewed for complying with the final Size-Segment requirements, the final list of constituents for each Market Size-Segment Index is determined. The MSCI Investable Market Indices are composed of the MSCI Standard Indices and the MSCI Small Cap Indices. The MSCI Standard Indices are further subdivided into the MSCI Large Cap and the MSCI Mid Cap Indices. Two or more Market Indices can be combined to form Composite Indices. Market Indices can be grouped either on the basis of Market Classification definition, geographical regions, economic regions or other criteria.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves semi-annual index reviews in May and November of the Size Segment and Global Value and Growth Indices and quarterly index reviews in February and August of the Size Segment Indices. Semi-annual index review include updating the indices on the basis of a fully refreshed equity universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and number of shares (“NOS”). Quarterly index reviews include adding significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index; allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the semi-annual index reviews; and reflecting the impact of significant market events on FIFs and updating NOS.

In addition, ongoing event-related changes to the indices are made as the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Index Calculation

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

License Agreement

We have entered into a non-exclusive license agreement with MSCI whereby we, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the securities. We are not affiliated with MSCI; the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

THE SECURITIES ARE NOT SPONSORED OR ENDORSED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE SECURITIES ARE NOT SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BARCLAYS BANK PLC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR TO BARCLAYS BANK PLC OR ANY OWNER OF THE SECURITIES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF BARCLAYS BANK PLC OR OWNERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH

THE SECURITIES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE SECURITIES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

NOTWITHSTANDING THE FOREGOING, CERTAIN AFFILIATES OF MSCI MAY ACT AS DEALERS IN CONNECTION WITH THE SALE OF THE SECURITIES AND, AS SUCH, MAY SELL OR PROMOTE THE SECURITIES OR MAY BE INVOLVED IN THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, nor any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE NASDAQ-100 INDEX®

All information contained in this underlying supplement regarding the Nasdaq-100 Index®, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nasdaq, Inc. (“Nasdaq”). The Nasdaq-100 Index® was developed by, and is calculated, maintained and published by Nasdaq. Nasdaq does not have any obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index®. The Nasdaq-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

The Nasdaq-100 Index® is a modified market capitalization-weighted index of stocks of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted. Current information regarding the market value of the Nasdaq-100 Index® is available from Nasdaq as well as numerous market information services.

The Nasdaq-100 Index® share weights of the component securities of the Nasdaq-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the Nasdaq- 100 Index® is directly proportional to the value of its Nasdaq-100 Index® share weight.

Calculation of the Nasdaq-100 Index®

At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the “Divisor”), which becomes the basis for the reported Nasdaq-100 Index® value. The Divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for Nasdaq-100 Index® reporting purposes.

Underlying Stock Eligibility Criteria

Initial Eligibility Criteria

To be eligible for initial inclusion in the Nasdaq-100 Index®, a security must meet the following criteria:

•	the issuer of the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	a security must be issued by a non-financial company;

•	a security may not be issued by an issuer currently in bankruptcy proceedings;

•	a security must have an average daily trading volume of at least 200,000 shares in the previous three months (measured annually during the ranking review process described below);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured during the ranking review process);

•	the issuer of the security may not have entered into a definitive agreement or other arrangement where the transaction is determined to be highly probable and would likely result in the security no longer being Nasdaq-100 Index® eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the security must have “seasoned” on the Nasdaq, NYSE or CBOE. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the Nasdaq-100 Index®, the security must meet the following criteria:

•	the issuer of the security’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares in the previous three month trading period (measured during the ranking review process);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	the issuer must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the Nasdaq-100 Index® effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

For the purposes of Nasdaq-100 Index® eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

These Nasdaq-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the securities.

Annual Ranking Review

The composition of the Nasdaq-100 Index® is evaluated on an annual basis, except under extraordinary circumstances that may result in an interim evaluation, as follows (this evaluation is referred to herein as the “ranking review”). Securities listed on Nasdaq that meet the applicable eligibility criteria are ranked by market value. Nasdaq-100 Index® -eligible securities that are already in the Nasdaq-100 Index® and whose issuer is ranked in the top 100 eligible companies (based on market capitalization) are retained in the Nasdaq-100 Index®. A Nasdaq-100® Index issuer that is ranked 101 to 125 is generally retained, provided that such issuer was ranked in the top 100 eligible issuers as of the previous ranking review or was added to the Nasdaq-100 Index® subsequent to the previous ranking review. Nasdaq-100 Index® issuers not meeting such criteria are replaced. Additionally, if at the time of the ranking review an eligible issuer not currently in the Nasdaq-100 Index® is ranked within the top 75 eligible securities by market capitalization and is not one of the replacement securities, it will be automatically added to the Nasdaq-100 Index® and the smallest issuer by market capitalization will be removed from the index. The replacement securities chosen are those eligible securities not currently in the Nasdaq-100 Index® whose issuers have the largest market capitalization. The data used in the ranking includes market data as of the last trading of October and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

Generally, the list of annual additions and deletions as a result of the annual evaluation is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the ranking review, a Nasdaq-100 Index® issuer no longer meets the continued eligibility criteria or is otherwise determined by Nasdaq to become ineligible for continued inclusion in the Nasdaq-100 Index®, the issuer security will be replaced with the largest market capitalization security not currently in the Nasdaq-100 Index® and meeting the initial eligibility criteria listed above. Ordinarily, a security will be removed from the Nasdaq-100 Index® at its last sale price. If, however, at the time of its removal the security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the security may, in Nasdaq’s discretion, be removed at a zero price. The zero price will be applied to the security after the close of the market but prior to the time the official closing value of the Nasdaq-100 Index® is disseminated, which is ordinarily 17:16:00 EST.

Index Maintenance

Changes in the price and/or the number of total share outstanding of each of the Nasdaq-100 Index® component securities driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made to the Nasdaq-100 Index® as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares for those underlying stocks are derived from each security’s total shares outstanding. The index shares for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those Nasdaq-100 Index® component securities.

The price of the component security is adjusted for the amount of the special cash dividend. A dividend is considered special if the information provided by the listing exchange in their announcement of the ex-date indicates that the dividend is special. A special dividend may also be referred to as extra, extraordinary, non-recurring, one-time, unusual, etc.

Index Rebalancing

On a quarterly basis coinciding with the quarterly scheduled index share adjustment procedures in March, June and September, the Nasdaq-100 Index® will be rebalanced if it is determined that: (1) the current weight of the single largest market capitalization component security is greater than 24.0% and (2) the “collective weight” of those component securities whose individual current weights are in excess of 4.5%, when added together, exceeds 48.0% of the Nasdaq-100 Index®.

If either one or both weight distribution requirements are met upon quarterly review or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all stocks with weights greater than 4.5% will be scaled down proportionately towards 1.0% for the adjusted weight of the single largest component security to be set to 20.0%.

Second, relating to weight distribution requirement (2) above, for those component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all stocks with weights greater than 4.5% will be scaled down proportionately towards 1.0% for the “collective weight,” so adjusted, to be set to 40.0%.

On an annual basis coinciding with the annual evaluation in December, the Nasdaq-100 Index® will be rebalanced if it is determined that the “collective weight” of the five largest component securities by weight, when added together, exceeds 40.0% of the Nasdaq-100 Index®. In addition, a special rebalancing of the Nasdaq-100 Index® may be conducted at any time if it is determined necessary to maintain the integrity of the Nasdaq-100 Index®.

If the weight distribution requirement is met upon the annual evaluation or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

If the “collective weight” of the five largest Nasdaq-100 Index® securities by weight, when added together, exceeds 40.0% of the Nasdaq-100 Index® at the time of the annual evaluation, those top five securities will be scaled down proportionately towards 1.0% for the “collective weight,” so adjusted, to be set to 38.5%. The excess weight due to capping from the five largest, capped securities is redistributed to the remaining securities. Thereafter, all other securities are capped at 4.5% and the weight is proportionally redistributed to all securities that have not yet been capped.

In the event of a special rebalance, either coinciding with the quarterly review or annual evaluation (or at any other point in time where necessary), prior month-end shares outstanding and prices for each security in the Nasdaq-100 Index® are utilized to calculate the weights that require capping and the associated index shares. If a special rebalance were to occur in accordance with the quarterly scheduled index adjustment or annual evaluation, the index weights will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq-100 Index® at the close of trading on the last day in February, May, August and November. Changes to the index weights will be made effective after the close of trading on the third Friday in March, June, September and December and an adjustment to the divisor is made to ensure continuity of the Nasdaq-100 Index®.

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current index weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the component securities. In such instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

At the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the Nasdaq-100 Index® from that cutoff until the quarterly share change effective date with the single exception for corporate actions with an ex-date.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with Nasdaq whereby we, in exchange for a fee, will be permitted to use the Nasdaq-100 Index® in connection with such securities. We are not affiliated with Nasdaq; the only relationship between Nasdaq and us is any licensing of the use of Nasdaq’s indices and trademarks relating to them.

The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. (“Nasdaq”) (including its affiliates) (Nasdaq, with its affiliates, are referred to as the ‘Corporations’). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representations or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Barclays Bank PLC is in the licensing of Nasdaq®, Nasdaq-100® and Nasdaq-100 Index® trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Barclays Bank PLC or the securities. Nasdaq has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing and calculating the Nasdaq-100 Index®. The corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities is to be converted into cash. The corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI 225 INDEX

All information contained in this underlying supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nikkei Inc. The Nikkei 225 Index is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nikkei 225 Index. The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei 225 Index.

All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

Rules of the Periodic Review

Nikkei Underlying Stocks are reviewed annually (the “periodic review”) in accordance with the following rules, and results of the review are applied on the first trading day in October. Results of the review become effective on the first trading day of October, and there is no limit to the number of Nikkei Underlying Stocks that can be affected. Stocks selected by the procedures outlined below are presented as candidates to a committee composed of academics and market professionals for comment; based on comments from the committee, Nikkei Inc. determines and announces any changes to the Nikkei Underlying Stocks.

High Liquidity Group

The top 450 most liquid stocks are chosen from the TSE First Section. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by volume in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.

Sector Balance

The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others, and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles & Auto Parts, Precision Instruments and Telecommunications;

•	Financials — Banks, Other Financial Services, Securities and Insurance;

•	Consumer Goods — Fishery, Food, Retail and Services;

•	Materials — Mining, Textiles & Apparel, Paper & Pulp, Chemicals, Petroleum, Rubber, Ceramics, Steel, Nonferrous Metals and Trading Companies;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing and Real Estate; and

•	Transportation/Utilities — Railway & Transport, Marine Transport, Air Transport, Warehousing, Electric Power and Gas.

The “appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.

For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules

Nikkei Underlying Stocks removed from the TSE First Section are deleted from the Nikkei 225 Index. Reasons for removal from the TSE First Section include: designation to “securities to be delisted” (i.e., “Seiri Meigara”) or delisting due to bankruptcy (including filing under the Corporate Reorganization Act, Civil Rehabilitation Act or liquidation), delisting due to corporate restructuring such as merger, share exchange or share transfer, designation to “securities to be delisted” or actual delisting due to excess debt or transfer to the TSE Second Section. In addition, constituents designated to “securities under supervision” (i.e., “Kanri Meigara”) become deletion candidates. However, the decision to delete such candidates will be made by examining the sustainability and the probability of delisting for each individual case.

When a Nikkei Underlying Stock is deleted from the Nikkei 225 Index as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

Procedures to Implement Constituent Changes

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

The first instance when the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks is when a Nikkei Underlying Stock is delisted by reason of share exchange or transfer and the succeeding company becomes listed a short period of time later. The second instance is when a Nikkei Underlying Stock is deleted due to a sudden announcement of bankruptcy or is designated as a “security to be delisted.” The addition will be made after a short period (approximately 2 days). The exact schedule is announced on a case by case basis.

Calculation of the Nikkei 225 Index

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated every 5 seconds.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index.

Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with Nikkei Inc., whereby we, in exchange for a fee, will be permitted to use the Nikkei 225 Index in connection with such securities. We are not affiliated with Nikkei Inc.; the only relationship between Nikkei Inc. and us is any licensing of the use of Nikkei Inc.’s indices and trademarks relating to them.

The copyright relating to the Nikkei 225 Index and intellectual property rights as to the indications for “Nikkei,” “Nikkei Stock Average” and “Nikkei 225” and any other rights shall belong to Nikkei Inc. Nikkei Inc. will be entitled to change the details of the Nikkei 225 Index and to suspend the announcement thereof. All the businesses and implementation relating to our license agreement with Nikkei Inc. will be conducted exclusively at our risk, and Nikkei Inc. assumes no obligation or responsibility therefor.

The securities are not sponsored, endorsed, sold, or promoted by Nikkei Inc., and Nikkei Inc. makes no representation whatsoever, whether express or implied, either as to the results to be obtained from the use of the Nikkei 225 Index and/or the levels at which the Nikkei 225 Index stands at any particular time on any particular date or otherwise. Nikkei Inc. will not be liable (whether in negligence or otherwise) to any person for any error in the Nikkei 225 Index, and Nikkei Inc. is under no obligation to advise any person of any error therein. Nikkei Inc. is making no representation whatsoever, whether express or implied, as to the advisability of purchasing or assuming any risk in connection with the securities.

THE RUSSELL INDICES

All information contained in this underlying supplement regarding the Russell 1000® Index, the Russell 2000® Index and the Russell 3000® Index (each, a “Russell Index” and collectively, the “Russell Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell, which is wholly owned by the London Stock Exchange Group. The Russell Indices are calculated, maintained and published by FTSE Russell. FTSE has no obligation to publish, and may discontinue the publication of, the Russell Indices.

The Russell 1000® Index

The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges (with respect to the Russell 1000® Index, the “Component Stocks”). The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 1000 Index represents approximately 92.00% of the United States equity market. The Russell 1000® Index is reported by Bloomberg L.P. under the ticker symbol “RIY.”

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges (with respect to the Russell 2000® Index, the “Component Stocks”) and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

The Russell 3000® Index

The Russell 3000® Index measures the capitalization-weighted price performance of 3,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges (with respect to the Russell 3000® Index, the “Component Stocks”) and is designed to represent the broad U.S. equity market. The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 3000® Index consists of the 3,000 companies included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000E™ Index, and represents approximately 98% of the U.S. equity market. The Russell 3000E™ Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000E™ Index. The Russell 3000® Index is reported by Bloomberg L.P. under the ticker symbol “RAY.”

Selection of Stocks Underlying the Russell Indices

The Russell Indices are sub-indices of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, a Russell Index, a company must meet the following criteria as of the rank day in May (except that initial public offerings (“IPOs”) are considered for inclusion on a quarterly basis):

•	U.S. Equity Market. The company must be determined to be part of the U.S. equity market, meaning that its home country is the United States. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation.

If any of the three criteria do not match, FTSE Russell then defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location.

If there is not enough information to determine a company’s primary location of assets, FTSE Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

•	U.S. Eligible Exchange. The following exchanges and markets are deemed to be eligible U.S. exchanges: the Chicago Board Options Exchange, Investors Exchange, the New York Stock Exchange, NYSE American, The Nasdaq Stock Market and NYSE Arca. Stocks that are not traded on an eligible U.S. exchange (Bulletin Board, Pink Sheet and over-the-counter securities, including securities for which prices are displayed on the FINRA Alternative Display Facility) are not eligible for inclusion.

•	Minimum Closing Price. A stock must have a close price at or above $1.00 (on its primary exchange), subject to exceptions to reduce turnover.

•	Minimum Total Market Capitalization. Companies with a total market capitalization less than $30 million are not eligible for inclusion.

•	Minimum Free Float. Companies with 5.5% or less of their shares available in the marketplace are not eligible for inclusion.

•	Company Structure. Companies structured in the following ways are not eligible for inclusion: royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies (and other companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC), blank-check companies, special-purpose acquisition companies (SPACs), limited partnerships, exchange-traded funds and mutual funds.

•	UBTI. Real estate investment trusts and publicly traded partnerships that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI to equity holders are not eligible for inclusion. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices or company website.

•	Security Types. The following types of securities are not eligible for inclusion: preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts.

•	Minimum Voting Rights. As of August 2017, more than 5% of a company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) must be in the hands of unrestricted shareholders. Existing constituents have a 5 year grandfathering period to comply or they will be removed from each applicable Russell Index in September 2022.

•	Multiple Share Classes. If an eligible company trades under multiple share classes, each share class is reviewed independently for eligibility for inclusion. Share classes in addition to the primary share class must meet the following minimum size, liquidity and float requirements to be eligible: (i) total market cap must larger than that of the smallest company in the Russell 3000E™ Index; (ii) average daily dollar trading value must exceed that of the global median; and (iii) more than 5% of shares must be available in the marketplace.

Securities of eligible companies are included in Russell Indices based on total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the market price (generally, the last price traded on the primary exchange of the share class with the highest two-year trading volume, subject to exceptions) as of the rank day in May (except that IPOs are considered for inclusion on a quarterly basis). Common stock, non-restricted exchangeable shares and partnership units/membership interests (but not operating partnership units of umbrella partnership real estate investment trusts) are used to calculate a company’s total market capitalization. If multiple share classes of common stock exist, they are combined to determine total shares outstanding; however, in cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. For merger and spin-off transactions that are effective between rank day in May and the Friday prior to annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action.

The 4,000 securities with the greater total market capitalization become members of the Russell 3000E™ Index. All remaining Russell Indices are a subset of the Russell 3000E™ Index. Market capitalization breakpoints for the Russell Indices are determined by the breaks between the rankings of companies (based on descending total market capitalization). Market capitalization breakpoints for the Russell 3000® Index are determined by the break between the companies ranked #1 through #3,000. Market capitalization breakpoints for the Russell 1000® Index are determined by the break between the companies ranked #1 through #1,000. Market capitalization breakpoints for the Russell 2000® Index are determined by the break between the companies ranked #1,001 through #3,000. New members are assigned on the basis of the breakpoints, and existing members are reviewed to determine if they fall within a cumulative 5% market cap range around these new market capitalization breakpoints. If an existing member’s market cap falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current index rather than be moved to a different Russell Index.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public (“free float”). The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell Indices are weighted by their available (also called float-adjusted) market capitalization. The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization, based on information recorded in SEC corporate filings: officers’ and directors’ holdings, private holdings exceeding 10% of shares outstanding, institutional holdings exceeding 30% of shares outstanding, shares held by publicly listed companies, shares held by an Employee Stock Ownership Plan or a Leveraged Employee Stock Ownership Plan; shares locked up during an IPO; direct government holdings; and indirect government holdings exceeding 10% of shares outstanding.

Reconstitution occurs on the last Friday in June. However, at times this date is too proximal to exchange closures and abbreviated exchange trading schedules when market liquidity is exceptionally low. In order to ensure proper liquidity in the markets, when the last Friday in June falls on the 29th or 30th, reconstitution will occur on the preceding Friday. A full calendar for reconstitution is made available each spring.

Corporate Actions and Events Affecting the Russell Indices

FTSE Russell applies corporate actions to the Russell Indices on a daily basis. FTSE Russell applies the following methodology guidelines, among others, when adjusting the applicable Russell Index in response to corporate actions:

•	“No Replacement” Rule. Securities that leave the relevant Russell Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the relevant Russell Index over a year will fluctuate according to corporate activity.

•	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporate actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

•	Changes to Shares Outstanding and Free Float. Each Russell Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of each Russell Index. In March, September and December, shares outstanding and free float will be updated to reflect changes greater than 1% for cumulative shares in issue changes and changes greater than 3% (or 1%, for constituents with a free float of 15% or below) for cumulative free float changes. In June the shares and free float updates will be implemented regardless of size. Shares and free float updates can be triggered in some cases by certain events, such as some primary or secondary offerings.

License Agreement

Barclays Bank PLC has entered into a non-exclusive license agreement with FTSE Russell whereby we, in exchange for a fee, are permitted to use the Russell Indices and their related trademarks in connection with certain securities, including the securities. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is any licensing of the use of FTSE Russell’s indices and trademarks relating to them.

“Russell 1000® Index,” “Russell 2000® Index,” “Russell 3000® Index” and “Russell 3000E™ Index” are trademarks of FTSE Russell and have been licensed for use by Barclays Bank PLC. The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which any Russell Index is based. FTSE Russell’s only relationship to Barclays Bank PLC and its affiliates is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Indices which are each determined, composed and calculated by FTSE Russell without regard to Barclays Bank PLC and its affiliates or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change any Russell Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE S&P/ASX 200 INDEX

All information contained in this underlying supplement regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P/ASX 200 Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue publication of, the S&P/ASX 200 Index. The S&P/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

Composition of the S&P/ASX 200 Index

The S&P/ASX 200 Index is designed to be the primary gauge for the Australian equity market, and it is recognized as an investable benchmark in Australia. The S&P/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (“GICS®”), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions.

Eligibility Criteria

The index companies are drawn from the universe of ordinary and preferred equity stocks listed on ASX. The criteria for index additions include, but are not limited to:

•	Listing. Only securities listed on the ASX are considered for inclusion in the S&P/ASX 200 Index;

•	Eligible Securities. Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P/ASX 200 Index. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies (LICs) that invest in a portfolio of securities are not eligible. Companies that are currently under consideration for merger or acquisition are not eligible.

•	Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The stock price history (last six months), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities; and

•	Liquidity. Only securities that are regularly traded are eligible for inclusion in the S&P/ASX 200 Index. A stock’s liquidity is measured relative to its peers. Relative Liquidity is calculated as follows:

Where:

•	Stock Median Liquidity is the median daily value traded for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and

•	Market Liquidity is determined using the market capitalization weighted average of the stock median liquidities of the 500 companies in the All Ordinaries index, an index that includes nearly all ordinary shares listed on the ASX.

Stocks must have a minimum Relative Liquidity of 50% to be included in the S&P/ASX 200 Index.

Rebalancing. Rebalancing of the S&P/ASX 200 Index occurs on a regular basis. Both market capitalization and liquidity are assessed using the previous six months’ worth of ASX trading data to determine index eligibility. Shares and IWFs updates are also applied regularly. The reference date used for the six months’ worth of trading data is the last Friday of the month prior to the rebalancing, except for the September rebalancing where the reference date for data used is the second to last Friday of August.

Frequency. The S&P/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect after the market close on the third Friday of March, June, September and December.

Buffers. In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the S&P/ASX 200 Index. The following buffer aims to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

Addition	Rank Buffer for Deletion
179th or higher	221st or lower

This float-adjusted market capitalization rank buffer serves as the guideline used by the Index Committee to arrive at any potential constituent changes to the S&P/ASX 200 Index. However, the Index Committee has complete discretion to by-pass these rules when circumstances warrant.

Intra-Quarter Additions/Deletions. Between rebalancing dates, an addition to the S&P/ASX 200 Index is generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. An initial public offering is added to the S&P/ASX 200 Index only when an appropriate vacancy occurs and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify inclusion. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the S&P/ASX 200 Index at the cash offer price for cash-only offers. Otherwise the best available price in the market is used.

Share Updates. The share count for all index constituents are reviewed quarterly and are rounded to the nearest thousand (‘000) for all Australian stocks. Updates will be made to the number of shares outstanding if the difference between the current number of shares used and the latest figure quoted by the ASX differs by 5% or more, as at the quarterly rebalance reference date. Intra-quarter share changes are implemented at the effective date or as soon as reliable information is available; however, they will only take place in the following circumstances:

•	Changes in a company’s shares outstanding of 5% or more due to market-wide shares issuance or major off-market buy-backs;

•	Rights issues, bonus issues and other major corporate actions; and

•	Share issues resulting from index companies merging.

Share changes due to mergers or acquisitions are implemented when the transaction occurs, even if both of the companies are not in the same index and regardless of the size of the change.

Notification of intra quarter changes to the number of issued shares generally takes place three business days prior to the implementation date.

Calculation of the S&P/ASX 200 Index

The S&P/ASX 200 Index is calculated using a base-weighted aggregate methodology so that the level of the S&P/ASX 200 Index reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

Investable Weight Factor (IWF).A stock’s weight in the S&P/ASX 200 Index is determined by the float-adjusted market capitalization of the stock. The number of shares outstanding is reduced to exclude closely held shares from the index calculation because such shares are not available to investors. The S&P/ASX 200 Index calculates an IWF, which is the percentage of total shares outstanding that are included in the index calculation. All constituents in the S&P/ASX 200 Index are assigned an IWF. A company must have a minimum IWF of 0.3 to be eligible for index inclusion, however an IWF at or above that level is not necessary for ongoing index membership. IWFs are reviewed annually as part of the September quarterly review. However, any event that alters the float of a security in excess of 5% will be implemented as soon as practicable by an adjustment to the IWF.

On any given day, the S&P/ASX 200 Index value is the quotient of the total available market capitalization of its constituents and its divisor. The key to index maintenance is the adjustment of the divisor. The purpose of the index divisor is to maintain the continuity of an index level following the implementation of corporate actions, index rebalancing events, or other non-market driven actions. Index maintenance – reflecting changes in shares outstanding, corporate actions, addition or deletion of stocks to the index – should not change the level of the index. Any change to the stocks in the index that alters the total market value of the index while holding stock prices constant will require a divisor adjustment.

Index Governance

The S&P/ASX 200 Index is maintained by the S&P/ASX Index Committee. S&P Dow Jones chairs the Index Committee, which is comprised of five voting members representing both S&P Dow Jones and the ASX.

The S&P/ASX Index Committee meets regularly to review market developments and convenes as needed to address major corporate actions. At each meeting, the Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the index to the market, companies that are being considered as candidates for addition to the index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index committee of the S&P/ASX 200 Index reserves the right to make exceptions when applying the methodology if the need arises. At least once within any twelve-month period, they review the methodology to ensure that the S&P/ASX 200 Index continues to achieve the stated objectives, and that the data and methodology remain effective.

License Agreement

The S&P/ASX 200 Index is a product of S&P Dow Jones. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”). ASX is a registered trademark of ASX Operations Pty Limited (“ASX”). These trademarks have been licensed to S&P Dow Jones and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, ASX, or any of their respective affiliates (collectively, “S&P and ASX”). S&P and ASX do not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P/ASX 200 Index to track general market performance. S&P Dow Jones Indices’ and ASX’s only relationship to Barclays Bank PLC with respect to the S&P/ASX 200 Index is the licensing of the S&P/ASX 200 Index and certain trademarks, service marks and/or trade names of S&P and ASX and/or their licensors. The S&P/ASX 200 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Barclays Bank PLC or the securities. S&P Dow Jones Indices has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P and ASX are not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P/ASX 200 Index will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones Indices is not an investment advisor. Inclusion of a security within the

S&P/ASX 200 Index is not a recommendation by S&P Dow Jones Indices or ASX to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P AND ASX DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P AND ASX SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY Barclays Bank PLC, OWNERS OF THE securities, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 Index OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES OR ASX BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND Barclays Bank PLC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P® Select Industry Indices

All information contained in this underlying supplement regarding the S&P® Banks Select Industry Index, the S&P® Biotechnology Select Industry Index, the S&P® Metals & Mining Select Industry Index, the S&P® Oil & Gas Exploration & Production Select Industry Index, the S&P® Regional Banks Select Industry Index and the S&P® Retail Select Industry Index (each, a “Select Industry Index” and collectively, the “Select Industry Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). S&P Dow Jones has no obligation to continue to calculate and publish, and may discontinue calculation and publication of, the Select Industry Indices.

The Select Industry Indices are modified equal-weighted indices that are designed to measure the performance of stocks composing specific GICS® sub-industries or groups of sub-industries in the S&P Total Market Index (the “S&P TM Index”). Membership is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements.

The S&P Total Market Index

The S&P TM Index offers broad market exposure to companies of all market capitalization, including all U.S. common equities with a primary listing on the New York Stock Exchange, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, Cboe EDGX or IEX exchanges. Only U.S. companies are eligible for inclusion in the S&P TM Index.

The S&P® Banks Select Industry Index

The S&P® Banks Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: asset management & custody banks (must also meet the North American Industry Classification of depository credit intermediation), diversified banks, regional banks, other diversified financial services and thrifts & mortgage finance. The S&P® Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBK.”

The S&P® Biotechnology Select Industry Index

The S&P® Biotechnology Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® biotechnology sub-industry of the S&P TM Index. The S&P® Biotechnology Select Industry Index may also include companies in the following supplementary sub-industry: life sciences tools & services. The S&P® Biotechnology Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBI.”

The S&P® Metals & Mining Select Industry Index

The S&P® Metals & Mining Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: aluminum, coal & consumable fuels, copper, diversified metals & mining, gold, precious metals & minerals, silver and steel. The S&P® Metals & Mining Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIMM.”

The S&P® Oil & Gas Exploration & Production Select Industry Index

The S&P® Oil & Gas Exploration & Production Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing. The S&P® Oil & Gas Exploration & Production Select Industry Index is reported by Bloomberg under the ticker symbol “SPSIOP.”

The S&P® Regional Banks Select Industry Index

The S&P® Regional Banks Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® regional banks sub-industry of the S&P TM Index. The S&P® Regional Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRBK.”

The S&P® Retail Select Industry Index

The S&P® Retail Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: apparel retail, automotive retail, computer & electronic retail, department stores, drug retail, food retailers, general merchandise stores, hypermarkets & super centers, internet & direct marketing retail and specialty stores. The S&P® Retail Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRE.”

Index Eligibility

To qualify for membership in a Select Industry Index, at each quarterly rebalancing, a company must satisfy the following criteria:

1.	be a member of the S&P TM Index;

2.	be included in the relevant GICS® sub-industries for the applicable Select Industry Index (stocks included in such sub-industry, “primary stocks”);

3.	meet one of the following float-adjusted market capitalization and float-adjusted liquidity ratio requirements:

a.	be a current constituent, have a float-adjusted market capitalization greater than or equal to US$ 300 million, and have a float-adjusted liquidity ratio greater than or equal to 50%;

b.	have a float-adjusted market capitalization greater than or equal to US$ 500 million and a float-adjusted liquidity ratio greater than or equal to 90%; or

c.	have a float-adjusted market capitalization greater than or equal to US$ 400 million and a float-adjusted liquidity ratio greater than or equal to 150%.

Notwithstanding the foregoing, to be eligible for inclusion in the S&P® Banks Select Industry Index, a company’s float-adjusted market capitalization must be above $2 billion and its float-adjusted liquidity ratio must be above 100%, and existing index constituents of the S&P® Banks Select Industry Index are removed at the quarterly rebalancing date if either their float-adjusted market capitalization falls below $1 billion or their float-adjusted liquidity ratio falls below 50%.

In the event that fewer than 35 stocks are selected for each Select Industry Index using the eligible primary stocks, certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on process established by S&P Dow Jones. Additionally, minimum float-adjusted market capitalization requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Liquidity. The liquidity measurement used is a liquidity ratio, defined as dollar value traded over the previous 12-months divided by the float-adjusted market capitalization as of the applicable rebalancing reference date.

The length of time to evaluate liquidity is reduced to the available trading period for IPOs or spin-offs that do not have 12 months of trading history. In these cases, the dollar value traded available as of the rebalancing reference date is annualized.

Takeover Restrictions. At the discretion of S&P Dow Jones, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the applicable Select Industry Index. S&P Dow Jones will provide up to five days advance notification of a deletion between rebalancings due to ownership restrictions.

Multiple Share Classes. Some companies in the S&P TM Index are represented by multiple share classes. As of December 18, 2015, each company in the Select Industry Indices is represented once by the primary listing, which is generally the most liquid share line.

Index Construction and Calculations

The Select Industry Indices are equal-weighted, with adjustments to individual constituent weights to ensure concentration and liquidity requirements, and calculated by the divisor methodology.

The index value of each Select Industry Index is simply the market value of that Select Industry Index divided by the index divisor:

Index Value = (Index Market Value) / Divisor

Index Market Value =

where N is the number of stocks in the index, Pi the price of stock i, Sharesi is total shares outstanding of stock i, IWFi is the float factor of stock i (as defined below), and AWFi is the adjustment factor of stock i assigned at each index rebalancing date, t, which makes all index constituents modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index. The AWF for each index constituent, i, at rebalancing date, t, is calculated by:

AWFi,t = Z / N × FloatAdjustedMarketValuei,t

where Z is an index specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares).

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between long-term, strategic shareholders, whose holdings depend on concerns such as maintaining control rather than the shorter term economic fortunes of the company, and shareholders who are considered more short-term in nature. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant Select Industry Index.

Divisor. Continuity in index values of each Select Industry Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant Select Industry Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each Select Industry Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that Select Industry Index. The divisor of each Select Industry Index is adjusted such that the index value of that Select Industry Index at an instant just prior to a change in base capital equals the index value of that Select Industry Index at an instant immediately following that change.

Constituent Weightings

At each quarterly rebalancing, companies are initially equally weighted using closing prices as of the second Friday of the last month of the quarter as the reference price. For those companies with multiple share classes in an index, the weight assigned to each share class is proportional to its float-adjusted market capitalization as of the rebalance reference date. Adjustments are then made to ensure that there are no individual constituents whose weight in the applicable Select Industry Index exceeds the value that can be traded in a single day for a given theoretical portfolio value ranging from U.S. $500 million to U.S. $2,000 million (the “Theoretical Portfolio Value”). Theoretical Portfolio Values are determined and reviewed annually by The Americas Thematic and

Strategy Index Committee (the “Index Committee”) at S&P Dow Jones. Any updates to Theoretical Portfolio Values are made at the discretion of the Index Committee and announced to the clients with ample lead time.

S&P Dow Jones calculates a maximum basket liquidity weight for each constituent in the applicable Select Industry Index using the ratio of its three-month median daily value traded to the Theoretical Portfolio Value. Each constituent’s weight in the applicable Select Industry Index is, then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight. All excess weight is redistributed across the applicable Select Industry Index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the applicable Select Industry Index has a weight greater that 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, S&P Dow Jones will make no further adjustments. If any of the Select Industry Indices contain exactly 22 stocks as of the rebalancing effective date, the applicable Select Industry Index is equally weighted without basket liquidity constraints.

Index Maintenance

The membership to the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights. The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on or around the scheduled rebalancing date. Any such change will be announced by S&P Dow Jones with proper advance notice where possible.

Timing of Changes

•	Additions. Stocks are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. The new stock will be added to the applicable Select Industry Index at the weight of the deleted company. In the case of mergers involving two index constituents, the merged entity will remain in the applicable Select Industry Index provided that it meets all general eligibility requirements. The merged entity will be added to the applicable Select Industry Index at the weight of the stock deemed to be the surviving stock in the transaction (i.e. the surviving stock will not experience a weight change and its subsequent weight will not be equal to that of the pre-merger weight of the merged entities). In the case of spin-offs, the applicable Select Industry Index will follow the S&P TM Index’s treatment of the action.

•	Deletions. A stock is deleted from the applicable Select Industry Index if the S&P TM Index drops the company. If a stock deletion causes the number of stocks in the relevant index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. In case of GICS® changes, where a company does not belong to a qualifying sub-industry after the classification change, it is removed from the applicable Select Industry Index at the next rebalancing.

Adjustments

The tables below summarize the types of index maintenance adjustments and indicate whether or not an index adjustment is required.

S&P TM Index Actions

S&P TM Index Action	Adjustment Made to a Select Industry Index	Divisor Adjustment
Constituent Deletion	If the constituent is a member of a Select Industry Index, it is dropped.	Yes

Constituent Addition	Only in cases where the deletion causes the stock count to fall below 22 stocks, then the deletion is accompanied by an addition assuming the weight of the dropped stock.	No, except in the case of stocks

If a stock is removed from a Select Industry Index at a price of $0.00, the stock’s replacement will be added to the applicable Select Industry Index at the weight using the previous day’s closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.

In the case of additions due to spin-offs, the Select Industry Indices follow the S&P TM Index’s treatment of the action.

removed at $0.00
GICS® Change	None. If, after the GICS® change, a stock no longer qualifies to belong to a Select Industry Index, it is removed at the next rebalancing.	No

Corporate Actions

Type of Corporate Action	Adjustment Made to a Select Industry Index	Divisor Adjustment
Spin-Off	In general, both the parent stock and spun-off stocks will remain in the applicable Select Industry Index until the next index rebalancing, regardless of whether they conform to the theme of the applicable Select Industry Index.	No

Rights Offering	The price is adjusted to the price of the parent company minus (the price of the rights subscription/rights ratio). The index shares change so that the company’s weight remains the same as its weight before the spin-off.	No

Stock Dividend, Stock Split or Reverse Stock Split	The index shares are multiplied by and price is divided by the split factor.	No

Share Issuance or Share Repurchase	None	No

Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Index Committee

The Index Committee maintains the S&P Select Industry Indices. All committee members are full-time professional members of S&P Dow Jones’ staff. The committee meets regularly. At each meeting, the Index Committee reviews pending corporate actions that may affect the Select Industry Indices constituents, statistics comparing the composition of the Select Industry Indices to the market, companies that are being considered as candidates for addition to a Select Industry Index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

The S&P Select Industry Indices are products of S&P Dow Jones, and have been licensed for use by Barclays Bank PLC. “Standard & Poor’s,” “S&P” and “S&P 500” are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P Select Industry Indices to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the S&P Select Industry Indices is the licensing of the S&P Select Industry Indices and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The S&P Select Industry Indices are determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P Select Industry Indices. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P Select Industry Indices will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the S&P Select Industry Indices is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Select Industry Indices. It is possible that this trading activity will affect the value of the S&P Select Industry Indices and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P SELECT INDUSTRY INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P SELECT INDUSTRY INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE SELECT SECTOR INDICES

All information contained in this underlying supplement regarding the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, the Health Care Select Sector Index, the Industrial Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Select Sector Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, any of the Select Sector Indices.

The constituents included in each Select Sector Index at each moment in time are members of the S&P 500® Index. For additional information about the S&P 500® Index, please see “Indices — The S&P U.S. Indices” in this underlying supplement. S&P Dow Jones assigns constituents to a Select Sector Index based on the constituent’s classification under the Global Industry Classification Standard (“GICS®”).

The Communication Services Select Sector Index

The Communication Services Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® communication services sector, which currently includes companies in the following industries: diversified telecommunication services; wireless telecommunication services; media; entertainment; and interactive media & services. The Communication Services Select Sector Index was launched in April 2018. The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer discretionary sector, which currently includes companies in the following industries: auto components; automobiles; household durables; leisure products; textiles, apparel & luxury goods; hotels, restaurants & leisure; diversified consumer services; distributors; internet & direct marketing retail (expanded to include companies providing online marketplaces for consumer products and services and e-commerce companies, regardless of whether they hold inventory, in September 2018); multiline retail; and specialty retail. Prior to September 2018, the Consumer Discretionary Select Sector Index also included companies in the GICS® media industry. The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer staples sector, which currently includes companies in the following industries: food & staples retailing; beverages; food products; tobacco; household products; and personal products. The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector, which currently includes companies in the following industries: energy equipment & services; and oil, gas & consumable fuels. The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”

The Financial Select Sector Index

The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector, which currently includes companies in the following industries: banks; thrifts & mortgage finance; diversified financial services; consumer finance; capital markets; mortgage real estate investment trusts (“REITS”); and insurance. Prior to September 2016, the Financial Select Sector Index also included companies in the GICS® real estate industry group, which includes the following industries: equity REITs; and real estate management & development. The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector, which currently includes companies in the following industries: health care equipment & supplies; health care providers & services; health care technology; biotechnology; pharmaceuticals; and life sciences tools & services. The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”

The Industrial Select Sector Index

The Industrial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® industrials sector, which currently includes companies in the following industries: aerospace & defense; building products; construction & engineering; electrical equipment; industrial conglomerates; machinery; trading companies & distributors; commercial services & supplies; professional services; air freight & logistics; airlines; marine; road & rail; and transportation infrastructure. The Industrial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

The Materials Select Sector Index

The Materials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® materials sector, which currently includes companies in the following industries: chemicals; construction materials; containers & packaging; metals & mining; and paper & forest products. The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® real estate sector, which currently includes companies in the following industries: equity REITs; and real estate management & development. The Communication Services Select Sector Index was launched in August 2015. The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”

The Technology Select Sector Index

The Technology Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector and telecommunication services sector, which currently includes companies in the following industries: IT services; software; communications equipment; technology hardware, storage & peripherals; electronic equipment, instruments & components; and semiconductors & semiconductor equipment. Prior to September 2018, the Technology Select Sector Index also included certain companies in the following GICS® industries: media; entertainment; and interactive media & services. The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”

The Utilities Select Sector Index

The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector, which currently includes companies in the following industries: electric utilities; gas utilities; multi-utilities; water utilities; and independent power & renewable electricity producers. The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”

Select Sector Index Capping Methodology

For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September, and December using the following procedures:

1.	The rebalancing reference date is the second Friday of March, June, September and December.

2.	With prices reflected on the rebalancing reference date, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

3.	If any company has a weight greater than 24%, the company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no company exceeds 25% as of the quarter-end diversification requirement date.

4.	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

5.	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

6.	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

7.	If the rule in paragraph 6 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

8.	This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until paragraph 6 is satisfied.

9.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

10.	If, on the third to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being the opening of the last business day of the month. This secondary rebalancing will use the closing prices as of the third to last business day of March, June, September, or December, and membership, shares outstanding, and IWFs as of the rebalancing effective date.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, please see “Indices — The S&P U.S. Indices” in this underlying supplement.

License Agreement

The Select Sector Indices are products of S&P Dow Jones, and have been licensed for use by Barclays Bank PLC. “Standard & Poor’s,” “S&P” and “S&P 500” are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Select Sector Indices to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the Select Sector Indices is the licensing of the Select Sector Indices and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The Select Sector Indices are determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the Select Sector Indices. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Select Sector Indices will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the Select Sector Indices is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Sector Indices. It is possible that this trading activity will affect the value of the Select Sector Indices and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE S&P U.S. INDICES

All information contained in this underlying supplement regarding the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P U.S. Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, any of the S&P U.S. Indices.

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

The S&P MidCap 400® Index

The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.”

The S&P SmallCap 600® Index

The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment in the U.S. equity markets. The S&P SmallCap 600® Index is reported by Bloomberg L.P. under the ticker symbol “SML.”

Composition of the S&P U.S. Indices

Changes to the S&P U.S. Indices are made as needed, with no annual or semi-annual reconstitution. Constituent changes are typically announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’s U.S. index committee.

Additions to the S&P U.S. Indices are evaluated based on the following eligibility criteria:

•	Market Capitalization. The unadjusted company market capitalization should be within a specified range for the relevant S&P U.S. Index. These ranges are reviewed from time to time to assure consistency with market conditions. A company meeting the unadjusted company market capitalization criteria is also required to have a security level float-adjusted market capitalization that is at least 50% of the relevant S&P U.S. Index’s unadjusted company level minimum market capitalization threshold. For spin-offs, S&P U.S. Index membership eligibility is determined using when-issued prices, if available.

•	Liquidity. Using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) to float-adjusted market capitalization should be at least 1.00, and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date.

•	Domicile. The company should be a U.S. company, meaning a company that has the following characteristics:

•	the company should file 10-K annual reports;

•	the U.S. portion of fixed assets and revenues should constitute a plurality of the total, but need not exceed 50%. When these factors are in conflict, assets determine plurality. Revenue determines plurality when there is incomplete asset information. If this criteria is not met or is ambiguous, S&P Dow Jones may still deem the company to be a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

•	the primary listing must be on an eligible U.S. exchange as described under “Eligible Securities” below.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a “domicile of convenience” or another location chosen for tax-related reasons, S&P Dow Jones normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the S&P Dow Jones’s U.S. index committee.

•	Public Float. There should be a public float of at least 50% of the company’s stock.

•	Sector Classification. The company is evaluated for its contribution to sector balance maintenance, as measured by a comparison of each GICS® sector’s weight in the relevant S&P U.S. Index with its weight in the S&P Total Market Index, in the relevant market capitalization range. The S&P Total Market Index is a float-adjusted, market-capitalization weighted index designed to track the broad equity market, including large-, mid-, small- and micro-cap stocks.

•	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (“GAAP”) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For equity real estate investment trusts (“REITs”), financial viability is based on GAAP earnings and/or Funds From Operations (“FFO”), if reported.

•	Treatment of IPOs. Initial public offerings should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P U.S. Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P U.S. Index.

•	Eligible Securities. Eligible securities are the common stock of U.S. companies with a primary listing on the New York Stock Exchange, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA, Cboe EDGX or IEX exchanges. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets. Eligible organizational structures and share types are corporations (including equity and mortgage REITS) and common stock (i.e., shares). Ineligible organizational structures and share types include business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purposes acquisition companies, tracking stocks, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American Depositary Receipts.

As of July 2017, the securities of companies with multiple share class structures (including companies with listed and unlisted share classes) are no longer eligible to be added to the S&P U.S. Indices, but securities already included in an S&P U.S. Index have been grandfathered and are not affected by this change.

Removals from the S&P U.S. Indices are evaluated based as follows:

•	Companies that are involved in mergers, acquisitions or significant restructuring such that they no longer meet inclusion criteria. Companies delisted as a result of merger, acquisition or other corporate action are removed at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in an S&P U.S. Index until trading resumes, at the discretion of S&P Dow Jones. If a stock is moved to the pink sheets or the bulletin board, the stock is removed.

Any company that is removed from an S&P U.S. Index (including discretionary and bankruptcy/exchange delistings) must wait a minimum of one year from its index removal date before being reconsidered as a replacement candidate.

•	Companies that substantially violate one or more of the addition criteria. S&P Dow Jones believes turnover in index membership should be avoided when possible. At times a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to an index, not for continued membership. As a result, an index constituent that appears to violate criteria for addition to that index is not deleted unless ongoing conditions warrant an index change. When a stock is removed from an index, S&P Dow Jones explains the basis for the removal.

Current constituents of an S&P U.S. Index can be migrated from one S&P U.S. Index to another without meeting the financial viability, public float and/or liquidity eligibility criteria if the S&P Dow Jones’s U.S. index committee decides that such a move will enhance the representativeness of the relevant index as a market benchmark. Companies that are spun-off from current S&P U.S. Index constituents do not need to meet the outside addition criteria, but they should have a total market cap representative of the relevant S&P U.S. Index.

Calculation of the S&P U.S. Indices

The S&P U.S. Indices are float-adjusted market capitalization-weighted indices. On any given day, the index value of each S&P U.S. Index is the total float-adjusted market capitalization of that S&P U.S. Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the relevant S&P U.S. Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude closely held shares from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to distinguish between long-term, strategic shareholders, whose holdings depend on concerns such as maintaining control rather than the shorter term economic fortunes of the company, and shareholders who are considered more short-term in nature. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital & special equity firms, asset managers and insurance companies with board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant S&P U.S. Index.

Divisor. Continuity in index values of each S&P U.S. Indices is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P U.S. Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each S&P U.S. Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that S&P U.S. Index. The divisor of each S&P U.S. Index is adjusted such that the index value of that S&P U.S. Index at an instant just prior to a change in base capital equals the index value of that S&P U.S. Index at an instant immediately following that change.

Maintenance of the S&P U.S. Indices

Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Share Updates. Changes in a company’s shares outstanding and IWF due to its acquisition of another public company are made as soon as reasonably possible. At S&P Dow Jones’ discretion, de minimis merger and acquisition share changes are accumulated and implemented with the quarterly share rebalancing. All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December.

5% Rule. Changes in a company’s total shares outstanding of 5% or more due to public offerings are made as soon as reasonably possible. Other changes of 5% or more (for example, due to tender offers, Dutch auctions, voluntary exchange offers, company stock repurchases, private placements, acquisitions of private companies or non-index companies that do not trade on a major exchange, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Fridays for implementation after the close of trading the following Friday (one week later). If an exchange holiday/closure falls on a Friday, the weekly share change announcement will be made the day before the exchange holiday/closure, and the implementation date will remain after the close of trading the following Friday (i.e., one week later).

If a 5% or more share change causes a company’s IWF to change by five percentage points or more (for example from 0.80 to 0.85), the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case-by-case basis.

For weekly share reviews involving companies with multiple share classes, the 5% share change threshold is based on each individual share class rather than total company shares.

Share/IWF Freeze. A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday preceding the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of a rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data are released on the first Friday of the month, but the share freeze period for September will follow the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for certain corporate action events (such as merger activity, stock splits, rights offerings). Share/IWF changes for Index constituents resulting from secondary public offerings that would otherwise be eligible for next day implementation are instead collected during the freeze period and added to the weekly share change announcement on the third Friday of the rebalancing month for implementation the following Friday night. There is no weekly share change announcement on the first and second Fridays of a rebalancing month.

Corporate Actions. Corporate actions (such as stock splits, stock dividends, non-zero price spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the S&P Dow Jones’s U.S. index committee’s discretion.

The table below summarizes types of index maintenance adjustments and indicates whether or not a divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	The spin-off is added to the index on the ex-date at a price of zero.	No

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Type of Corporate Action	Comments	Divisor Adjustment
Special dividend	When a company pays a special dividend, the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market capitalization measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P Dow Jones so that there is no change in the market value of the relevant component. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Governance of the S&P U.S. Indices

The S&P U.S. Indices are maintained by S&P Dow Jones’s U.S. index committee. All index committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets monthly. At each meeting, the index committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

The S&P Indices are products of S&P Dow Jones, and have been licensed for use by Barclays Bank PLC. “Standard & Poor’s,” “S&P,” “S&P 500,” “S&P MidCap 400,” “MidCap 400,” “S&P SmallCap 600” and “SmallCap 600” are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P Indices to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the S&P Indices is the licensing of the S&P Indices and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The S&P Indices are determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P Indices. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P Indices will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the S&P Indices is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Indices. It is possible that this trading activity will affect the value of the S&P Indices and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P INDICES OR ANY DATA RELATED THERETO OR ANY

COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE STOXX Benchmark Indices

All information contained in this underlying supplement regarding the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the STOXX® Europe 600 Supersector indices, the EURO STOXX® Supersector indices, the STOXX® Europe 50 Index and the EURO STOXX 50® Index (each, a “STOXX Benchmark Index” and collectively, the “STOXX Benchmark Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited, a wholly owned subsidiary of Deutsche Börse AG. The STOXX Benchmark Indices were created and are calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, any of the STOXX Benchmark Indices.

The STOXX® Europe Total Market Index

The STOXX® Europe Total Market Index is a free-float market-capitalization weighted index composed of at least 95% of the free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The euro price return version of the STOXX® Europe Total Market Index is reported by Bloomberg L.P. under the ticker symbol “BKXP.”

Only common stocks and equities with similar characteristics from financial markets that provide reliable real-time, historical component and currency pricing, and reference and corporate actions data are eligible for inclusion in the STOXX® Europe Total Market Index. In addition, only listed companies on a regulated market on a major exchange as determined by STOXX are eligible to be included in the STOXX® Europe Total Market Index. Investment instruments (Industry Classification Benchmark: 8985 or 8995) and companies that were recently removed from the STOXX® Europe Total Market Index due to mergers and acquisition are not eligible for inclusion in the STOXX® Europe Total Market Index.

Each stock is uniquely assigned to a specific country and listing within the STOXX investable universe. The country classification and listing is based on the country of incorporation, the primary listing and the country with the largest trading volume. American and other depositary receipts (e.g. ADRs/GDRs) are assigned to the same country as the stock on which the receipt is issued. Each country is assigned to one or more regions. The STOXX® Europe Total Market Index is composed of stocks assigned to countries within the Europe region.

All stocks in the investable stock universe of each country included in STOXX® Europe Total Market Index are ranked in terms of their free-float market capitalization at the cut-off date to produce the review list. The largest companies in the investible universe of each country with a cumulative free-float market capitalization up to and including 93% of the investible universe of that country, qualify for inclusion in the STOXX® Europe Total Market Index. The stocks covering the next 2% of cumulative free-float market capitalization are selected among the largest remaining current components of the STOXX® Europe Total Market Index representing the portion of capitalization above 93% and up to and including 99%. If the country coverage is still below the defined threshold, then the largest remaining stocks are selected until the country coverage is reached.

No weighting cap factor (see “—STOXX Benchmark Index Calculation” below) is applied in calculating the STOXX® Europe Total Market Index.

The STOXX® Europe 600 Index

The STOXX® Europe 600 Index is a free-float market-capitalization weighted index composed of 600 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 600 Index. The euro price return version of the STOXX® Europe 600 Index is reported by Bloomberg L.P. under the ticker symbol “SXXP.”

The selection list for the STOXX® Europe 600 Index is composed of the most liquid stock of each component of the STOXX® Europe Total Market Index that has a minimum liquidity of greater than one million EUR measured over 3-month average daily trading value. From the selection list, the largest 550 stocks qualify for inclusion in the STOXX® Europe 600 Index. The remaining 50 stocks are selected from the largest remaining current components ranked between 551 and 750. If the number of stocks selected is still below 600, the largest remaining stocks are selected until there are enough stocks.

The weighting cap factor (see “—STOXX Benchmark Index Calculation” below) limits the weight of each component stock within the STOXX® Europe 600 Index to a maximum of 20% at the time of each review.

The EURO STOXX® Index

The EURO STOXX® Index is a free-float market-capitalization weighted index composed of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX® Index. The euro price return version of the EURO STOXX® Index is reported by Bloomberg L.P. under the ticker symbol “SXXE.”

The EURO STOXX® Index is composed of all of the components of the STOXX® Europe 600 Index that are traded in euros and assigned to countries in the Eurozone.

The weighting cap factor (see “—STOXX Benchmark Index Calculation” below) limits the weight of each component stock within the EURO STOXX® Index to a maximum of 20% at the time of each review.

The STOXX® Europe 600 Supersector Indices and the EURO STOXX® Supersector Indices

The STOXX® Europe 600 Index and the EURO STOXX® Index are each divided into 19 supersector indices according to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE Russell. Each supersector index includes the components of its parent index that have been issued by companies within the relevant ICB supersector. The ICB supersectors are: oil & gas; chemicals; basic resources; construction & materials; industrial goods & services; automobiles & parts; food & beverage; personal & household goods; health care; retail; medical; travel & leisure; telecommunications; utilities; banks; insurance; real estate; financial services; and technology.

The STOXX® Europe 600 Banks Index is one of 19 STOXX® Europe 600 Supersector indices and includes stocks composing the STOXX® Europe 600 Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the STOXX® Europe 600 Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7P.”

The EURO STOXX® Banks Index is one of 19 EURO STOXX® Supersector indices and includes stocks composing the EURO STOXX® Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the EURO STOXX® Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7E.”

With respect to each STOXX® Europe 600 Supersector index, the weighting cap factor (see “—STOXX Benchmark Index Calculation” below) limits the weight of the highest weighted component stock to a maximum of 30% at the time of each review and limits the weight of the second highest weighted component stock to a maximum of 15% at the time of each review. No weighting cap factor is applied in calculating the EURO STOXX® Supersector indices.

The STOXX® Europe 50 Index

The STOXX® Europe 50 Index is a free-float market-capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 50 Index. The euro price return version of the STOXX® Europe 50 Index is reported by Bloomberg L.P. under the ticker symbol “SX5P.”

The selection list for the STOXX® Europe 50 Index is composed of the components of the STOXX® Europe 600 Index. In addition, the selection list for the STOXX® Europe 50 Index includes only the top 60% of the free-

float market capitalization of each of the 19 STOXX® Europe 600 Supersector indices and all current STOXX® Europe 50 Index component stocks. All the stocks on the selection list are ranked in terms of free-float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the STOXX® Europe 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor (see “—STOXX Benchmark Index Calculation” below) limits the weight of each component stock within the STOXX® Europe 50 Index to a maximum of 10% at the time of each review.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market-capitalization weighted index composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX 50® Index. The euro price return version of the EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The selection list for the EURO STOXX® 50 Index includes the top 60% of the free-float market capitalization of each of the 19 EURO STOXX® Supersector indices and all current EURO STOXX® 50 Index component stocks. All the stocks on the selection list are ranked in terms of free-float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the EURO STOXX® 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor (see “—STOXX Benchmark Index Calculation” below) limits the weight of each component stock within the EURO STOXX® 50 Index to a maximum of 10% at the time of each review.

STOXX Benchmark Index Maintenance

The composition of each of the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the STOXX® Europe 600 Supersector Indices and the EURO STOXX® Supersector Indices is reviewed quarterly in March, June, September and December. The review cut-off date is the last trading day of the month preceding the review month.

The composition of each of the STOXX® Europe 50 Index and the EURO STOXX 50® Index is reviewed annually in September. The review cut-off date is the last trading day of August. The composition of these STOXX Benchmark Indices is also reviewed monthly and components that rank 75 or below are replaced and non-component stocks that rank 25 or above are added.

The STOXX Benchmark Indices are also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect a STOXX Benchmark Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

With respect to the STOXX® Europe Total Market Index, removed companies are not replaced. With respect to the STOXX® Europe 600 Index, the EURO STOXX® Index, the STOXX® Europe 600 Supersector Indices, the EURO STOXX® Supersector Indices, the STOXX® Europe 50 Index and the EURO STOXX 50® Index, to maintain the number of components constant, a removed company is replaced by the highest-ranked non-component on the relevant selection list. The selection list is updated on a monthly basis according to the review component selection process.

The free-float factors for each component stock used to calculate each STOXX Benchmark Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

STOXX Benchmark Index Calculation

Each STOXX Benchmark Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the value of a STOXX Benchmark Index can be expressed as follows:

Index =	free-float market capitalization of the relevant STOXX Benchmark Index divisor

The “free-float market capitalization of the relevant STOXX Benchmark Index” is equal to the sum of the products, for each component stock, of the price, number of shares, free-float factor, weighting cap factor and, if applicable, the exchange rate from the local currency into the index currency of the relevant STOXX Benchmark Index as of the time that STOXX Benchmark Index is being calculated.

The free-float factor of each component stock is intended to reduce the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than 5% and whose holding is of a long-term nature are excluded from the calculation of the STOXX Benchmark Indices, including: cross-ownership (stock owned either by the company itself, in the form of treasury shares, or owned by other companies); government ownership (stock owned by either governments or their agencies); private ownership (stock owned by either individuals or families); and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction. Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

Each STOXX Benchmark Index is also subject to a divisor, which is adjusted to maintain the continuity of the values of that STOXX Benchmark Index despite changes due to corporate actions. The following is a summary of the adjustments to any component stock of a STOXX Benchmark Index made for corporate actions and the effect of such adjustment on the divisor of that STOXX Benchmark Index, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Special cash dividend:

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution

Adjusted price = closing price – dividend announced by the company × (1 – withholding tax if applicable)

Divisor: decreases

(2) Split and reverse split: Adjusted price = closing price × A / B New number of shares = old number of shares × B / A Divisor: unchanged

(3) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

In case the share increase is greater than or equal to 100% (B / A ≥ 1), the adjustment of the shares and weight factors are delayed until the new shares are listed.

Adjusted price = (closing price × A + subscription price × B) / (A + B)

New number of shares = old number of shares × (A + B) / A

Divisor: increases

(4) Stock dividend: Adjusted price = closing price × A / (A + B)	(5) Stock dividend (from treasury stock): Adjusted only if treated as extraordinary dividend.

New number of shares = old number of shares × (A + B) / A Divisor: unchanged	Adjusted close = close – close × B / (A + B) Divisor: decreases
(6) Stock dividend of another company: Adjusted price = (closing price × A – price of other company × B) / A Divisor: decreases

(7) Return of capital and share consolidation:

Adjusted price = (closing price – capital return announced by company × (1-withholding tax)) × A / B

New number of shares = old number of shares × B / A

Divisor: decreases

(8) Repurchase of shares / self-tender:

Adjusted price = ((price before tender × old number of shares) – (tender price × number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(9) Spin-off: Adjusted price = (closing price × A – price of spun-off shares × B) / A Divisor: decreases

(10) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New number of shares = old number of shares × ((A + B) × (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C) /((A + C) × (1 + B / A))

New number of shares = old number of shares × ((A + C) × (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New number of shares = old number of shares × (A + B + C) / A

Divisor: increases

(11) Addition / deletion of a company: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.	(12) Free-float and shares changes: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

License Agreement

We have entered into a non-exclusive license agreement with STOXX Limited whereby we, in exchange for a fee, are permitted to use the STOXX Benchmark Indices in connection with the securities. STOXX Limited and its licensors (the “Licensors”) have no relationship to Barclays Bank PLC, other than the licensing of indices and the related trademarks for use in connection with the securities.

STOXX Limited and its Licensors do not:

•	sponsor, endorse, sell or promote the securities;

•	recommend that any person invest in the securities or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of securities.

•	have any responsibility or liability for the administration, management or marketing of the securities; or

•	consider the needs of the securities or the owners of the securities in determining, composing or calculating the STOXX Benchmark Indices or have any obligation to do so.

STOXX Limited and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX Limited and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

•	the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of any STOXX Benchmark Index and the data included in any STOXX Benchmark Index;

•	the accuracy or completeness of any STOXX Benchmark Index and its data; or

•	the merchantability and the fitness for a particular purpose or use of any STOXX Benchmark Index and its data;

•	STOXX Limited and its Licensors will have no liability for any errors, omissions or interruptions in any STOXX Benchmark Index or its data; and

•	under no circumstances will STOXX Limited or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX Limited or its Licensors knows that they might occur.

The licensing agreement between Barclays Bank PLC and STOXX Limited is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

THE SWISS MARKET INDEX

All information contained in this underlying supplement regarding the Swiss Market Index (the “SMI®”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, SIX Swiss Exchange Ltd (“SSE”). The SMI® is calculated, maintained and published by SSE. SSE has no obligation to continue to publish, and may discontinue publication of, the SMI®. The SMI® is reported by Bloomberg L.P. under the ticker symbol “SMI.”

The SMI® is a free-float adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI® was standardized on June 30, 1988 with an initial baseline value of 1,500 points.

Composition of the SMI®

The SMI® is composed of the most highly capitalized and liquid stocks of the Swiss Performance Index® (“SPI®”). The SMI® represents more than 75% of the free-float market capitalization of the Swiss equity market.

The SMI® is composed of the 20 highest ranked securities of the SPI®, where the ranking of each security is determined by a combination of the following criteria:

•	average free-float market capitalization over the last 12 months (compared to the capitalization of the entire SPI®); and

•	cumulated on order book turnover over the last 12 months (compared to the total turnover of the SPI®).

The average market capitalization in percent and the turnover in percent are each given a weighting of 50% and yield the weighted market share. A security is excluded from the SMI® if it ranked 23 or lower in the selection list. To reduce fluctuations in the SMI®, a buffer is applied for securities ranked 19 to 22. Out of the candidates from ranks 19 to 22, current components are selected with priority over the other candidates. New components out of the buffer are selected until 20 components have been reached. Instruments that are primary listed on more than one stock exchange and generate less than 50% of their total turnover at SIX Swiss Exchange, need to fulfill additional liquidity criteria in order to be selectable for the SMI®. For this purpose, all components of the SPI® are ranked based on their cumulated order book turnover over the past 12 months relative to the total turnover of the index universe. For this list, only turnovers of stock exchanges are considered where the instrument is primary listed. Such an instrument with several primary listings must rank among the first 18 components on the order book turnover list in order to be selectable for the SMI®. Such an instrument is excluded from the SMI® once it reaches 23 or lower.

Standards for Admission and Exclusion

To ensure that the composition of the SMI® maintains a high level of continuity, the stocks contained within it are subject to a special admission and exclusion procedure. This is based on the criteria of free-float market capitalization and liquidity. The index-basket adjustments which arise from this procedure are, as a rule, made once per year.

The securities included in the SMI® are weighted according to their free-float. The free-float is calculated only for shares with voting rights. This means that large positions in a security that reach or exceed the threshold of 5% and are held in firm hands are subtracted from the total market capitalization. The following positions in a security are deemed to be held in firm hands:

•	Shareholding that has been acquired by one person or a group of persons who are subject to a shareholder or lockup agreement.

•	Shareholding that has been acquired by one person or a group of persons who according to publicly known facts, have a long-term interest in a company.

The free-float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed, wholly or partially paid in and documented in the Commercial Registry. Neither conditional nor approved capital is counted as issued and outstanding equity capital. The free-float is calculated on the basis of listed shares only. Where a company has different categories of listed participation rights, these are considered separately for the free-float calculation.

Exceptions

The positions in a security held by institutions of the following kind are deemed free-floating:

•	custodian nominees

•	trustee companies

•	investment funds

•	pension funds

•	investment companies

The SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

Ordinary Index Review

Each year on the third Friday of September, the composition of the SMI® is updated in the ordinary index review based on the selection list of June. With the cut-off dates on March 31, September 30 and December 31, a provisional selection list is created, which serves as the basis for the adjustment of extraordinary corporate actions. The number of securities and free-float shares are adjusted on four ordinary adjustment dates a year: the third Friday in March, June, September and December.

Extraordinary Corporate Actions

An extraordinary corporate action is an initial public offering (“IPO”), merger and acquisition activity, spin-off, insolvency or any other event that leads to a listing or delisting. An extraordinary corporate action has an ex-date, but its effect can usually not be calculated by a generic predefined formula. In most cases, an extraordinary corporate action leads to a new listing or delisting and subsequently there is a change in the composition of the SMI® and in the component weights of the composition of the SMI®.

Newly listed instruments that fulfill the selection rules of the SMI®, are extraordinarily included in the SMI® on their second trading day and the SMI® is adjusted with the free-float market capitalization at the close of the first trading day. The extraordinary inclusion of a newly listed instrument in the SMI® can lead to an extraordinary replacement of an existing index component. Extraordinary inclusions are implemented after a notification period of 5 trading days. The adjusted cap factors are implemented after a notification period of generally 5 trading days, but no less than one trading day.

If an IPO of a real estate instrument leads to an extraordinary inclusion, it is included in the SMI® in three equal stages. This is achieved by the gradual increase of the number of shares or the free-float factor over three trading days starting on the second trading day.

In case of a delisting, the exclusion of an index component is made, if possible, on the next ordinary index review date on the third Friday of March, June, September or December. However, if the delisting would be effective before the ordinary index review, the component is excluded from the SMI® on the effective date of the delisting. If a component is excluded from the SMI® outside of the ordinary index review, it is replaced by the best-ranked candidate on the selection list that is not yet part composition of the SMI® in order to maintain a stable number of components within the SMI®. Extraordinary exclusions are implemented after a notification period of 5 trading days. Adjusted cap factors are implemented after a notification period of generally 5 trading days, but no less than one trading day.

Extraordinary inclusions in the SMI® take place if the selection rules for the SMI® are fulfilled after a three-month period. This occurs on a quarterly basis after the close of trading on the third Friday of March, June, September and December as follows:

Latest Listing Date	Earliest Extraordinary Acceptance Date
5 trading days prior to the end of November	March

5 trading days prior to the end of February	June

Latest Listing Date	Earliest Extraordinary Acceptance Date
5 trading days prior to the end of May	September

5 trading days prior to the end of August	December

In the case of major market changes as a result of a corporate action, an instrument may be admitted to the SMI® outside of the accepted admission period as long as it clearly fulfills the index selection rules. For the same reasons, a component can be excluded if the requirements for admission to the SMI® are no longer fulfilled.

Calculation of the SMI®

The SMI® is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues. The index level is calculated by dividing the market capitalizations of all securities included in the SMI® by a divisor:

where t is current day; s is current time on day t; Is is the current index level at time s; Dt is the divisor on day t; M is the number of issues in the SMI®; pi,s is the last-paid price of security i; xi,t is the number of shares of security i on day t; fi,t is the free-float for security i on day t; Ki,t is the capping factor for security i on day t and rs is the current CHF exchange rate at time s.

The divisor is a technical number used to calculate the SMI®. If the market capitalization changes due to a corporate event, the divisor changes while the index value remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect.

In calculating the SMI®, the last-paid price is taken into account. If no price has been paid on the day of calculation, the previous day’s price is used. Only the prices achieved via the electronic order book of the SIX Swiss Exchange are used.

The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SIX Swiss Exchange. Since the opening phase usually causes strong price fluctuations, the SMI® is first calculated two minutes after the start of on order book trading. This index level is called the “open.” A closing auction takes place ten minutes before close of trading. At the close of trading, the final closing prices used in calculating the closing level of the SMI® are established.

Component Weighting

The SMI® is weighted by the free-float market capitalization of its components. The number of shares and the free-float factor are reviewed on a quarterly basis. In the same context, each component of the SMI® with a free-float market capitalization larger than 18% of the total market capitalization of the index is capped to that weight of 18%.

Additionally, the components of the index are capped to 18% between two ordinary index reviews as soon as two components exceed a weight of 20% each. If such an intra quarter breach is observed after the close of markets, the new cap factors are calculated so that any component has a maximum weight of 18%. This cap factor is set to be effective after the close of the following trading day.

If an issuer has issued more than one equity instrument (e.g., registered shares, bearer shares, participation certificates, bonus certificates), it is possible that one issuer is represented in the SMI® with more than one instrument. In this case, the free-float market capitalization of those instruments is cumulated for the calculation of the cap factors. If the cumulated index weight exceeds the 18% threshold, the weight is capped accordingly. The cumulated, capped index weight is distributed proportionally based on the free-float market capitalization of those instruments.

Licensing

SSE has had the names of all the indices created by it protected under trademark law. They have been registered in Switzerland as well as in key markets both in Europe and overseas. Under certain conditions, SSE permits third parties to use the trademarks of its index family for commercial purposes. It has levied a license fee for such use since 1999.

We have entered into a non-exclusive license agreement with the SSE whereby we, in exchange for a fee, are permitted to use the SMI in connection with certain securities, including the notes and warrants. We are not affiliated with the SSE; the only relationship between the SSE and us is any licensing of the use of the SMI and trademarks relating to them.

Any transactions specified or described in this underlying supplement or the applicable pricing supplement are not in any way sponsored, endorsed, sold or promoted by the SSE and the SSE makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular day or otherwise. However, the SSE shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and the SSE shall not be under any obligation to advise any person of any error therein.

SIX Group, SSE, SPI, Swiss Performance Index (SPI), SPI EXTRA, SPI ex SLI, SMI, Swiss Market Index (SMI), SMI MID (SMIM), SMI Expanded, SXI, SXI Real Estate, SXI Swiss Real Estate, SXI Life Sciences, SXI Bio+Medtech, SLI, SLI Swiss Leader Index, SBI, SBI Swiss Bond Index, SAR, SAR SWISS AVERAGE RATE, SARON, SCR, SCR SWISS CURRENT RATE, SCRON, SAION, SCION, VSMI and SWX Immobilienfonds Index are trademarks that have been registered in Switzerland and/or abroad by SIX Group Ltd respectively SIX Swiss Exchange Ltd. Their use is subject to a license.

THE TOPIX® INDEX

All information contained in this underlying supplement regarding the Tokyo Stock Price Index, or the TOPIX® Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Tokyo Stock Exchange (the “TSE”). The TOPIX® Index is calculated, maintained and published by the TSE. The TSE has no obligation to continue to publish, and may discontinue publication of, the TOPIX® Index. The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

Composition and Maintenance of the TOPIX® Index

The TOPIX® Index was developed by the TSE. Publication of the TOPIX® Index began on July 1, 1969, based on an initial Index value of 100 at January 4, 1968, which was reset at 1,000 on April 1, 1998. The TOPIX® Index is computed and published every second via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

The component stocks of the TOPIX® Index consist of all Japanese common stocks listed on the First Section of the TSE. The TOPIX® Index measures changes in the aggregate market value of these stocks. Japanese stocks admitted to the TSE are assigned to one of the First Section, the Second Section and the Mothers (market of the high-growth and emerging stocks). Stocks listed on the First Section are typically limited to larger, longer established and more actively traded issues, stocks listed on the Second Section are typically limited to mid-sized companies and stocks listed on the Mothers are typically limited to high-growth start-up companies.

The TOPIX® Index is a free-float adjusted market capitalization-weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the free-float weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market). The TSE is responsible for calculating and maintaining the TOPIX® Index, and can add, delete or substitute the stocks underlying the TOPIX® Index or make other methodological changes that could change the value of the TOPIX® Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX® Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section or Mothers of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section.

Additions to the component stocks can occur (1) through the initial listing of a company (directly or via another stock exchange), with such changes taking effect on the last business day of the month after such initial listing; (2) as a result of changes in listing from the TSE Second Section or from the Mothers market of the TSE to the TSE First Section, with such changes taking effect on the last business day of the month after such change, as applicable; or (3) through the initial listing of a new company resulting from a corporate consolidation, with such changes taking effect on the new listing date.

Deletions of constituents are conducted due to (1) de-listing, resulting from a corporate consolidation, when the surviving company re-lists with the TSE, with such changes taking effect on the initial listing date of the new company (normally three business days after the delisting date); (2) de-listing of a company for reasons other than those stated above, with such changes taking effect on the de-listing date; (3) designation of stocks to be de-listed, with such changes taking effect four business days after such designation; or (4) changes in listing from the TSE First Section to the TSE Second Section, with such changes taking effect on the date of such change.

Calculation of the TOPIX® Index

The TOPIX® Index is not expressed in Japanese yen, but is presented in terms of points (as a decimal figure), rounded to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free-float adjusted common shares listed on the First Section of the TSE at the same instance) (as adjusted by multiplying the FFW) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

Index	=	Current Market Value	×	100
Base Market Value

The number of free float-adjusted shares at the time of the index calculation is the number of common shares listed on the TSE First Section multiplied by the free float weight. The free float weight reflects the weight of listed shares deemed to be available for trading in the market and is calculated by the TSE for each listed company for purposes of index calculation. The free float weight is determined on the basis of securities reports and statutory documents required by the Financial Instruments and Exchange Act of Japan and publicly available documents issued by the listed companies themselves to estimate the amount of non-free float shares. In determining the free float weight, the TSE deems the following shares as non-free float shares: shares held by the top 10 major shareholders (subject to certain exceptions), treasury stocks (including certain cross-shareholdings), shares held by board members of the relevant company and other shares TSE deems not available for trading in the market. The free float weight is equal to 1 minus the number of non-free float shares divided by the number of listed shares. In the case of some companies with low liquidity, the TSE may adjust their free float downwards by applying a “liquidity factor.”

The free float weight assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of each such listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares, conversion of preferred shares or exercise of subscription warrants, spin-offs, mergers, stock swaps, take-overs) and for other reasons the TSE believes appropriate.

In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX® Index. Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders (limited to cases where the allotted subscription warrant securities are listed), issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Free-float adjusted Market Value on business day before adjustment date	=	(Free-float adjusted Market Value on business day before adjustment date ± Adjustment Amount)
Base Market Value before adjustment		Base Market Value after adjustment

Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New Base Market Value	=	Old Base Market Value × (Free-float adjusted Market Value on business day before adjustment date ± Adjustment Amount)
Free-float adjusted Market Value on business day before adjustment date

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change.

No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market capitalization.

License Agreement

We have entered into a non-exclusive license agreement with the Tokyo Stock Exchange, Inc. whereby we, in exchange for a fee, are permitted to use the TOPIX Index in connection with certain securities, including the notes and warrants. We are not affiliated with the Tokyo Stock Exchange, Inc.; the only relationship between the Tokyo Stock Exchange, Inc. and us is any licensing of the use of the TOPIX indices and trademarks relating to them.

(i)	The TOPIX Index Value and the TOPIX Index Marks are subject to the rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX Index such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Index Marks.

(ii)	The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Index Marks or cease the use thereof.

(iii)	The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Index Marks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)	The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)	No securities are in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

(vi)	The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or an advice on investments to any purchaser of the securities or to the public.

(vii)	The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the securities for calculation of the TOPIX Index Value.

(viii)	Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.

The copyright of “TOPIX” and other intellectual property rights related to “TOPIX” and “TOPIX® Index” belong solely to the Tokyo Stock Exchange, Inc. No securities relating to the TOPIX® Index are in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the TOPIX® Index or the figure at which the TOPIX® Index stands on any particular day. The TOPIX® Index is solely compiled and calculated by the Tokyo Stock Exchange, Inc. However, the Tokyo Stock Exchange, Inc. will not be under any obligation to advise any person (including purchasers and sellers of securities) of any error therein. The Tokyo Stock Exchange, Inc. shall not be liable for any modifications and changes in the method of calculation of the TOPIX® Index and is not under any obligation to continue the calculation, publication and dissemination of any of its indices.

EXCHANGE-TRADED FUNDS

The Invesco QQQ TrustSM, Series 1

All information contained in this underlying supplement regarding the Invesco QQQ TrustSM, Series 1 (the “QQQ Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, The Bank of New York Mellon, as trustee of the QQQ Fund (the “QQQ Fund Trustee”), and Invesco Capital Management LLC, as sponsor of the QQQ Fund (the “QQQ Fund Sponsor”). The QQQ Fund is a unit investment trust that issues securities called “Invesco QQQ Shares.” The QQQ Fund is an exchange-traded fund that trades on The Nasdaq Stock Market under the ticker symbol “QQQ.”

The investment objective of the QQQ Fund is to seek to track the investment results, before expenses, of the Nasdaq-100 Index®. The Nasdaq-100 Index® is a modified market capitalization-weighted index of 100 of the largest non-financial securities listed on The Nasdaq Stock Market based on market capitalization. For more information about the Nasdaq-100 Index®, please see “Indices — The Nasdaq-100 Index®.”

The QQQ Fund holds all of the stocks in the Nasdaq-100 Index® and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of securities on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weighs of the securities held by the QQQ Fund and the component securities of the Underlying Index (“QQQ Index Securities”), the QQQ Fund Trustee adjusts the holdings of the QQQ Fund from time to time to conform to periodic changes in the identity and/or relative weights of the QQQ Index Securities.

The QQQ Fund will not be able to replicate exactly the performance of the Nasdaq-100 Index® because the total return generated by the securities held by the QQQ Fund will be reduced by transaction costs incurred in adjusting the actual balance of the securities held by the QQQ Fund and other expenses of the QQQ Fund, whereas such transaction costs and expenses are not included in the calculation of the Nasdaq-100 Index®. It is also possible that for short periods of time, the QQQ Fund may not fully replicate the performance of the Nasdaq-100 Index® due to the temporary unavailability of certain QQQ Index Securities in the secondary market or due to other extraordinary circumstances. Such events are unlikely to continue for an extended period of time because the QQQ Fund Trustee is required to correct such imbalances by means of adjusting the composition of the securities held by the QQQ Fund. It is also possible that the composition of the QQQ Fund may not exactly replicate the composition of the Nasdaq-100 Index®.

The QQQ Fund is a registered investment company. Information provided to or filed with the SEC by the QQQ Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-61001 and 811- 08947, respectively, through the SEC’s website at http://www.sec.gov.

THE iSHARES® ETFS

All information contained in this underlying supplement regarding the iShares® China Large-Cap ETF, the iShares® Latin America 40 ETF, the iShares® MSCI EAFE® ETF, the iShares® MSCI Emerging Markets ETF, the iShares® U.S. Aerospace & Defense ETF, the iShares® MSCI Eurozone ETF, the iShares® MSCI Japan ETF, the iShares® Russell 2000 ETF, the iShares® MSCI ACWI ETF, the iShares® PHLX Semiconductor ETF, the iShares® Nasdaq Biotechnology ETF, and the iShares® U.S. Real Estate ETF (each, an “iShares ETF” and collectively, the “iShares ETFs”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the fund manager of each iShares ETF and BlackRock Fund Advisors (“BFA”). The iShares ETFs are investment portfolios of either iShares Trust® or iShares®, Inc. and are maintained and managed by their respective fund managers. BFA is currently the investment adviser to the iShares ETFs.

BFA uses a representative sampling indexing strategy to manage each iShares ETF. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of an applicable underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of an applicable underlying index. An iShares ETF may or may not hold all of the securities in its underlying index.

Each iShares ETF’s underlying index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while each iShares ETF is an actual investment portfolio. The performance of each iShares ETF and its underlying index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between that iShares ETF’s portfolio and its underlying index resulting from that iShares ETF’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to that iShares ETF but not to its underlying index. “Tracking error” is the divergence of the performance (return) of an iShares ETF’s portfolio from that of its underlying index. Because each iShares ETF uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares® Trust and iShares®, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the iShares ETFs. Information provided to or filed with the SEC by iShares® Trust and iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares® Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares®, Inc., through the SEC’s website at http://www.sec.gov.

The iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF (the “FXI Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large-capitalization Chinese equities that trade on the Hong Kong Stock Exchange, which is currently the FTSE China 50 Index. For more information about the FTSE China 50 Index, please see “Indices — The FTSE China 50 Index” in this underlying supplement. The FXI Fund is an investment portfolio of iShares® Trust. The FXI Fund trades on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “FXI.”

The iShares® Latin America 40 ETF

The iShares® Latin America 40 ETF (the “ILF Fund”) seeks to track the investment results, before fees and expenses, of an index composed of 40 of the largest Latin American equities, which is currently the S&P Latin America 40™ Index (the “Latin America Index”). For more information about the Latin America Index, please see “— Additional Information about the Underlying Indices for Certain iShares ETFs — The S&P Latin America 40™ Index” below. The ILF Fund is an investment portfolio of iShares® Trust. The ILF Fund trades on NYSE Arca under the ticker symbol “ILF.”

The iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF (the “EFA Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada, which is currently the MSCI EAFE® Index. For more information about the MSCI EAFE® Index, please see “Indices —The MSCI Indices” in this underlying supplement. The EFA Fund is an investment portfolio of iShares® Trust. The EFA Fund trades on NYSE Arca under the ticker symbol “EFA.”

The iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (the “EEM Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-cap emerging market equities, which is currently the MSCI Emerging Markets Index. For more information about the MSCI Emerging Markets Index, please see “Indices — The MSCI Indices” in this underlying supplement. The EEM Fund is an investment portfolio of iShares®, Inc. The EEM Fund trades on NYSE Arca under the ticker symbol “EEM.”

The iShares® U.S. Aerospace & Defense ETF

The iShares® U.S. Aerospace & Defense ETF (the “ITA Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the aerospace and defense sector, which is currently the Dow Jones U.S. Select Aerospace & Defense Index (the “Aerospace Index”). For more information about the Dow Jones U.S. Select Aerospace & Defense Index, please see “— Additional Information about the Underlying Indices for Certain iShares ETFs — The Dow Jones U.S. Select Aerospace & Defense Index” below. The ITA Fund is an investment portfolio of iShares® Trust. The ITA Fund trades on the Cboe BZX under the ticker symbol “ITA.”

The iShares® MSCI Eurozone ETF

The iShares® MSCI Eurozone ETF (the “EZU Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization equities from developed market countries that use the euro as their official currency, which is currently the MSCI EMU Index. For more information about the MSCI EMU Index, please see “Indices — The MSCI Indices” in this underlying supplement. The EZU Fund is an investment portfolio of iShares®, Inc. The EZU Fund trades on the Cboe BZX under the ticker symbol “EZU.”

The iShares® MSCI Japan ETF

The iShares® MSCI Japan ETF (the “EWJ Fund”) seeks to track the investment results, before fees and expenses, of an index composed of Japanese equities, which is currently the MSCI Japan Index. For more information about the MSCI Japan Index, please see “Indices — The MSCI Indices” in this underlying supplement. The EWJ Fund is an investment portfolio of iShares®, Inc. The EWJ Fund trades on NYSE Arca under the ticker symbol “EWJ.”

The iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF (the “IWM Fund”) seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities, which is currently the Russell 2000® Index. For more information about the Russell 2000® Index, please see “Indices — The Russell Indices” in this underlying supplement. The IWM Fund is an investment portfolio of iShares® Trust. The IWM Fund trades on NYSE Arca under the ticker symbol “IWM.”

The iShares® MSCI ACWI ETF

The iShares® MSCI ACWI ETF (the “ACWI Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization developed and emerging market equities, which is currently the MSCI ACWI Index. For more information about the MSCI ACWI Index, please see “Indices — The MSCI Indices” in this underlying supplement. The ACWI Fund is an investment portfolio of iShares® Trust. The ACWI Fund trades on The Nasdaq Stock Market (the “Nasdaq”) under the ticker symbol “ACWI.”

The iShares® PHLX Semiconductor ETF

The iShares® PHLX Semiconductor ETF (the “SOXX Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the semiconductor sector, which is currently the PHLX Semiconductor Sector Index (the “Semiconductor Index”). For more information about the Semiconductor Index, please see “— Additional Information about the Underlying Indices for Certain iShares ETFs — The PHLX Semiconductor Sector Index” below. The SOXX Fund is an investment portfolio of iShares® Trust. The SOXX Fund trades on the Nasdaq under the ticker symbol “SOXX.”

The iShares® Nasdaq Biotechnology ETF

The iShares® Nasdaq Biotechnology ETF (the “IBB Fund”) seeks to track the investment results, before fees and expenses, of an index composed of biotechnology and pharmaceutical equities listed on The Nasdaq Stock Market, which is currently the Nasdaq Biotechnology Index® (the “Biotechnology Index”). For more information about the Biotechnology Index, please see “— Additional Information about the Underlying Indices for Certain iShares ETFs — The Nasdaq Biotechnology Index®” below. The IBB Fund is an investment portfolio of iShares® Trust. The IBB Fund trades on the Nasdaq under the ticker symbol “IBB.”

The iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF (the “IYR Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the real estate sector, which is currently the Dow Jones U.S. Real Estate Index. For more information about the Dow Jones U.S. Real Estate Index, please see “—Additional Information about the Underlying Indices for Certain iShares ETFs — Dow Jones U.S. Real Estate Index” below. The IYR Fund is an investment portfolio of iShares® Trust. The IYR Fund trades on NYSE Arca under the ticker symbol “IYR.”

Additional Information about the Underlying Indices for Certain iShares ETFs

The S&P Latin America 40™ Index

All information contained in this underlying supplement regarding the Latin America Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of and is subject to change by S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Latin America Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones does not have any obligation to continue to publish, and may discontinue the publication of, the Latin America Index.

General

The Latin America Index is a free float-adjusted market capitalization index that is designed to measure the performance of 40 blue-chip companies from five Latin American markets: Brazil, Chile, Colombia, Mexico and Peru. The Latin America Index captures approximately 70% of the region’s equity market. The Latin America Index has a base date of December 31, 1997. The Latin America Index is reported by Bloomberg L.P. under the ticker symbol “SPLAC.”

Eligibility Criteria

The Latin America Index constituents are drawn from the S&P/IFCI country indices of Brazil, Chile, Colombia, Mexico and Peru. The S&P/IFCI country indices require that, at the annual reconstitution, a stock must have a minimum float-adjusted market capitalization of US$ 200 million to be added to the index. During the annual reconstitution, S&P/IFCI country indices constituents that fall below US$ 200 million, but have a float-adjusted market capitalization of at least US$ 150 million, remain in those indices. Stocks must have a minimum USD 12-month median value traded ratio of 10% and a minimum USD median daily value traded of US$ 0.1 million over the six months prior to the rebalancing reference date to be eligible for inclusion in the S&P/IFCI country indices. A stock’s domicile is determined based on criteria that include incorporation, registration, operational headquarters location, primary exchange listing, geographic breakdown of revenue and assets, ownership information, location of offices, directors and employees and investor perception. All investable primary market share classes are included in the S&P/IFCI country indices.

Latin America Index composition is at the discretion of S&P Dow Jones’ Americas Thematic and Strategy Indices Committee (the “Index Committee”). The following eligibility factors are taken into account by the Index Committee when determining the composition of the Latin America Index:

•	Market Capitalization: The Latin America Index is designed to include the largest stocks, based on float-adjusted market capitalization, from the five markets listed above.

•	Liquidity: Stocks are ranked according to liquidity, measured by dollar value traded. Annual value traded, float turnover and days traded are also analyzed on a quarterly basis to ensure adequate liquidity. Given two comparably sized companies, the higher the 12-month value traded, the more likely its inclusion.

•	Listings: Where applicable, preference is given to developed market listings of an index constituent. This may include U.S.-listings, U.S.-listed American Depositary Receipts or other developed market listings.

•	Eligible Securities: All common and preferred shares (which are of an equity and not of a fixed income nature) are eligible for inclusion. Convertible stock, bonds, warrants, rights, and preferred stock that provide a guaranteed fixed return are not eligible.

•	Country and Sector Balance: Stocks from the five markets listed above are classified into 11 sectors according to the Global Industry Classification Standard (“GICS®”). The Latin America Index is designed to reflect the country and sector weights of the broader universe of stocks.

Constituent Selection

Constituent selection is at the discretion of the Index Committee and is based on the eligibility criteria. S&P Dow Jones believes that turnover in index membership should be avoided when possible. At times a company may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to the Latin America Index, not for continued membership. As a result, an index constituent that appears to violate criteria for addition to the Latin America Index will not be deleted unless ongoing conditions warrant an index change.

Index Calculation

The Latin America Index is a float-adjusted market capitalization-weighted index. On any given day, the index value of the Latin America Index is the total float-adjusted market capitalization of the Latin America Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the Latin America Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the share counts used in calculating the indices reflect only those shares available to investors rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies, or other long-term strategic shareholders. The goal is to distinguish between long-term, strategic shareholders, whose holdings are considered to not be available to the market, and shareholders who are considered more short-term in nature. Note that each shareholder is not judged individually based on its intentions. Rather, shareholders are grouped into different types and based on that type are either included or excluded from float. Long-term strategic shareholders often depend on concerns such as maintaining control rather than the shorter term economic fortunes of the company. However, shares held by the following types of shareholders are excluded regardless of whether the particular shareholder intends to exercise any form of control. Long-term strategic shareholders generally include, but are not limited to officers and directors; private equity, venture capital and special equity firms; asset managers and insurance companies with board of director representation, shares held by another publicly traded company, strategic partners, holders of restricted shares; company-sponsored employee share plans/trusts, defined contribution plans/savings and investment plans; foundations associated with the company; government entities at all levels except government retirement/pension funds; sovereign wealth funds; and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. The following holders’ shares are generally considered part of public float:

1.	Depositary Banks

2.	Pension Funds (including Government Pension and Retirement Funds)

3.	Mutual Funds, & ETF providers, Investment Funds, and Asset Managers (including Hedge Funds with no board of director representation)

4.	Investment Funds of Insurance Companies

5.	Independent Foundations not associated with the company

All index constituents are assigned a float-adjustment factor, called an Investable Weight Factor (“IWF”). The IWF ranges between 0 and 1, and is an adjustment factor that accounts for the publicly available shares of a company. The company’s adjusted market capitalization is used to determine a constituent’s weight in the index. IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges. Revised IWFs are applied either prior to the open of the Monday after the third Friday of September or a date that is more appropriate for the Latin America Index.

Divisor. The purpose of the index divisor is to maintain the continuity of an index level following the implementation of corporate actions, index rebalancing events, or other non-market driven actions. The Latin America Index is not exactly the same as a portfolio. To assure that the Latin America Index’s value, or level, does not change when stocks are added or deleted, the divisor is adjusted to offset the change in market value of the Latin America Index. Thus, the divisor plays a critical role in the Latin America Index’s ability to provide a continuous measure of market valuation when faced with changes to the stocks included in the Latin America Index. In a similar manner, some corporate actions that cause changes in the market value of the stocks in the Latin America Index should not be reflected in the index level. Adjustments are made to the divisor to eliminate the impact of these corporate actions.

Index Rebalancings

Changes to the S&P Latin America 40 are made on an as-needed basis. There is no annual or semi- annual reconstitution. Any share change of 5% or more is implemented on the effective date, or as soon as reliable information is available. Changes of less than 5% are applied on the third Friday of March, June, September and December. Similarly, any change affecting a stock’s float adjustment is implemented on the effective date if it causes a capitalization change of 5% or more. Changes of less than 5% are applied at the September quarterly review.

A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday preceding the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of a rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data are released on the first Friday of the month, but the share freeze period for September will follow the same schedule as the other three quarterly share freeze periods.

During the share/IWF freeze period, shares and IWFs are not changed except for certain corporate action events (such as merger activity, stock splits, rights offerings and certain share dividend payable events).

Additions

An index addition is generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity, with a view to preserving regional, country, and sector representation in the Latin America Index. An initial public offering (IPO) is added to the Latin America Index only when an appropriate vacancy occurs and is subject to proven liquidity for at least six months. An exception may be made for extraordinarily large global offerings where expected trading volume justifies inclusion.

Deletions

Deletions can occur due to acquisitions, mergers and spin-offs, or due to bankruptcies or suspension. The latter is removed from the Latin America Index at the best available market price. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the Index Committee’s (as defined below) discretion, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks. Imposition of restrictive foreign investments in the sector or country within any of the countries will be handled expeditiously to allow investors to exit the sector or country in the least unfavorable manner.

Currency of Calculation and Exchange Rate

The Latin America Index is calculated in U.S. dollars. Underlying prices are collected in local currencies and converted to U.S. dollars using Reuters’ real-time spot exchange rates. The Latin America Index’s closing value is calculated at 05:05 PM Eastern Time using the real-time exchange rates at that point in time. In situations where either a stock does not trade or a primary exchange is not open for trading, but the Latin America Index is being calculated as other constituent primary exchanges are open and trading, the stocks from the closed primary exchange will use the last available closing price and convert into U.S. dollars using the real time spot foreign exchange rate of the day. The Latin America Index’s final closing values convert all stock prices used in the index calculation at the spot foreign exchange rate provided by Reuters at the closing time of the Latin America Index.

WM/Reuters foreign exchange rates are taken daily at 4:00 PM London Time and used in the calculation of certain end-of-day-basis versions of the index. These mid-market fixings are calculated by The WM Company based on Reuters data and appear on Reuters pages WMRA.

Corporate Action Related Changes

There are a large range of different corporate actions ranging from routine share issuances or buy backs to less frequent events like spin-offs and mergers. These are listed on the table below with notes about the necessary changes and whether the divisor is adjusted.

Type of Corporate Action	Comments	Divisor Adjustment
Company Addition/Deletion	Addition: Companies are added at the float market capitalization weight. Deletion: The weights of all stocks in the Latin America Index will proportionally change. Relative weights will stay the same.	Yes
Change in Shares Outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the Latin America Index.	Yes

Split/Reverse Split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio.	No

Spin-off	A spin-off of a constituent will not remain in the Latin America Index unless the size and anticipated liquidity of the spun-off company are sufficient to replace the parent company. The spun-off company is added at a zero price at the market close of the day before the ex-date, and if it is determined to be ineligible for continued inclusion in the Latin America Index, the spun-off company is removed after at least one day of regular way trading.	Maybe (see comments)

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the Latin America Index.	Yes

Special Dividends	The stock price is adjusted by the amount of the dividend.	Yes

Rights Offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the	Yes

Type of Corporate Action	Comments	Divisor Adjustment
rights and the shares outstanding are increased by the rights ratio.

With corporate actions where special dividends such as extraordinary cash or other corporate assets that are distributed to shareholders, the price of the stock will be reduced by the payment amount at the opening of the effective date. The effect of the divisor adjustment is to prevent this price drop from causing a corresponding drop in the Latin America Index.

Index Governance

The index is maintained by the Index Committee. The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the Latin America Index to the market, companies that are being considered as candidates for addition to the Latin America Index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

S&P Dow Jones considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

The Index Committee reserves the right to make exceptions when applying the index methodology if the need arises. In any scenario where the treatment differs from the general rules, S&P Dow Jones will provide sufficient notice, whenever possible.

In addition to the daily governance of the Latin America Index and maintenance of its index methodology, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the Latin America Index continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones Indices may publish a consultation inviting comments from external parties.

The Dow Jones U.S. Select Aerospace & Defense Index

All information contained in this underlying supplement regarding the Aerospace Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. The information reflects the policies of Dow Jones Indexes, the marketing name of CME Group Index Services LLC (“CME Indexes”), and is subject to change by Dow Jones Indexes. The Aerospace Index was developed and is calculated, maintained and published by Dow Jones Indexes. Dow Jones Indexes does not have any obligation to continue to publish, and may discontinue publication of, the Aerospace Index.

General

The Aerospace Index is a float-adjusted market capitalization-weighted index that is designed to measure the performance of U.S. companies in the aerospace and defense sector. Component companies consist of manufacturers, assemblers and distributors of aircraft and aircraft parts primarily used in commercial or private air transport and producers of components and equipment for the defense industry, including military aircraft, radar equipment and weapons. The Aerospace Index has a base date of December 31, 1991. The Aerospace Index is reported by Bloomberg L.P. under the ticker symbol “DJSASD.”

Index Eligibility

The index universe includes all common stocks of companies in the Dow Jones U.S. Broad Stock Market Index that are categorized into the aerospace or defense sectors, based on a proprietary classification system used by S&P Dow Jones Indices. The Dow Jones U.S. Board Stock Market Index is designed to measure the performance of large- and small-capitalization U.S. equity securities. To be eligible for inclusion in the Dow Jones U.S. Broad Stock Market Index, a company must (1) be a “U.S. company”, which is generally defined as a company that files 10-K annual reports and for which the U.S. portion of fixed assets and revenues constitute a plurality of the total, but need not exceed 50%, (2) primary listing must be on one of the following U.S. stock exchanges: NYSE, NASDAQ

Capital Market, NYSE Arca, CBOE BZX, NYSE American, CBOE BYX, NASDAQ Global Select Market, CBOE EDGA, NASDAQ Select Market, CBOE EDGX, Investors Exchange (IEX) and (3) a corporation (including equity and mortgage REITs). Only common stock of a company is eligible for inclusion in the Dow Jones U.S. Broad Stock Market Index. All publicly listed multiple share class lines are eligible for inclusion in the Aerospace Index, subject to meeting the eligibility criteria.

Constituent Selection

On the last business day of the month prior to the quarterly rebalancing, a nonconstituent company must have float-adjusted market capitalization of at least $500 million to enter the Aerospace Index. If a company is already an index constituent, its float-adjusted market capitalization must be at least $250 million to remain in the Aerospace Index. At each quarterly rebalancing, if the component count is less than 22 after applying the rules set forth in the eligibility criteria, the market capitalization requirement is relaxed so that the next largest non-component in the eligible universe is added until the component count reaches 22.

Index Calculation

The Aerospace Index is a capped, float-adjusted market capitalization-weighted index. On any given day, the index value of the Aerospace Index is the total float-adjusted market capitalization of the Aerospace Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the Aerospace Index multiplied by the number of shares used in the index value calculation, and reflects adjustments from an additional weight factor (“AWF”) used to confine constituents to a maximum weight and distribute excess weight among remaining constituents.

Constituent Weighting

The Aerospace Index is weighted by float-adjusted market capitalization, subject to the following adjustments, which are made as part of the quarterly rebalancings in March, June, September, and December:

•	The weight of any individual company is capped at 22.50%.

•	If any company’s weight exceeds 22.5%, that company’s weight is capped at 22.5% and all excess weight is proportionally redistributed to all uncapped companies within the Aerospace Index. If after this redistribution, any company breaches the 22.5% weight cap, the process is repeated iteratively until no company breaches the 22.5% weight cap.

•	Then, the aggregate weight of the companies in the Aerospace Index with a weight greater than 4.5% is capped at 45%.

Index Rebalancing

The Aerospace Index is rebalanced quarterly, effective at the open of trading on the Monday following the third Friday of March, June, September and December. Component eligibility is determined as of the last trading day of the month prior to rebalancing. As part of the rebalancing process, index composition, shares and weight caps are adjusted, if necessary.

Additions

With the exception of spin-offs, no additions are made to an index between quarterly rebalancings.

Deletions

Between rebalancings, a company can be deleted from an index due to corporate events such as mergers, acquisitions, takeovers, delistings or bankruptcies. Deleted constituents are not replaced between rebalancings. If, during the course of the regular review of company classifications, a constituent’s sector classification changes to an ineligible sector, it is removed from the relevant index at the next rebalancing. If a constituent’s sector classification changes due to a corporate action such as a merger or spin-off, it is evaluated and may be removed from the relevant index at that time.

In addition to the scheduled quarterly rebalancings, the Aerospace Index is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers, or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the Aerospace Index components will be announced at least two business days prior to their implementation date.

Corporate Action Related Changes

Type of Corporate Action	Comments	Divisor Adjustment
Company Addition/Deletion	Addition: Companies are added at the float market capitalization weight. Deletion: The weights of all stocks in the Aerospace Index will proportionally change. Relative weights will stay the same.	Yes
Change in Shares Outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the Aerospace Index.	Yes

Split/Reverse Split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio.	No

Spin-off	The spun-off company is added to the Aerospace Index at a zero price after the market close of the day before the ex-date (with no divisor adjustment). It will remain in the index until the next index rebalancing, at which time it will be evaluated for continued membership.	Maybe (see comments)

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the Aerospace Index.	Yes

Special Dividends	The stock price is adjusted by the amount of the dividend.	Yes

Rights Offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio.	Yes

Index Governance

The Dow Jones U.S. Select Sector Specialty Indices are maintained by the Americas Thematic and Strategy Indices Index Committee. All committee members are full-time professional members of S&P Dow Jones Indices’ staff. The committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

S&P Dow Jones Indices considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

S&P Dow Jones Indices’ Index Committees reserve the right to make exceptions when applying the methodology if the need arises. In any scenario where the treatment differs from the general rules stated in this document or supplemental documents, clients will receive sufficient notice, whenever possible.

In addition to the daily governance of indices and maintenance of index methodologies, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the indices continue to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones Indices may publish a consultation inviting comments from external parties.

For information on Quality Assurance and Internal Reviews of Methodology, please refer to S&P Dow Jones Indices’ Equity Indices Policies & Practices Methodology.

The PHLX Semiconductor Sector Index

All information contained in this underlying supplement regarding the PHLX Semiconductor Index (the “Semiconductor Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by The Nasdaq, Inc. (“Nasdaq”). The Semiconductor Index was developed and is calculated, maintained and published by Nasdaq. Nasdaq does not have any obligation to continue to publish, and may discontinue publication of, the Semiconductor Index.

General

The Semiconductor Index is designed to track the performance of a set of companies engaged in the design, distribution, manufacture, and sale of semiconductors. The inception date of the Semiconductor Index is December 1, 1993. The price return version of the Semiconductor Index is reported by Bloomberg L.P. under the ticker symbol “SOX.”

Component Security Eligibility Criteria

To be eligible for inclusion in the Semiconductor Index, the issuer of a component security (which can be a common stock, ordinary share, American depositary receipt (“ADR”), share of beneficial interest or limited partnership interest) must meet the following criteria:

•	be listed on The Nasdaq Stock Market®, the New York Stock Exchange, NYSE American, or the CBOE Exchange;

•	be classified as a company whose primary business is involved in the design, distribution, manufacture, and sale of semiconductors under ICB code 9576;

•	have a minimum market capitalization of at least $100 million;

•	have traded at least 1.5 million shares in each of the last six months;

•	one security per issuer is permitted. If an issuer has multiple securities, the security with the largest market capitalization will be selected for possible inclusion into the Semiconductor Index.

•	have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

•	may not be issued by an issuer currently in bankruptcy proceedings;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being index eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	have “seasoned” on a recognized market for at least 3 months.

Calculation of the Semiconductor Index

The Semiconductor Index is a modified market capitalization weighted index. The closing level of the Semiconductor Index is calculated as the aggregate values of (x) the number of shares each component security of the Semiconductor Index included in the Semiconductor Index (the “Semiconductor Index Shares”) multiplied by (y) its last sale price on The NASDAQ Stock Market, which may be the Nasdaq Official Closing Price, and then divided by (z) the divisor of the Semiconductor Index, which is a scaling factor. The divisor serves the purpose of scaling the aggregate value to a lower order of magnitude for index reporting purposes. If trading in a component security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a component security is halted on its primary listing market before the market is open. The closing level of the Semiconductor Index reflects the price return of the component securities without regard to cash dividends paid on the component securities. The Semiconductor Index also reflects extraordinary cash dividends.

Semiconductor Index Evaluation

The component securities of the Semiconductor Index are evaluated annually in September of each year. The eligibility criteria described above are applied using market data as of the end of July. Securities meeting the criteria are then ranked by market capitalization. The top 30 securities by market capitalization are included in the Semiconductor Index. Security additions and deletions are made effective after the close of trading on the third Friday in September.

Additionally, if at any time during the year other than the time for an evaluation, a component security no longer meets the eligibility criteria, or at the end of January, April, July or October does not have a last sale price of $3.00, it is replaced with the largest market capitalization security not currently in the Semiconductor Index and meeting the eligibility criteria listed above as well as the $3.00 last sale price. Ordinarily, a component security will be removed from the Semiconductor Index at its last sale price. If, however, at the time of its removal the component security is halted from trading on its primary listing market and an official closing price cannot be readily determined, the component security may, in Nasdaq’s discretion, be removed at a price of zero.

Semiconductor Index Maintenance

Changes in the price and/or Semiconductor Index Shares of component securities driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10%, the changes is made as soon as practicable. However, if the change in total shares outstanding is less than 10%, then all such changes are accumulated through the end of February, May, August and November and made effective at one time on a quarterly basis after the close of trading on the third Friday in March, June, September and December, respectively. The Semiconductor Index Shares of each component security are adjusted by the same percentage amount by which the total shares outstanding for that component security has changed.

A special cash dividend announced by the listing exchange will result in an adjustment to the last sale price of the relevant component security prior to market open on the ex-date for the special amount distributed.

Ordinarily, whenever there is a change in the Semiconductor Index Shares of component securities, in the component securities or to the price of a component security due to spin-offs, rights issuances or special cash dividends, the divisor of the Semiconductor Index will be adjusted to ensure that there is no discontinuity in the value of the Semiconductor Index caused by any such change. All changes are announced in advance and are reflected in the Semiconductor Index prior to market open on the relevant date of effectiveness.

Semiconductor Index Rebalancing

The Semiconductor Index is rebalanced quarterly. At each quarter, the Semiconductor Index is rebalanced such that the maximum weight of any component security does not exceed 8% and no more than five component securities are at that cap. The excess weight of any capped component security is distributed proportionally across the remaining component securities. If, after redistribution, any of the five highest ranked component securities are weighted below 8%, these securities are not capped. Next, any remaining component securities in excess of 4% are capped at 4% and the excess weight is redistributed proportionally across the remaining component securities. The process is repeated, if necessary, to derive the final modified market capitalization weights of each component security.

The modified market capitalization weighting methodology is applied to the capitalization of each component security, using its last sale price as of the close of trading on the last trading day in February, May, August and November and after applying quarterly changes to the total shares outstanding. The Semiconductor Index Shares of each component security are then calculated by multiplying its weight derived above by the new market value of the Semiconductor Index and dividing the modified market capitalization of each component security by its last sale price. The changes will be effective after the close of trading on the third Friday in March, June, September and December.

Nasdaq may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure the integrity of the Semiconductor Index.

The Nasdaq Biotechnology Index®

All information contained in this underlying supplement regarding the Nasdaq Biotechnology Index (the “Biotechnology Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by The Nasdaq, Inc. (“Nasdaq”). The Biotechnology Index was developed and is calculated, maintained and published by Nasdaq. Nasdaq does not have any obligation to continue to publish, and may discontinue publication of, the Biotechnology Index.

General

The Biotechnology Index is designed to track the performance of a set of securities listed on Nasdaq that are classified as either biotechnology or pharmaceutical according to the Industry Classification Benchmark (“ICB”). The inception date of the Biotechnology Index is November 1, 1993. The price return version of the Biotechnology Index is reported by Bloomberg L.P. under the ticker symbol “NBI.”

Component Security Eligibility Criteria

To be eligible for inclusion in the Biotechnology Index, the issuer of a component security (which can be a common stock, ordinary share, American depositary receipt (“ADR”), share of beneficial interest or limited partnership interest) must meet the following criteria:

•	the component security’s U.S. listing must be exclusively on The NASDAQ Global Select Market or on The NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the issuer of the security must be classified according to ICB as either biotechnology or pharmaceutical;

•	the component security may not be issued by an issuer currently in bankruptcy proceedings;

•	the component security must have a market capitalization of at least $200 million;

•	the component security must have an average daily trading volume of at least 100,000 shares;

•	the issuer of the component security may not have entered into a definitive agreement or other arrangement that would likely result in the security no longer being eligible for inclusion in the Biotechnology Index;

•	the issuer of the component security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the component security must have “seasoned” on The NASDAQ Stock Market, the New York Stock Exchange or NYSE American (generally, a company is considered to be seasoned if it has been listed on a market for at least three full months, excluding the first month of initial listing as of the last trading day in October).

Calculation of the Biotechnology Index

The Biotechnology Index is a modified market capitalization weighted index. The closing level of the Biotechnology Index is calculated as the aggregate values of (x) the number of shares each component security of the Biotechnology Index included in the Biotechnology Index (the “Biotechnology Index Shares”) multiplied by (y) its last sale price on The NASDAQ Stock Market, which may be the Nasdaq Official Closing Price, and then divided by (z) the divisor of the Biotechnology Index, which is a scaling factor. The divisor serves the purpose of scaling the aggregate value to a lower order of magnitude for index reporting purposes. If trading in a component security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a component security is halted on its primary listing market before the market is open. The closing level of the Biotechnology Index reflects the price return of the component securities without regard to cash dividends paid on the component securities. The Biotechnology Index also reflects extraordinary cash dividends.

Biotechnology Index Evaluation

The component securities of the Biotechnology Index are evaluated annually in December of each year. The eligibility criteria described above are applied using market data through the end of October and is updated for total shares outstanding submitted in a document filed publicly with the SEC through the end of November. Securities meeting the eligibility criteria listed above are included in the Biotechnology Index. Generally, the list of additions and deletions is publicly announced via a press release in the early part of December. Additions and deletions of component securities become effective after the close of trading on the third Friday in December.

Additionally, if at any time during the year other than the time for an evaluation, a component security no longer meets the eligibility criteria, or is otherwise determined to have become ineligible for continued inclusion in the Biotechnology Index, the component security will be removed from the Biotechnology Index at its last sale price and will not be replaced. If, however, at the time of its removal, the component security is halted from trading on its primary listing market and an official closing price cannot be readily determined, the component security may, in Nasdaq’s discretion, be removed at a price of zero.

Biotechnology Index Maintenance

Changes in the price and/or Biotechnology Index Shares of component securities driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10%, the changes is made as soon as practicable. However, if the change in total shares outstanding is less than 10%, all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in March, June, September and December. The Biotechnology Index Shares of each component security are adjusted by the same percentage amount by which the total shares outstanding for that component security has changed.

A special cash dividend announced by the listing exchange will result in an adjustment to the last sale price of the relevant component security prior to market open on the ex-date for the special amount distributed.

Ordinarily, whenever there is a change in the Biotechnology Index Shares of component securities, in the component securities or to the price of a component security due to spin-offs, rights issuances or special cash dividends, the divisor of the Biotechnology Index will be adjusted to ensure that there is no discontinuity in the value of the Biotechnology Index caused by any such change. All changes are announced in advance and are reflected in the Biotechnology Index prior to market open on the relevant date of effectiveness.

Biotechnology Index Rebalancing

The Biotechnology Index is rebalanced quarterly. At each quarter, the Biotechnology Index is rebalanced such that the maximum weight of any component security does not exceed 8% and no more than five component securities are at that cap. The excess weight of any capped component security is distributed proportionally across the remaining component securities. If, after redistribution, any of the five highest ranked component securities are weighted below 8%, these securities are not capped. Next, any remaining component securities in excess of 4% are capped at 4% and the excess weight is redistributed proportionally across the remaining component securities. The process is repeated, if necessary, to derive the final modified market capitalization weights of each component security.

The modified market capitalization weighting methodology is applied to the capitalization of each component security, using its last sale price as of the close of trading on the last trading day in February, May, August and November and after applying quarterly changes to the total shares outstanding. The Biotechnology Index Shares of each component security are then calculated by multiplying its weight derived above by the new market value of the Biotechnology Index and dividing the modified market capitalization of each component security by its last sale price. The changes will be effective after the close of trading on the third Friday in March, June, September and December.

Nasdaq may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure the integrity of the Biotechnology Index.

The Dow Jones U.S. Real Estate Index

All information contained in this underlying supplement regarding the Dow Jones U.S. Real Estate Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Dow Jones U.S. Real Estate Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones is under no obligation to continue to publish, and may discontinue publication of, the Dow Jones U.S. Real Estate Index. The Dow Jones U.S. Real Estate Index is reported by Bloomberg L.P. under the ticker symbol “DJUSRE.”

Dow Jones U.S. Real Estate Index Composition and Maintenance

The Dow Jones U.S. Real Estate Index is designed to track the performance of real estate investment trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

The Dow Jones U.S. Real Estate Index is one of the 19 supersector indices that make up the Dow Jones U.S. Index. The Dow Jones U.S. Real Estate Index is a subset of the Dow Jones U.S. Index, which is designed to be a measure of the U.S. stock market, covering 95% of U.S. stocks by float-adjusted market capitalization, excluding the most thinly traded securities. The Dow Jones U.S. Real Estate Index is weighted by float-adjusted market capitalization, rather than full market capitalization, to reflect the actual number of shares available to investors.

The index universe is defined as all stocks traded on the major U.S. stock exchanges, minus any non-common issues and illiquid stocks. Index component candidates are filtered through screens for share class and eligibility. For share class, index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, shares in limited partnerships and business development companies are not eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, listed property trusts and similar real-property-owning pass-through structures taxed as REITs by their domiciles are also eligible. In some cases, companies issue multiple share classes. All publicly listed multiple share class lines are eligible for index inclusion. A separate investable weight factor (“IWF”), which is an adjustment factor that accounts for publicly available shares of a company, is calculated for each class and the class is included, providing it meets eligibility criteria and foreign investors may hold shares in the class. For liquidity, each stock must meet two separate liquidity criteria to be considered eligible for inclusion:

•	12-Month Median Value Traded Ratio (MVTR). Stocks must have a MVTR of at least 20%. Current constituents remain eligible if they have a MVTR of at least 14%. This ratio is calculated by taking the median daily value traded amount for each of the 12 months preceding the rebalancing reference date, multiplying the amount by the number of days that the stock traded during that month, and then dividing by its end-of-month float-adjusted market capitalization. The sum of the 12 monthly values is the MVTR for that stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12.

•	6-Month Median Daily Value Traded (MDVT). Stocks must have a MDVT over the six months prior to the rebalancing reference date of at least US$ 250,000. Current constituents remain eligible if they have a MDVT of at least US$ 175,000. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used.

Stocks in the index universe are sorted by float-adjusted market capitalization. Stocks in the top 95% of the index universe by float-adjusted market capitalization are selected as constituents of the Dow Jones U.S. Index. Selection is subject to a 2% buffer for current and non-current stocks. Current constituents remain eligible up to the 97th percentile as ranked by float-adjusted market capitalization. Non- constituents are eligible up to the 93rd percentile as ranked by float-adjusted market capitalization.

Stocks selected as components of the Dow Jones U.S. Index are then categorized into Subsectors based on their primary source of revenue. The Subsectors are rolled up into Sectors, which in turn are rolled up into Supersectors and finally into Industries. Subsectors, Sectors, Supersectors and Industries are defined by a proprietary classification system used by S&P Dow Jones. The Dow Jones U.S. Real Estate Index is a Supersector that is a subset of the Dow Jones U.S. Index.

The Dow Jones Real Estate Index is calculated by means of the divisor methodology. On any given day, the index value is the quotient of the total float-adjusted market capitalization of the Dow Jones Real Estate Index’s constituents and its divisor. The key to index maintenance is the adjustment of the divisor. Index maintenance – reflecting changes in shares outstanding, corporate actions, addition or deletion of stocks to the index – should not change the level of the index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the index that alters the total market value of the index while holding stock prices constant will require a divisor adjustment.

The Dow Jones U.S. Real Estate Index is reconstituted annually in September. The process includes the review of all stocks in their respective markets to determine eligibility according to the existing criteria. The reference date for data used in the annual reconstitution is the last business day in July. In addition, the IWF for each stock is reviewed and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September. Changes to shares and IWFs are implemented at the open of trading on the Monday following the third Friday of March, June and December.

Initial Public Offerings (IPOs). IPOs and new listings on eligible exchanges are added to the Dow Jones U.S. Real Estate Index at the next quarterly update if the new listing meets all eligibility requirements. IPOs must have a trading history of at least three months as of the reference date. The reference date for IPO inclusions will be five weeks prior to the effective rebalancing date and additions are effective at the open of Monday following the third Friday of March, June, September and December.

Additions

Generally no companies are added to the Dow Jones U.S. Real Estate Index between annual reconstitutions except for IPOs and spinoffs as described above. Any exceptions to this rule will be announced in advance. Any stocks considered for addition at the quarterly rebalance must have a float market capitalization larger than the smallest stock included in the Dow Jones U.S. Real Estate Index at the time of the previous reconstitution.

Deletions

Between rebalancings, a company can be deleted from the Dow Jones U.S. Real Estate Index due to corporate events such as mergers, acquisitions, takeovers, delistings or bankruptcies. Whenever possible, changes in the Dow Jones U.S. Real Estate Index’s constituents are announced at least two business days prior to their implementation date. If an index constituent is suspended by its primary market, it may be removed from the Dow Jones U.S. Real Estate Index at the discretion of the Global Equity Indices Index Committee (for purposes of this section, the “Index Committee”). Whenever practicable, S&P Dow Jones will use the best-available alternate pricing source to determine the value at which the company should be removed from the Dow Jones U.S. Real Estate Index.

Corporate Actions

Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are applied on the ex-

date. The spun-off company is added to the Dow Jones U.S. Real Estate Index, at a zero price at the market close of the day before the ex-date (with no divisor adjustment). If a spun-off company is determined not to be eligible to remain in the Dow Jones U.S. Real Estate Index, it will be removed after at least one day of regular way trading (with a divisor adjustment). Spinoffs are assigned the same size and style as the parent company at the time of the event. All spinoff sizes are evaluated at the next quarterly update.

Governance of the Dow Jones U.S. Real Estate Index

The Dow Jones Global Indices® are maintained by the index committee. All committee members are full-time professional members of S&P Dow Jones’ staff. The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the Dow Jones U.S. Real Estate Index to the market, companies that are being considered as candidates for addition to the Dow Jones U.S. Real Estate Index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

THE SELECT SECTOR SPDR® ETFS

All information contained in this underlying supplement regarding the Select Sector SPDR® Funds set forth in the table below (each, a “Select Sector Fund” and collectively, the “Select Sector Funds”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”). Each Select Sector Fund is an investment portfolio managed by SSGA FM, the investment adviser to the Select Sector Funds. Each Select Sector Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol set forth in the table below.

Each Select Sector Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies included in a Select Sector Index, as specified in the table below. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index. For more information about the Select Sector Indices, please see “Indices — The Select Sector Indices” in this underlying supplement.

Select Sector Fund	Ticker	Select Sector Index
Communication Services Select Sector SPDR® Fund	XLC	Communication Services Select Sector Index
Consumer Discretionary Select Sector SPDR® Fund	XLY	Consumer Discretionary Select Sector Index
Consumer Staples Select Sector SPDR® Fund	XLP	Consumer Staples Select Sector Index
Energy Select Sector SPDR® Fund	XLE	Energy Select Sector Index
Financial Select Sector SPDR® Fund	XLF	Financial Select Sector Index
Health Care Select Sector SPDR® Fund	XLV	Health Care Select Sector Index
Industrial Select Sector SPDR® Fund	XLI	Industrial Select Sector Index
Materials Select Sector SPDR® Fund	XLB	Materials Select Sector Index
Real Estate Select Sector SPDR® Fund	XLRE	Real Estate Select Sector Index
Technology Select Sector SPDR® Fund	XLK	Technology Select Sector Index
Utilities Select Sector SPDR® Fund	XLU	Utilities Select Sector Index

The Communication Services Select Sector SPDR® Fund was launched in June 2018 and therefore has limited historical performance. In September 2018, the Consumer Discretionary Select Sector Index and the Technology Select Sector Index were reconstituted to remove communication services stocks, as described under “Indices — The Select Sector Indices” in this underlying supplement, and the Consumer Discretionary Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund implemented corresponding changes to their respective portfolios. In addition, in September 2016, the Financial Select Sector Index was reconstituted to remove real estate stocks, as described under “Indices — The Select Sector Indices” in this underlying supplement, the Financial Select Sector SPDR® Fund implemented corresponding changes to its portfolio.

In seeking to track the performance of the relevant Select Sector Index, each Select Sector Fund employs a replication strategy, which means that each Select Sector Fund typically invests in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as that Select Sector Index. However, under various circumstances, it may not be possible or practical to purchase all of the securities in the relevant Select Sector Index, or amounts of those securities in proportion to their weighting in that Select Sector Index. Under these circumstances, SSGA FM intends to employ a sampling strategy in managing the relevant Select Sector Fund. Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the relevant Select Sector Index, outside of the relevant Select Sector Index and derivatives that have a similar investment profile as the relevant Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization and other financial characteristics of securities.

While SSGA FM seeks to track the performance of the relevant Select Sector Index (i.e., achieve a high degree of correlation with the relevant Select Sector Index), each Select Sector Fund’s return may not match the return of the relevant Select Sector Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. For example, it may take several business days for additions and deletions to the relevant Select Sector Index to be reflected in the portfolio composition of the Select Sector Fund.

The Select Sector Trust is a registered investment company that consists of a separate investment portfolio for each of the Select Sector Funds. Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.

THE SPDR® DOW JONES INDUSTRIAL AVERAGE® ETF TRUST

All information contained in this underlying supplement regarding the SPDR® Dow Jones Industrial Average® ETF Trust (the “DIA Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, State Street Global Advisors Trust Company (“SSGA TC”), as trustee of the DIA Fund, and PDR Services LLC (“PDRS”), as sponsor of the DIA Fund. The DIA Fund is a unit investment trust that issues securities called “Units.” The DIA Fund trades on the NYSE Arca, Inc. under the ticker symbol “DIA.”

The DIA Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Dow Jones Industrial Average®. For more information about the Dow Jones Industrial Average®, please see “Indices — The Dow Jones Industrial Average®” in this underlying supplement. The DIA Fund seeks to achieve its investment objective by holding a portfolio of common stocks that are included in the Dow Jones Industrial Average®, with the weight of each stock in the portfolio substantially corresponding to the weight of that stock in the Dow Jones Industrial Average®. At any time, the portfolio of the DIA Fund will consist of as many of the component stocks of the Dow Jones Industrial Average® as is practicable. To maintain the correspondence between the composition and weightings of the stocks held by the DIA Fund and the component stocks of the Dow Jones Industrial Average®, SSGA TC or its parent company, State Street Bank and Trust Company (“SSBT”) adjusts the portfolio of the DIA Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the Dow Jones Industrial Average®. SSGA TC or SSBT generally makes these adjustments to the portfolio of the DIA Fund within three business days before or after the day on which changes in the Dow Jones Industrial Average® are scheduled to take effect.

While the DIA Fund is intended to track the performance of the Dow Jones Industrial Average® as closely as possible (i.e., to achieve a high degree of correlation with the Dow Jones Industrial Average®), the DIA Fund’s return may not match or achieve a high degree of correlation with the return of the Dow Jones Industrial Average® due to expenses and transaction costs incurred in adjusting the DIA Fund’s portfolio. In addition, it is possible that the Trust may not always fully replicate the performance of the DJIA due to the unavailability of certain Dow Jones Industrial Average® securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted). In addition, the DIA Fund’s portfolio may deviate from the Dow Jones Industrial Average® to the extent required to ensure continued qualification as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended.

The DIA Fund is an investment company registered under the Investment Company Act of 1940, as amended. Information provided to or filed with the SEC by the DIA Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-31247 and 811-09170, respectively, through the SEC’s website at http://www.sec.gov.

THE SPDR® EURO STOXX 50® ETF

All information contained in this underlying supplement regarding the SPDR® EURO STOXX 50® ETF (the “FEZ Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, SSGA Funds Management, Inc. (“SSGA FM”), the investment advisor for the FEZ Fund. The FEZ Fund is an investment portfolio maintained and managed by SSGA FM. The FEZ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “FEZ.”

The FEZ Fund seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the EURO STOXX 50® Index. For more information about the EURO STOXX 50® Index, please see “Indices — The STOXX Benchmark Indices” in this underlying supplement.

In seeking to track the performance of the EURO STOXX 50® Index, the FEZ Fund employs a sampling strategy, which means that the FEZ Fund is not required to purchase all of the securities represented in the EURO STOXX 50® Index. Instead, the FEZ Fund may purchase a subset of the securities in the EURO STOXX 50® Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the EURO STOXX 50® Index. The quantity of holdings in the FEZ Fund will be based on a number of factors, including asset size of the FEZ Fund. Based on its analysis of these factors, SSGA FM, either may invest the FEZ Fund’s assets in a subset of securities in underlying index or may invest the FEZ Fund’s assets in substantially all of the securities represented in the EURO STOXX 50® Index in approximately the same proportions as the EURO STOXX 50® Index.

While SSGA FM seeks to track the performance of the EURO STOXX 50® Index (i.e., achieve a high degree of correlation with the EURO STOXX 50® Index), the FEZ Fund’s return may not match the return of the EURO STOXX 50® Index. The FEZ Fund incurs a number of operating expenses not applicable to the EURO STOXX 50® Index, and incurs costs in buying and selling securities. In addition, the FEZ Fund may not be fully invested at times, generally as a result of cash flows into or out of the FEZ Fund or reserves of cash held by the FEZ Fund to meet redemptions. SSGA FM may attempt to replicate the EURO STOXX 50® Index return by investing in fewer than all of the securities in the EURO STOXX 50® Index, or in some securities not included in the EURO STOXX 50® Index, potentially increasing the risk of divergence between the FEZ Fund’s return and that of the EURO STOXX 50® Index.

SPDR® Index Shares Funds is a registered investment company that consists of numerous separate investment portfolios, including the FEZ Fund. Information provided to or filed with the SEC by the FEZ Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92106 and 811-21145, respectively, through the SEC’s website at http://www.sec.gov.

The SPDR Industry ETFs

All information contained in this underlying supplement regarding the SPDR Industry ETFs set forth in the table below (each, a “ SPDR Industry ETF” and collectively, the “ SPDR Industry ETFs”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, SPDR® Series Trust and SSGA Funds Management, Inc. (“SSGA FM”). Each SPDR Industry ETF is an investment portfolio maintained and managed by SSGA FM, the investment adviser to the SPDR Industry ETFs. Each SPDR Industry ETF is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

The SPDR® Series Trust is a registered investment company that consists of a separate investment portfolio for each SPDR Industry ETF. Each SPDR Industry ETF is an index fund that invests in a particular industry or group of industries represented by an S&P Select Industry as specified in the table below. The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standards and liquidity and market capitalization requirements from a universe of companies defined by the S&P® Total Market Index, a U.S. total market composite index. The investment objective of each Select Industry SPDR® Fund is to provide investment results that, before expenses, correspond generally to the total return performance of an index derived from a particular industry or group of industries, as represented by a specified Select Industry Index. For more information about the Select Industry Indices, please see “Indices — The S&P® Select Industry Indices” in this underlying supplement.

SPDR Industry ETF	Ticker	Select Industry Index
SPDR® S&P® Bank ETF	KBE	S&P® Banks Select Industry Index
SPDR® S&P® Biotech ETF	XBI	S&P® Biotechnology Select Industry Index
SPDR® S&P® Metals & Mining ETF	XME	S&P® Metals & Mining Select Industry Index
SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP	S&P® Oil & Gas Exploration & Production Select Industry Index
SPDR® S&P® Regional Banking ETF	KRE	S&P® Regional Banks Select Industry Index
SPDR® S&P® Retail ETF	XRT	S&P® Retail Select Industry Index

In seeking to track the performance of the relevant Select Industry Index, each SPDR Industry ETF employs a “sampling” strategy, which means that the SPDR Industry ETF is not required to purchase all of the securities represented in the relevant Select Industry Index. Instead, each SPDR Industry ETF may purchase a subset of the securities in the relevant Select Industry Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the relevant Select Industry Index. The quantity of holdings in each SPDR Industry ETF will be based on a number of factors, including asset size of that SPDR Industry ETF. Based on its analysis of these factors, SSGA FM may invest each SPDR Industry ETF’s assets in a subset of securities in the relevant Select Industry Index or may invest that SPDR Industry ETF’s assets in substantially all of the securities represented in the relevant Select Industry Index in approximately the same proportions as the relevant Select Industry Index.

While SSGA FM seeks to track the performance of the relevant Select Industry Index (i.e., achieve a high degree of correlation with the relevant Select Industry Index), a SPDR Industry ETF’s return may not match the return of the relevant Select Industry Index for a number of reasons. For example, the return on the sample of securities purchased by a SPDR Industry ETF (or the return on securities not included in the relevant Select Industry Index) to replicate the performance of the relevant Select Industry Index may not correlate precisely with the return of that Select Industry Index. Each SPDR Industry ETF incurs a number of operating expenses not applicable to the relevant Select Industry Index, and incurs costs in buying and selling securities. In addition, a SPDR Industry ETF may not be fully invested at times, either as a result of cash flows into or out of that SPDR Industry ETF or reserves of cash held by that SPDR Industry ETF to meet redemptions. SSGA FM may attempt to replicate the relevant Select Industry Index return by investing in fewer than all of the securities in that Select Industry Index, or in some securities not included in that Select Industry Index, potentially increasing the risk of divergence between a SPDR Industry ETF’s return and that of the relevant Select Industry Index. Changes in the composition of the relevant Select Industry Index and regulatory requirements also may impact a SPDR Industry ETF’s ability to match the return of the relevant Select Industry Index. SSGA FM may apply one or more “screens” or investment techniques to refine or limit the number or types of issuers included in the relevant Select Industry Index in which a SPDR Industry ETF may invest. Application of such screens or techniques may result in investment performance below that of the relevant Select Industry Index and may not produce results expected by SSGA FM. Index tracking risk may be heightened during times of increased market volatility or other unusual market conditions.

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

THE SPDR® S&P 500® ETF TRUST

All information contained in this underlying supplement regarding the SPDR® S&P 500® ETF Trust (the “SPY Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, State Street Global Advisors Trust Company (“SSGA TC”), as trustee of the SPY Fund, and PDR Services LLC (“PDRS”), as sponsor of the SPY Fund. The SPY Fund is a unit investment trust that issues securities called “Units.” The SPY Fund trades on the NYSE Arca, Inc. under the ticker symbol “SPY.”

The SPY Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index. For more information about the S&P 500® Index, please see “Indices — The S&P U.S. Indices” in this underlying supplement. The SPY Fund seeks to achieve its investment objective by holding a portfolio of common stocks that are included in the S&P 500® Index, with the weight of each stock in the portfolio substantially corresponding to the weight of that stock in the S&P 500® Index. At any time, the portfolio of the SPY Fund will consist of as many of the component stocks of the S&P 500® Index as is practicable. To maintain the correspondence between the composition and weightings of the stocks held by the SPY Fund and the component stocks of the S&P 500® Index, SSGA TC or its parent company, State Street Bank and Trust Company (“SSBT”) adjusts the portfolio of the SPY Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the S&P 500® Index. SSGA TC or SSBT aggregates certain of these adjustments and makes changes to the portfolio of the SPY Fund at least monthly, or more frequently in the case of significant changes to the S&P 500® Index.

While the SPY Fund is intended to track the performance of the S&P 500® Index as closely as possible (i.e., to achieve a high degree of correlation with the S&P 500® Index), the return of the SPY Fund may not match or achieve a high degree of correlation with the return of the S&P 500® Index due to expenses and transaction costs incurred in adjusting the SPY Fund’s portfolio. In addition, it is possible that the SPY Fund may not always fully replicate the performance of the S&P 500® Index due to the unavailability of certain component stocks of the S&P 500® Index in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

The SPY Fund is an investment company registered under the Investment Company Act of 1940, as amended. Information provided to or filed with the SEC by the SPY Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.

THE SPDR® S&P MIDCAP 400® ETF TRUST

All information contained in this underlying supplement regarding the SPDR® S&P Midcap 400® ETF Trust (the “MDY Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Bank of New York Mellon (“BNYM”), as trustee of the MDY Fund, and PDR Services LLC (“PDRS”), as sponsor of the MDY Fund. The MDY Fund is a unit investment trust that issues securities called “Units.” The MDY Fund trades on the NYSE Arca, Inc. under the ticker symbol “MDY.”

The MDY Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P Midcap 400® Index. For more information about the S&P Midcap 400® Index, please see “Indices — The S&P U.S. Indices” in this underlying supplement. The MDY Fund seeks to achieve its investment objective by holding a portfolio of common stocks that are included in the S&P Midcap 400® Index, with the weight of each stock in the portfolio substantially corresponding to the weight of that stock in the S&P Midcap 400® Index. At any time, the portfolio of the MDY Fund will consist of as many of the component stocks of the S&P Midcap 400® Index as is practicable. To maintain the correspondence between the composition and weightings of the stocks held by the MDY Fund and the component stocks of the S&P Midcap 400® Index, BNYM adjusts the portfolio of the MDY Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the S&P Midcap 400® Index. BNYM aggregates certain of these adjustments and makes changes to the portfolio of the MDY Fund at least monthly, or more frequently in the case of significant changes to the S&P Midcap 400® Index.

While the MDY Fund is intended to track the performance of the S&P Midcap 400® Index as closely as possible (i.e., to achieve a high degree of correlation with the S&P Midcap 400® Index), the return of the MDY Fund may not match or achieve a high degree of correlation with the return of the S&P Midcap 400® Index due to expenses and transaction costs incurred in adjusting the MDY Fund’s portfolio. In addition, it is possible that the MDY Fund may not always fully replicate the performance of the S&P Midcap 400® Index due to the unavailability of certain component stocks of the S&P Midcap 400® Index in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

The MDY Fund is an investment company registered under the Investment Company Act of 1940, as amended. Information provided to or filed with the SEC by the MDY Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-89088 and 811-08972, respectively, through the SEC’s website at http://www.sec.gov.

THE UNITED STATES USO FUND, LP

All information contained in this underlying supplement regarding the United States USO Fund, LP (the “USO Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, United States Commodity Funds LLC (“USCF”). The USO Fund is managed and controlled by USCF, a Delaware limited liability company that is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association. The USO Fund, a Delaware limited partnership, is a commodity pool that continuously issues common shares of beneficial interest that trade on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “USO.”

The investment objective of the USO Fund is for the daily changes in percentage terms of its shares’ net asset value to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma (the “Underlying Commodity”), as measured by the daily changes in the price of a specified short-term futures contract on light, sweet crude oil (the “benchmark oil futures contract”), less the USO Fund’s expenses. The benchmark oil futures contract is the futures contract on light, sweet crude oil traded on the New York Mercantile Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire.

The USO Fund seeks to achieve its investment objective by investing primarily in futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE Futures Europe and ICE Futures U.S. or other U.S. and foreign exchanges (collectively, “oil futures contracts”) and to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other oil-related investments such as cash-settled options on oil futures contracts, forward contracts for oil, cleared swap contracts and non-exchange traded (or over-the-counter) transactions that are based on the price of oil, other petroleum-based fuels, oil futures contracts and indices based on the foregoing. The USO Fund seeks to achieve its investment objective by investing so that the average daily percentage change in its net asset value for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the benchmark oil futures contract over the same period.

The daily changes in the price of the USO Fund’s shares on NYSE Arca on a percentage basis, may not closely track the daily changes in the spot price of light, sweet crude oil on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of the USO Fund’s net asset value; the changes in the USO Fund’s net asset value do not correlate closely with the changes in the price of the benchmark oil futures contract; or the changes in the price of the benchmark oil futures contract do not closely correlate with the changes in the cash or spot price of crude oil. The price relationship between the near month contract to expire and the next month contract to expire that compose the benchmark oil futures contract will vary and may impact both the total return over time of the USO Fund’s net asset value, as well as the degree to which its total return tracks other crude oil price indices’ total returns. In cases in which the near month contract’s price is lower than the next month contract’s price (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in crude oil prices, the value of the benchmark contract would tend to decline as it approaches expiration. In cases in which the near month contract’s price is higher than the next month contract’s price (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in crude oil prices, the value of the benchmark contract would tend to rise as it approaches expiration.

Information provided to or filed with the SEC by the USO Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-209362 and 001-32834, respectively, through the SEC’s website at http://www.sec.gov. The USO Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE VANECK VECTORS® ETFS

All information contained in this underlying supplement regarding the VanEck Vectors® Gold Miners, the VanEck Vectors® Oil Services ETF and the VanEck Vectors® Semiconductor ETF (each, a “VanEck ETF” and collectively, the “VanEck ETFs”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, VanEck Vectors® ETF Trust (the “VanEck Trust”) and Van Eck Associates Corporation (“Van Eck”). Each VanEck ETF is an investment portfolio of the VanEck Trust. Van Eck is currently the investment adviser to the VanEck ETFs.

Each VanEck ETF uses a “passive” or indexing investment approach to attempt to approximate the investment performance of its underlying index by investing in a portfolio of securities that generally replicates its underlying index.

Each VanEck ETF’s return may not match the return of its underlying index for a number of reasons. For example, each VanEck ETF incurs a number of operating expenses, including taxes, not applicable to its underlying index and incurs costs associated with buying and selling securities, especially when rebalancing that VanEck ETF’s securities holdings to reflect changes in the composition of its underlying index, which are not factored into the return of its underlying index. Transaction costs, including brokerage costs, will decrease a VanEck ETF’s net asset value (“NAV”) to the extent not offset by the transaction fee payable by an authorized participant. Market disruptions and regulatory restrictions could have an adverse effect on a VanEck ETF’s ability to adjust its exposure to the required levels in order to track its underlying index. In addition, a VanEck ETF may not invest in certain securities included in its underlying index, or invest in them in the exact proportions in which they are represented in its underlying index. A VanEck ETF’s performance may also deviate from the return of its underlying index due to legal restrictions or limitations imposed by the governments of certain countries, certain listing standards of that VanEck ETF’s listing exchange, a lack of liquidity on stock exchanges in which the securities trade, potential adverse tax consequences or other regulatory reasons (such as diversification requirements). A VanEck ETF may value certain of its investments and/or other assets based on fair value prices. To the extent a VanEck ETF calculates its NAV based on fair value prices and the value of its underlying index is based on securities’ closing prices (i.e., the value of its underlying index is not based on fair value prices), that VanEck ETF’s ability to track its underlying index may be adversely affected. In addition, any issues a VanEck ETF encounters with regard to currency convertibility (including the cost of borrowing funds, if any) and repatriation may also increase the index tracking risk. For tax efficiency purposes, a VanEck ETF may sell certain securities, and such sale may cause that VanEck ETF to realize a loss and deviate from the performance of its underlying index. In light of the factors discussed above, a VanEck ETF’s return may deviate significantly from the return of its underlying index. Changes to the composition of its underlying index in connection with a rebalancing or reconstitution of its underlying index may cause a VanEck ETF to experience increased volatility, during which time that VanEck ETF’s index tracking risk may be heightened.

The VanEck Trust is a registered investment company that consists of numerous separate investment portfolios, including the VanEck ETFs. Information provided to or filed with the SEC by the VanEck Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

The VanEck Vectors® Gold Miners ETF

The VanEck Vectors® Gold Miners ETF (the “GDX Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the “Gold Miners Index”). For more information about the Gold Miners Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The NYSE Arca Gold Miners Index” below. The GDX Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “GDX.”

Van Eck anticipates that, generally, the GDX Fund will hold all of the securities that compose the Gold Miners Index in proportion to their weightings in the Gold Miners Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in those weightings. In these circumstances, the GDX Fund may purchase a sample of securities in the GDX Index.

The VanEck Vectors® Oil Services ETF

The VanEck Vectors® Oil Services ETF (the “OIH Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index (the “Oil Services Index”). For more information about the Oil Services Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The MVIS® US Listed 25 Indices” below. The OIH Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “OIH.”

The VanEck Vectors® Semiconductor ETF

The VanEck Vectors® Semiconductor ETF (the “SMH Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Semiconductor 25 Index (the “Semiconductor Index”). For more information about the Semiconductor Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The MVIS® US Listed 25 Indices” below. The SMH Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “SMH.”

Additional Information about the Underlying Indices for the VanEck ETFs

The NYSE Arca Gold Miners Index

All information contained in this underlying supplement regarding the Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the NYSE Arca. The Gold Miners Index is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the Gold Miners Index.

The Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM.”

The Gold Miners Index is a modified market capitalization weighted index composed of publicly traded companies involved primarily in the mining of gold or silver.

Eligibility Criteria for Index Components

The Gold Miners Index includes common stocks, American Depository Receipts (“ADRs”) and Global Depository Receipts (“GDRs”) of selected companies that are involved in mining for gold and silver and that are listed for trading on a major stock market that is accessible by foreign investors. Only companies with market capitalization greater than $750 million that have an average daily trading volume of at least 50,000 shares over the past three months and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the Gold Miners Index. For companies that were already in the Gold Miners Index prior to the September 20, 2013 rebalance, the market capitalization requirement is $450 million, the average daily trading volume requirement is at least 30,000 shares over the past three months and the average daily value traded requirement is at least $600,000 over the past three months. Further, the universe of companies eligible for inclusion in the Gold Miners Index will specifically include those companies that derive at least 50% of their revenues from gold mining and related activities. Companies already in the Gold Miners Index will be removed from the Gold Miners Index in the following quarterly review only if their gold mining revenues fall below the 40% level. The Gold Miners Index will maintain an exposure, of not more than 20% of the Gold Miners Index weight at rebalance, to companies with a significant revenue exposure to silver mining as well as gold mining. These are companies that either (1) have a revenue exposure to silver mining greater than 50% or (2) have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%.

In addition, both streaming companies and royalty companies are eligible for inclusion in the Gold Miners Index. Companies that have not yet commenced production are also eligible for inclusion in the Gold Miners Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the eligibility of company in how much the company has hedged in gold or silver production via futures, options or forward contracts.

Index Calculation

The Gold Miners Index is calculated using a modified market capitalization weighting methodology. The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index. The information utilized in this modification process will be taken from the close of trading on the second Friday of the rebalancing month:

(1)       the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

(2)       the component securities are split into two subgroups — (1) large and (2) small, which are ranked by their unadjusted market capitalization weight in the Gold Miners Index. Large stocks are defined as having a Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an Gold Miners Index weight below 5%; and

(3)       the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 45% of the total Gold Miners Index value.

The Gold Miners Index is reviewed quarterly so that the Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities composing the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the quantities for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

•	Diversification Rule 1: If any component stock exceeds 20% of the total value of the Gold Miners Index, then all stocks greater than 20% of the Gold Miners Index are reduced to represent 20% of the value of the Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated. If there is no component stock over 20% of the total value of the Gold Miners Index, then Diversification Rule 1 is not executed.

•	Diversification Rule 2: The components are sorted into two groups, (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that are classified as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. In addition, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed. If Diversification Rule 2 is executed, then the large group and the small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

o	The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 45% of the Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will be reduced proportionately.

o	The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled up following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled up. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the Gold Miners Index during the quarterly review if either (1) the market capitalization falls below $450 million or (2) the average daily volume traded for the previous three months was lower than 30,000 shares and the average daily value traded for the previous three months was lower than $600,000. In conjunction with the quarterly review, the share quantities used in the calculation of the Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described above. An ADR or GDR ratio would be incorporated into this shares figure so that the shares utilized in the Gold Miners Index for a depositary receipt is equal to the shares outstanding of the local share class multiplied by the depository receipt ratio. The index components and their share quantities are determined and announced prior to taking effect. The share quantity of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions, such as stock splits, reverse stock splits, stock dividends or similar events. The share quantities used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share quantity of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the Gold Miners Index based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share quantity changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization or other corporate actions affecting a component stock of the Gold Miners Index, the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

The MVIS® US Listed 25 Indices

All information contained in this underlying supplement regarding the Oil Services Index and the Semiconductor Index (each, a “MVIS Index” and collectively, the “MVIS Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MV Index Solutions GmbH (“MVIS”). The MVIS Indices were developed by MVIS and are maintained and published by MVIS. Each MVIS Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue the publication of, the MVIS Indices.

MVIS® US Listed Oil Services 25 Index

The Oil Services Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. The Oil Services Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000. The Oil Services Index is reported by Bloomberg L.P. under the ticker symbol “MVOIH.”

MVIS® US Listed Semiconductor 25 Index

The Semiconductor Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from semiconductors. This includes companies engaged primarily in the production of semiconductors and semiconductor equipment. The Semiconductor Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000. The Semiconductor Index is reported by Bloomberg L.P. under the ticker symbol “MVSMH.”

Index Composition and Maintenance

The Index Universe

The index universe for each MVIS Index includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.

Investable Index Universe

Only companies with a free-float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion in a MVIS Index. In addition, stocks that are currently not in the relevant MVIS Index must meet the following size and liquidity requirements:

•	a full market capitalization exceeding US$150 million;

•	a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

•	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the relevant MVIS Index the following applies:

•	a full market capitalization exceeding US$75 million;

•	a three-month average-daily-trading volume of at least US$0.2 million in at least two of the latest three quarters (current review and also at the previous two reviews); and

•	a three-month average-daily-trading volume of at least US$0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number for the relevant MVIS Index, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free-float market capitalization of a non-component share line:

•	exceeds the free-float market capitalization of a share line of the same company which is an index component by at least 25%; and

•	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Constituent Selection

Each MVIS Index is reviewed on a semi-annual basis in March and September. The target coverage of each MVIS Index is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from the relevant sector or sectors for that MVIS Index. The constituents of each MVIS Index are selected using the following procedure:

(1)	The largest 50 stocks (by full market capitalization) from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from the relevant sector or sectors for that MVIS Index qualify.

(2)	The 50 stocks are ranked in two different ways — by free-float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added up.

(3)	The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

a.	Initially, the highest ranked 25 companies made up the relevant MVIS Index.

b.	On-going, a 10-40 buffer is applied: the highest ranked 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current index components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

In addition to the periodic reviews, each MVIS Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Index Calculation

The value of each MVIS Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the relevant MVIS Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free-float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free-float market capitalization of the relevant MVIS Index; and

D = divisor (rounded to six decimal places).

Free-Float

Each MVIS Index is free-float adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free-float factors are reviewed quarterly.

Company-Weighting Cap Factors

Companies in each MVIS Index are weighted according to their free-float market capitalization, as modified by the company-weighting cap factors. The MVIS Indices use the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the MVIS Indices:

(1)	All index components are weighted by their free-float market capitalization.

(2)	All companies exceeding 4.5% but at least the largest five companies and at the maximum the largest 10 companies are grouped together (so called “Large-Weights”). All other companies are grouped together as well (so called “Small-Weights”).

(3)	The aggregated weighting of the Large-Weights is capped at 50%:

a.	Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%; at the same time, a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

b.	Large-Weights: The maximum weight for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Large-Weights.

c.	Small-Weights: The maximum weight for any single stock is 4.5%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Small-Weights.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the relevant MVIS Index) should not change the level of an MVIS Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the relevant MVIS Index that alters the total market value of that MVIS Index while holding stock prices constant will require a divisor adjustment.

THE VANGUARD REIT ETF

All information contained in this underlying supplement regarding the Vanguard® Real Estate ETF (the “VNQ Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Vanguard Specialized Funds (the “Vanguard Specialized Trust”) and The Vanguard Group, Inc. (“Vanguard”). The VNQ Fund is an investment portfolio maintained and managed by Vanguard Specialized Trust. Vanguard is currently the investment adviser to the VNQ Fund. The VNQ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “VNQ.”

The VNQ Fund seeks to track the performance of a benchmark index that measures the performance of publicly traded equity REITs and other real estate-related investments, which is currently the MSCI US Investable Market Real Estate 25/50 Index. The MSCI US Investable Market Real Estate 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equities market, as classified under the Global Industry Classification Standard (“GICS®”). For more information about the MSCI US Investable Market Real Estate 25/50 Index, please see “The MSCI US Investable Market Real Estate 25/50 Index” below.

The VNQ Fund attempts to track its underlying index by investing all, or substantially all, of its assets—either directly or indirectly through a wholly owned subsidiary (the underlying fund), which is itself a registered investment company—in the stocks that make up its underlying index, holding each stock in approximately the same proportion as its weighting in the underlying index. The VNQ Fund may invest a portion of its assets in the underlying fund, which has the same investment strategy as the VNQ Fund. The returns of the VNQ Fund may be affected by certain management fees and other expenses. The performance of the underlying fund will also reflect fees and expenses, which are separate from and in addition to those of the VNQ Fund. These separate fees and expenses may reduce the VNQ Fund’s performance.

The Vanguard Specialized Trust is a registered investment company that consists of numerous separate investment portfolios, including the VNQ Fund. Information provided to or filed with the SEC by Vanguard Specialized Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 002-88116 and 811-03916, respectively, through the SEC’s website at http://www.sec.gov.

The MSCI US Investable Market Real Estate 25/50 Index

All information contained in this underlying supplement regarding the MSCI US Investable Market Real Estate 25/50 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI US Investable Market Real Estate 25/50 Index is calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI US Investable Market Real Estate 25/50 Index.

The MSCI US Investable Market Real Estate 25/50 Index and its parent index, the MSCI USA Investable Market Real Estate Index, are both designed to measure the performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equity market. All securities in the MSCI US Investable Market Real Estate 25/50 Index and its parent index are classified in the real estate sector as per the GICS. The GICS real estate sector is composed of equity real estate investment trusts (known as REITs), which includes specialized REITs, and real estate management and development companies. For more information about the MSCI USA Investable Market Real Estate Index, please see “Indices — The MSCI Indices” in this underlying supplement. The MSCI US Investable Market Real Estate 25/50 Index is an index created by applying the weight constraints described below to its parent index.

Objectives and Guiding Principles

The following principles have guided MSCI in designing a methodology for constructing the MSCI US Investable Market Real Estate 25/50 Index from its parent index.

Reflecting the 25% and 50% concentration constraints. Reflecting the 25% and 50% concentration constraints is the primary consideration in terms of both index construction and index maintenance. Ensuring timely and on-going reflection of the constraints requires the MSCI US Investable Market Real Estate 25/50 Index to be rebalanced periodically. The MSCI US Investable Market Real Estate 25/50 Index is rebalanced in February, May, August and November.

Minimizing tracking error to the parent index. Minimizing the tracking error between the MSCI US Investable Market Real Estate 25/50 Index and its parent index, while keeping the index turnover to a reasonable level, is another objective. MSCI seeks to achieve this by rebalancing the MSCI US Investable Market Real Estate 25/50 Index using an optimization process that aims to minimize the constituent weight differences between the MSCI US Investable Market Real Estate 25/50 Index and the parent index.

Index Construction and Maintenance Methodology

The MSCI US Investable Market Real Estate 25/50 Index methodology follows a portfolio optimization framework. The Barra Optimizer is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

Constraint targets. The MSCI US Investable Market Real Estate 25/50 Index is subject to the following constraints:

•	no issuer may exceed 25% of index weight; and

•	all issuers with weight above 5% may not exceed 50% of the index weight.

Minimizing weight distance from the parent index. The MSCI US Investable Market Real Estate 25/50 Index methodology aims at minimizing the weight distance from the parent index. The active risk or the tracking error of the MSCI US Investable Market Real Estate 25/50 Index versus the parent index is measured as the distance between the constituent weights of the MSCI US Investable Market Real Estate 25/50 Index and the parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from the MSCI US Investable Market Real Estate 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI US Investable Market Real Estate 25/50 Index constituent is equal to the weight of the smallest constituent in the parent index.

Buffer Rules. A buffer of 10% of the value of each constraint is used in order to reduce the risk of non-compliance due to short term market movements between two quarterly rebalancing. As a result, at the point of constructing or rebalancing the MSCI US Investable Market Real Estate 25/50 Index, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

Maintenance Rules

Quarterly index reviews. The MSCI US Investable Market Real Estate 25/50 Index is rebalanced quarterly and the changes resulting from the rebalancing are made as of the close of the last business day of each February, May, August and November, to coincide with the quarterly index reviews of the parent index. In case a pro forma MSCI US Investable Market Real Estate 25/50 Index violates the 25/50 constraints between the announcement date and the effective date, the previously announced results will be discarded and a newly rebalanced MSCI US Investable Market Real Estate 25/50 Index will be announced. There is no index rebalancing due to non-compliance between quarterly index reviews.

At each rebalancing, a constraint factor is calculated for each constituent of the MSCI US Investable Market Real Estate 25/50 Index. The constraint factor is defined as the weight in the MSCI US Investable Market Real Estate 25/50 Index at the time of the rebalancing divided by the weight in the parent index. The constraint factor as well as the constituents of the MSCI US Investable Market Real Estate 25/50 Index remains constant between index reviews except in case of corporate events.

Ongoing Event Related Changes. A security added to the parent index following a corporate event is added to the MSCI US Investable Market Real Estate 25/50 Index with an estimated capped weight, without rebalancing of the MSCI US Investable Market Real Estate 25/50 Index.

In the event of a merger or an acquisition where an index constituent acquires another index constituent or merges with another index constituent, the remaining company is maintained in the MSCI US Investable Market Real Estate 25/50 Index with a constraint factor calculated as the weighted average of the constraint factors before the corporate event.

If a spun-off security of an index constituent is added to the parent index, it will be added to the MSCI US Investable Market Real Estate 25/50 Index with the same constraint factor as the parent security.

The deletion of a constituent from the parent index following a corporate event triggers its deletion from the MSCI US Investable Market Real Estate 25/50 Index without rebalancing of the MSCI US Investable Market Real Estate 25/50 Index.

The addition of a newly eligible security in the parent index — for example, an early inclusion of a large initial public offering, or a security migrating to that parent index from another size segment — will result in the inclusion of that security in the MSCI US Investable Market Real Estate 25/50 Index and consequently trigger the full rebalancing of the MSCI US Investable Market Real Estate 25/50 Index.

Issuer Concentration Issues

A minimum of 15 issuers in the parent index is required at any point in time for the MSCI US Investable Market Real Estate 25/50 Index to be rebalanced as described above. In the event the number of issuers drops below 15 but remains above 11 following a corporate event or a regular index review, MSCI will apply the following adjustments:

•	Number of issuers drops to 14: the buffer mentioned above will be reduced from 10% to 9%. Thus, the weight of any single issuer cannot exceed 22.75% of the index weight and all issuers with weight above 4.55% cannot exceed 45.5% of the index weight.

•	Number of issuers drops to 13: the buffer mentioned above will be reduced from 10% to 4%. Thus, the weight of any single issuer cannot exceed 24% of the index weight and all issuers with weight above 4.8% cannot exceed 48% of the index weight.

•	Number of issuers drops to 12: the buffer mentioned above will be reduced from 10% to 0%. Thus, the weight of any single issuer cannot exceed 25% of the index weight and all issuers with weight above 5% cannot exceed 50% of the index weight.

The MSCI US Investable Market Real Estate 25/50 Index will need to be discontinued if the number of issuers drops below 12 as mathematically no solution can satisfy the 25% and 50% constraints. MSCI will however temporarily maintain the MSCI US Investable Market Real Estate 25/50 Index for a minimum of two months before discontinuation by adding the necessary number of securities to the MSCI US Investable Market Real Estate 25/50 Index. The index discontinuation will coincide with one of the subsequent regular index reviews. The securities to be added will be chosen in the following order of priority:

•	Securities deleted from the MSCI US Investable Market Real Estate 25/50 Index, provided they exhibit required liquidity and were not deleted due to financial difficulties, etc.

•	Eligible securities of relevant size not included in the parent index, e.g., largest small cap size-segment securities.

In the event that no securities are eligible for temporary addition to the MSCI US Investable Market Real Estate 25/50 Index, MSCI will provide an index, as close as possible to the 25/50 constraints, for a minimum of two months before discontinuation. The index discontinuation will coincide with one of the subsequent regular index reviews.

Index Calculation

The MSCI US Investable Market Real Estate 25/50 Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

BARCLAYS BANK PLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

UNIVERSAL WARRANTS

Underlying Supplement

Prospectus Supplement

Prospectus

August 1, 2019